Filed pursuant to Rule 424(b)(3)
File No. 333-264628

FS CREDIT REAL ESTATE INCOME TRUST, INC.

Supplement dated April 4, 2023

to

Prospectus dated November 4, 2022

This supplement contains information which amends, supplements or modifies certain information contained in the Prospectus of FS Credit Real Estate Income Trust, Inc. dated November 4, 2022 (as so supplemented and amended, the “Prospectus”). Capitalized and/or defined terms used in this supplement have the same meanings as in the Prospectus, unless otherwise stated herein.

You should carefully consider the “Risk Factors” beginning on page 35 of the Prospectus before you decide to invest in shares of our common stock.

The purposes of this supplement are as follows:

•	to update the “Experts” section of the Prospectus; and

•	to include our Annual Report on Form 10-K for the year ended December 31, 2022.

Experts

The following disclosure is added to the “Experts” section of the Prospectus.

The consolidated financial statements of FS Credit Real Estate Income Trust, Inc. at December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, appearing in this supplement to the Prospectus, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Annual Report on Form 10-K

The Prospectus is hereby supplemented with our Annual Report on Form 10-K, excluding exhibits, for the fiscal year ended December 31, 2022 that was filed with the SEC on March 31, 2023, a copy of which is attached to this supplement as Appendix A.

APPENDIX A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM                      TO

COMMISSION FILE NUMBER: 000-56163

FS Credit Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	81-4446064
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard
Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

(215) 495-1150

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report.  ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements.    Yes  ☐    No  ☒

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to U.S.C. 240.10D-1(b).  ☐

No established market exists for the registrant’s shares of common stock.

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of March 23, 2023, there were 853,614 outstanding shares of Class F common stock, 906,648 outstanding shares of Class Y common stock, 1,603,717 outstanding shares of Class T common stock, 58,507,989 outstanding shares of Class S common stock, 750,475 outstanding shares of Class D common stock, 4,771,799 outstanding shares of Class M common stock and 39,156,725 outstanding shares of Class I common stock.

Auditor Name: Ernst & Young LLP	Auditor Location: Philadelphia, PA	Auditor Firm ID: 42

DOCUMENTS INCORPORATED BY REFERENCE

Part III of this Annual Report on Form 10-K incorporates information by reference from the registrant’s definitive proxy statement with respect to its 2023 annual meeting of stockholders to be filed with the Securities and Exchange Commission within 120 days after the close of the registrant’s fiscal year.

FS CREDIT REAL ESTATE INCOME TRUST, INC.

FORM 10-K FOR THE FISCAL YEAR

ENDED DECEMBER 31, 2022

Cautionary Note Regarding Forward-Looking Statements

This Annual Report on Form 10-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), regarding, among other things, our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved. We undertake no duty to update or revise forward-looking statements, except as required by law.

Summary of Risk Factors

The following is a summary of the principal risk factors associated with an investment in us. The following should be read in conjunction with the more complete discussion of the risk factors we face, which are set forth more fully in “Part I. Item 1A. Risk Factors.”

•	A stockholder will not have the opportunity to evaluate our future investments before we make them.

•

The purchase and repurchase price for shares of our common stock is generally based on our prior month’s NAV (subject to material changes as described herein), and is not based on any public trading market. Because the valuation of our investments are inherently subjective, our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day.

•

Since there is no public trading market for shares of our common stock, repurchase of shares by us is likely the only way for a stockholder to dispose of shares. Our share repurchase plan provides stockholders with the opportunity to request that we repurchase their shares on a monthly basis. However, we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Our board of directors may also determine to terminate our share repurchase plan if required by applicable law or in connection with a transaction in which our stockholders receive liquidity for their shares of our common stock, such as a sale or merger of our company or listing of our shares on a national securities exchange. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid. Finally, we are not obligated by our charter or otherwise to effect a liquidity event at any time.

•

We cannot guarantee that we will continue to make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. Funding distributions from sources other than cash flow from operations is likely to occur in early stages of our offering before proceeds from the offering are fully invested.

•

We have no employees and are dependent on our adviser and the sub-adviser to conduct our operations. Our adviser and the sub-adviser face conflicts of interest as a result of, among other things, the obligation to allocate investment opportunities among us and other investment vehicles, the allocation of time of their investment professionals and the substantial fees and expenses that we pay to the adviser and its affiliates.

•	There are limits on the ownership and transferability of our shares.

•	If we fail to qualify as a REIT and no relief provisions apply, our NAV and the amount of cash available for distribution to our stockholders could materially decrease.

PART I

Many of the amounts and percentages presented in Part I have been rounded for convenience of presentation and all dollar amounts, excluding share and per share amounts, are presented in thousands unless otherwise noted.

Item 1.	Business.

Summary

FS Credit Real Estate Income Trust, Inc., or the Company, which may also be referred to as “we,” “us” or “our,” was incorporated under the general corporation laws of the State of Maryland on November 7, 2016 and formally commenced investment operations on September 13, 2017. We are currently conducting a public offering of up to $2,750,000 of our Class T, Class S, Class D, Class M and Class I shares of common stock pursuant to a registration statement on Form S-11 filed with the Securities and Exchange Commission, or SEC, consisting of up to $2,500,000 in shares in our primary offering and up to $250,000 in shares pursuant to our distribution reinvestment plan. We are also conducting a private offering of our Class I common stock, and previously conducted private offerings of our Class F common stock and our Class Y common stock. We are managed by FS Real Estate Advisor, LLC, or FS Real Estate Advisor, a subsidiary of our sponsor, Franklin Square Holdings, L.P., which does business as FS Investments, or FS Investments, a national sponsor of alternative investment funds designed for the individual investor. FS Real Estate Advisor has engaged Rialto Capital Management, LLC, or Rialto, to act as its sub-adviser.

We have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017. We intend to be an investment vehicle of indefinite duration focused on real estate debt investments and other real estate-related assets. The shares of common stock are generally intended to be sold and repurchased by us on a continuous basis. We intend to conduct our operations so that we are not required to register under the Investment Company Act of 1940, as amended, or the 1940 Act.

Our primary investment objectives are to: provide current income in the form of regular, stable cash distributions to achieve an attractive dividend yield; preserve and protect invested capital; realize appreciation in net asset value, or NAV, from proactive management and asset management; and provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate debt with lower volatility than public real estate companies.

Our investment strategy is to originate, acquire and manage a portfolio of senior loans secured by commercial real estate primarily in the United States. We are focused on senior floating-rate mortgage loans, but we may also invest in other real estate-related assets, including: (i) other commercial real estate mortgage loans, including fixed-rate loans, subordinated loans, B-Notes, mezzanine loans and participations in commercial mortgage loans; and (ii) commercial real estate securities, including commercial mortgage-backed securities, or

CMBS, unsecured debt of listed and non-listed REITs, collateralized debt obligations and equity or equity-linked securities. To a lesser extent we may invest in warehouse loans secured by commercial or residential mortgages, credit loans to commercial real estate companies, residential mortgage-backed securities, or RMBS, and portfolios of single family home mortgages.

About FS Real Estate Advisor

FS Real Estate Advisor is a subsidiary of FS Investments. FS Investments was founded in 2007 and has established itself as a leader in the world of alternative investments. FS Real Estate Advisor is led by substantially the same personnel that form the investment and operations teams of the registered investment advisers that manage FS Investments’ other affiliated registered investment companies and business development companies.

Our president and chief executive officer, Michael C. Forman, has led FS Real Estate Advisor since its inception. In 2007, he co-founded FS Investments with the goal of delivering alternative investment funds, advised by what FS Investments believes to be best-in-class institutional asset managers, to individual investors nationwide. In addition to leading FS Real Estate Advisor, Mr. Forman currently serves as chairman and/or chief executive officer of all the FS Investments’ funds and their affiliated investment advisers.

FS Real Estate Advisor’s senior management team has significant experience in private debt, private equity and real estate investing, and has developed an expertise in using all levels of the corporate capital structure to produce income-generating investments, while focusing on risk management. The team also has extensive knowledge of the managerial, operational and regulatory requirements of publicly registered alternative asset entities. We believe that the active and ongoing participation by FS Investments and its affiliates in the credit markets, and the depth of experience and disciplined investment approach of FS Real Estate Advisor’s management team, allows FS Real Estate Advisor to successfully execute our investment strategy.

Subject to our board of directors’ oversight, we rely on FS Real Estate Advisor to manage our day-to-day activities and to implement our investment strategy. FS Real Estate Advisor performs its duties and responsibilities under an advisory agreement with us as a fiduciary of ours and our stockholders. The term of the advisory agreement is for one year, subject to renewals by our board of directors for an unlimited number of successive one- year periods.

Our board of directors has approved broad investment guidelines that delegate to FS Real Estate Advisor the authority to execute originations, acquisitions and dispositions of assets on our behalf, in each case so long as such investments are consistent with the investment guidelines and our charter. These investment decisions are made by FS Real Estate Advisor and require the unanimous approval of its investment committee. The members of FS Real Estate Advisor’s investment committee are Michael Kelly, Robert Lawrence, Robert Haas and David Weiser. Pursuant to a sub-advisory agreement between FS Real Estate Advisor and Rialto, Rialto acts as the sub-adviser, and makes investment recommendations for our benefit to FS Real Estate Advisor. Our board of directors, including a majority of our independent directors, oversees and monitors the performance of FS Real Estate Advisor.

About FS Investments

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth and focuses on setting the industry standards for investor protection, education and transparency.

FS Investments is headquartered in Philadelphia, Pennsylvania with offices in Orlando, Florida, New York, New York and Leawood, KS. The firm had approximately $35.1 billion in assets under management as of December 31, 2022.

About Rialto

FS Real Estate Advisor has engaged Rialto to act as the sub-adviser. Rialto assists FS Real Estate Advisor in identifying investment opportunities and makes investment recommendations for approval by FS Real Estate Advisor according to guidelines set by FS Real Estate Advisor. Rialto also oversees the management of our investment portfolio.

Founded in 2007, Rialto, which together with Rialto Capital Group Holdings, Inc. and its subsidiaries, is an integrated investment and asset management and operating business with approximately 279 professionals operating from 12 locations across the United States and Europe as of December 31, 2022. The professional team includes specialists in acquisitions, underwriting, real estate asset management, property management, leasing and development services, loan asset management and workouts, loan origination, finance, reporting, legal and special servicing. Rialto was previously 100% owned by Lennar Corporation (NYSE: LEN and LEN.B). On November 30, 2018, Rialto was acquired by funds managed by Stone Point Capital, LLC, or Stone Point, a financial services-focused private equity firm based in Greenwich, Connecticut, in partnership with Rialto’s management team.

From 2009 through September 30, 2022, Rialto has participated in approximately $15.9 billion of equity investments. Out of this total amount of investments, approximately $13.0 billion related to debt investments. More specifically, during this time period, Rialto, on behalf of its clients or directly on its balance sheet, invested in real estate loans at various levels of the capital structure (such as senior, senior subordinate or mezzanine) with a total original principal balance of over $9.6 billion and in pools of commercial mortgage loans (commercial mortgage backed securities, or CMBS) with an aggregate unpaid principal balance of over $17.8 billion.

Investment Strategy and Portfolio

Our investment strategy is to originate, acquire and manage a portfolio of senior loans secured by commercial real estate primarily in the United States. We are focused on senior floating-rate mortgage loans, including those that are secured by a first priority mortgage on transitional commercial real estate properties. Transitional mortgage loans typically finance the acquisition of commercial properties involving renovation or reposition before more permanent financing is obtained. These loans typically have terms of three years or less, with extension options of one to two years tied to achievement of certain milestones by the borrower, and bear interest at floating rates. Transitional mortgage loans often yield more than comparable loans secured by more stabilized real estate properties or commercial real estate assets traded in the securitized markets.

In addition to senior, floating-rate mortgage loans, we may also invest in other real estate-related assets, including: (i) other commercial real estate mortgage loans, including fixed-rate loans, subordinated loans, B-Notes, mezzanine loans and participations in commercial mortgage loans; and (ii) commercial real estate securities, including CMBSs, RMBSs, unsecured debt of listed and non-listed REITs, collateralized debt obligations and equity or equity-linked securities. To a lesser extent we may invest in warehouse loans secured by commercial or residential mortgages, credit loans to commercial real estate companies and portfolios of single family home mortgages.

Our focus on debt investments emphasizes the payment of current returns to stockholders and the preservation of invested capital, as well as capital appreciation. We directly structure, underwrite and originate certain of our debt investments in connection with acquisitions, refinancings, and recapitalizations, as this provides us with the best opportunity to control our borrower and partner relationships and optimize the terms of our investments.

Because most real estate markets are cyclical in nature, we believe that a broadly diversified investment strategy allows us to more effectively deploy capital into assets where the underlying investment fundamentals are relatively strong and away from those sectors where such fundamentals are relatively weak. We seek to create and maintain a portfolio of investments that generates a low volatility income stream of attractive and consistent cash distributions by investing across geographic regions in the United States and across property types, including office, lodging, residential, retail, industrial, and health care sectors.

We seek to capitalize on Rialto’s experience, national footprint and origination platform to deploy significant amounts of capital in investments with attractive risk-return profiles. Rialto is able to use its integrated platform and deep underwriting team to provide in-house evaluations of a wide variety of loans and markets. We believe Rialto’s ability to pivot throughout real estate cycles, taking advantage of opportunities with the potential to generate attractive risk-adjusted returns across the capital structure, is a competitive advantage for us in executing upon our investment objectives.

We target investments that are secured by institutional quality real estate and that offer attractive risk-adjusted returns based on the underwriting criteria established and employed by our adviser. We focus on in-place and future cash flows, debt yields, debt service coverage ratios, loan-to-values, property quality and market and sub-market dynamics. All investment decisions are made with a view to maintaining our qualification as a REIT, and our exemption from registration under the 1940 Act.

As market conditions evolve over time, we expect to adjust our investment strategy to adapt to such changes as appropriate. We believe there are significant opportunities among our target assets that currently present attractive risk-return profiles. However, to capitalize on the investment opportunities that may be present at various other points of an economic cycle, we may expand or change our investment strategy and target assets. We believe that the diversification of the portfolio of assets that we acquire, our ability to aggressively manage our target assets and the flexibility of our strategy positions us to generate attractive long-term returns for our stockholders in a variety of market conditions. Our ability to execute our investment strategy is enhanced through our access to our sponsor’s and our adviser’s direct origination capabilities, as opposed to a strategy that relies solely on buying assets in the open market from third-party originators.

The following table details overall statistics for our loans receivable portfolio as of December 31, 2022 and 2021:

	December 31,
	2022	2021
Number of loans	142	102
Principal balance	$7,350,271	$3,843,110
Net book value	$7,350,315	$3,841,868
Unfunded loan commitments(1)	$574,510	$414,818
Weighted-average cash coupon(2)	+3.83%	+3.68%
Weighted-average all-in yield(2)	+3.90%	+3.73%
Weighted-average maximum maturity (years)(3)	4.0	4.5

(1)	We may be required to provide funding when requested by the borrowers in accordance with the terms of the underlying agreements.
(2)

Our floating rate loans are expressed as a spread over the relevant benchmark rates, which include the London Interbank Offered Rate, or LIBOR, and the Secured Overnight Financing Rate, or SOFR. In addition to cash coupon, all-in yield includes accretion of discount (amortization of premium) and accrual of exit fees.

(3)	Maximum maturity assumes all extension options are exercised by the borrowers, however loans may be repaid prior to such date.

The following tables detail the property type and geographic location of the properties securing the loans in our portfolio as of December 31, 2022 and 2021:

	December 31, 2022		December 31, 2021
Property Type	Net Book Value	Percentage	Net Book Value	Percentage
Multifamily	$4,439,830	61%	$2,192,346	57%
Hospitality	792,305	11%	223,847	6%
Office	755,797	10%	430,084	11%
Retail	424,374	6%	277,044	7%
Industrial	369,551	5%	348,071	9%
Self Storage	317,861	4%	236,921	6%
Various	156,031	2%	65,910	2%
Mixed Use	94,566	1%	67,645	2%

Total	$7,350,315	100%	$3,841,868	100%

	December 31, 2022		December 31, 2021
Geographic Location(1)	Net Book Value	Percentage	Net Book Value	Percentage
South	$3,719,093	51%	$2,270,087	59%
West	1,487,391	20%	637,142	17%
Northeast	1,326,408	18%	646,761	16%
Various	507,105	7%	65,910	2%
Midwest	310,318	4%	221,968	6%

Total	$7,350,315	100%	$3,841,868	100%

(1)	As defined by the United States Department of Commerce, Bureau of the Census.

For additional information regarding our loan portfolio as of December 31, 2022, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Portfolio Overview”.

Status of Our Offerings

We have registered with the SEC an offering of up to $2,750,000 in shares of common stock consisting of up to $2,500,000 in shares of common stock in our primary offering and up to $250,000 in shares of common stock pursuant to our distribution reinvestment plan. We are offering to sell any combination of five classes of our common stock, Class T, Class S, Class D, Class M and Class I common stock, with a dollar value up to the maximum offering amount.

As of December 31, 2022, we have issued 1,771,119 shares of Class T common stock, 60,244,931 shares of Class S common stock, 934,397 shares of Class D common stock, 5,780,371 shares of Class M common stock and 38,149,705 shares of Class I common stock in our public offering and pursuant to our distribution reinvestment plan, resulting in gross proceeds to us of approximately $2,676,270.

The termination date of our public offering will be March 2, 2024, unless extended in accordance with the SEC’s rules. We will disclose any such extension in a prospectus supplement. We reserve the right to terminate our public offering at any time and to extend our offering term to the extent permissible under applicable law.

We also previously conducted private offerings of shares of our Class F common stock and Class Y common stock to certain accredited investors. As of December 31, 2022, we have issued 2,647,932 of our Class F common stock and 1,036,672 shares of our Class Y common stock pursuant to our private offerings and pursuant to our distribution reinvestment plan, resulting in gross proceeds to us of approximately $91,239.

Financing Strategy

In addition to raising capital through our offerings, we use prudent levels of leverage to provide additional funds to support our investment activities. We may incur debt through bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities and structured financing arrangements, public and private debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. We may also issue additional debt or equity securities to fund our growth. Our focus is on increasing our use of matched-term, non-market-to-market financing structures, including collateralized loan obligations and other non-repurchase facilities.

Our leverage may not exceed 300% of our total net assets (as defined in our charter in accordance with the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, or the NASAA REIT Guidelines) as of the date of any borrowing unless a majority of our independent directors vote to approve any borrowing in excess of this amount. Subject to this limitation, the amount of leverage we may employ for particular assets will depend upon our adviser’s assessment of the credit, liquidity, price volatility and other risks of those assets and the financing counterparties, and availability of particular types of financing at that time. Our decision to use leverage to finance our assets will be at the discretion of our adviser and will not be subject to the approval of our stockholders. We will endeavor to match the terms and indices of our assets and liabilities, including in certain instances through the use of derivatives. We will also seek to minimize the risks associated with recourse borrowing. In addition, we may rely on short-term financing such as repurchase transactions under master repurchase agreements.

Below is a summary of our outstanding financing arrangements as of December 31, 2022:

	As of December 31, 2022
Arrangement(1)	Weighted Average Interest Rate(2)		Amount Outstanding	Amount Available	Maturity Date	Carrying Amount of Collateral	Fair Value of Collateral
Collateralized Loan Obligations
2019-FL1 Notes	+1.55	%(3)	$196,785	$—	December 18, 2036	$294,751	$295,040
2021-FL2 Notes	+1.53	%(3)	646,935	—	May 5, 2038	782,767	783,381
2021-FL3 Notes	+1.51	%(3)	928,483	—	November 4, 2036	1,133,769	1,135,195
2022-FL4 Notes	+2.21	%(6)	837,662	—	January 31, 2039	1,081,159	1,080,953
2022-FL5 Notes	+3.05	%(6)	570,112	—	June 17, 2037	689,885	689,246
2022-FL6 Notes	+2.96	%(6)	566,250	—	August 19, 2037	749,837	749,502
2022-FL7 Notes	+3.35	%(6)	637,592	—	October 17, 2039	814,611	814,542

			4,383,819	—		5,546,779	5,547,859
Repurchase Agreements
WF-1 Facility	+2.04	%(4)	375,381	224,619	August 30, 2023	481,146	480,371
GS-1 Facility	+2.40	%(5)	34,519	315,481	January 26, 2023	48,276	47,846
RBC Facility	+1.39%		55,934	—	N/A	85,707	79,274
BB-1 Facility	+2.14	%(6)	186,139	513,861	February 22, 2024	236,783	236,462
MS-1 Facility	+2.86	%(7)	108,263	41,737	October 13, 2025	141,312	140,787
NTX-1 Facility	(4)		—	187,500	November 10, 2024	—	—

			760,236	1,283,198		993,224	984,740
Revolving Credit Facilities
MM-1 Facility	+2.14	%(7)(8)	310,982	689,018	September 20, 2029	439,431	439,051
Barclays Facility	(9)		—	310,000	August 1, 2025	—	—

			310,982	999,018		439,431	439,051
Mortgage Loan
Natixis Loan	+2.15	%(7)	124,700	2,000	July 9, 2025	158,963	192,039

Total			$5,579,737	$2,284,216		$7,138,397	$7,163,689

(1)	The amount outstanding under the facilities approximates their fair value.
(2)	The rates are expressed over the relevant floating benchmark rates, which include USD LIBOR, Term SOFR, and SOFR Average (compounded average of SOFR over a rolling 30-day period).
(3)	USD LIBOR is subject to a 0.00% floor.
(4)	Benchmark rate is subject to a 0.00% floor. LIBOR or SOFR benchmark rate is selected with respect to a transaction as set forth in the related transaction confirmation for the underlying transaction.
(5)	Term SOFR is subject to a 0.00% floor. GS-1 and Goldman Sachs may mutually agree on rates outside this range or a different floor on an asset by asset basis.
(6)	USD LIBOR, Term SOFR or SOFR Average (compounded average of SOFR over a rolling 30-day period), subject to a 0.00% floor.
(7)	Term SOFR is subject to a 0.00% floor.
(8)	The rate applicable under the MM-1 Facility is subject to a credit spread adjustment of 0.11%, which was included when the benchmark transitioned from USD LIBOR to Term SOFR.
(9)

Borrowings under the Barclays Facility bear interest, at the Company’s election, at either a base rate plus a spread of 1.25% per annum or one-, three- or six-month Term SOFR plus a spread of 2.25% per annum and a credit spread adjustment of 0.10% per annum.

Taxation of the Company

We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2017. We generally must distribute annually at least 90% of our net taxable income, subject to certain adjustments and excluding any net capital gain, in order to qualify to be taxed as a REIT, in which case U.S. federal income tax would not apply to our earnings that we distribute. To the extent that we satisfy this distribution requirement but distribute less than 100% of our net taxable income, we will be subject to U.S. federal income tax on our undistributed taxable income, including undistributed net capital gain. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under U.S. federal income tax laws.

Our qualification as a REIT also depends on our ability to meet various other requirements imposed by the Code, which relate to organizational structure, diversity of stock ownership, and certain restrictions with regard to the nature of our assets and the sources of our income. Even if we qualify as a REIT, we may be subject to certain U.S. federal income and excise taxes and state and local taxes on our income and assets. If we fail to maintain our qualification as a REIT for any taxable year, we may be subject to material penalties as well as federal, state, and local income tax on our taxable income at regular corporate rates and we would not be able to qualify as a REIT for the subsequent four full taxable years.

Furthermore, we have one or more taxable REIT subsidiaries, or TRSs, which pay federal, state, and local income tax on their net taxable income. See “Item 1A. Risk Factors—Risks Related to Taxation” for additional tax status information.

Taxation of REIT Dividends

Under the legislation commonly referred to as the Tax Cuts and Jobs Act, “qualified REIT dividends” (REIT dividends other than dividends designated as “qualified dividend income” or capital gain dividends) received by non-corporate U.S. taxpayers are eligible for up to a 20% deduction, subject to certain limitations, in taxable years beginning after December 31, 2017 and before January 1, 2026. This deduction is only applicable to stockholders that receive dividends from us and does not affect our taxation. Stockholders should consult their own tax advisors regarding the impact of this deduction on their effective tax rate with respect to REIT dividends.

Competition

We are engaged in a competitive business. In our lending and investment activities, we compete with a variety of institutional investors, including other REITs, commercial and investment banks, specialty finance companies, public and private funds, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for lending and investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. government, if we are not eligible to participate in programs established by the U.S. government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from registration under the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of loans and investments, offer more attractive pricing or other terms and establish more relationships than us. Furthermore, competition for originations of and investments in our target assets may lead to decreasing yields, which may further limit our ability to generate desired returns.

Human Capital

We do not currently have any employees. Each of our executive officers is a principal, officer or employee of FS Real Estate Advisor, which manages and oversees our investment operations. In the future, FS Real Estate Advisor may retain additional investment personnel based upon its needs.

Government Regulation

Our operations are subject, in certain instances, to supervision and regulation by U.S. and other governmental authorities, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which, among other things: (i) regulate credit-granting activities; (ii) establish maximum interest rates, finance charges and other charges; (iii) require disclosures to customers; (iv) govern secured transactions; and (v) set collection, foreclosure, repossession and claims-handling procedures and other trade practices. We are also required to comply with certain provisions of the Equal Credit Opportunity Act that are applicable to commercial loans. We intend to conduct our business so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act.

In our judgment, existing statutes and regulations have not had a material adverse effect on our business. In recent years, legislators in the United States and in other countries have said that greater regulation of financial services firms is needed, particularly in areas such as risk management, leverage, and disclosure. While we expect that additional new regulations in these areas will be adopted and existing ones may change in the future, it is not possible at this time to forecast the exact nature of any future legislation, regulations, judicial decisions, orders or interpretations, nor their impact upon our future business, financial condition, or results of operations or prospects.

Financial Information About Industry Segments

We internally evaluate all of our assets as one industry segment, and, accordingly, we do not report segment information.

Website

We maintain a website at www.fsinvestments.com. We are providing the address to our website solely for the information of stockholders. From time to time, we may use our website as a distribution channel for material information about our company. The information on our website is not a part of, nor is it incorporated by reference into this report. Through our website, we make available, free of charge, our annual proxy statement, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish them to, the SEC. The SEC maintains a website that contains these reports at www.sec.gov. We will provide without charge a copy of this Annual Report on Form 10-K, including financial statements and schedules, upon written request delivered to our principal executive office at the address listed on the cover page of this Annual Report on Form 10-K.

Item 1A.	Risk Factors.

An investment in shares of our common stock involves risks. In addition to the other information contained in this Annual Report on Form 10-K, the following material risks should be carefully considered. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, the NAV of our common stock could decline. The risks and uncertainties discussed below are not the only ones we face, but do represent the known material risks and uncertainties that we believe are most significant to our business, operating results, financial condition, prospects and forward-looking statements.

Risks Related to an Investment in Us

A stockholder will not have the opportunity to evaluate our future investments before we make them, which makes a stockholder’s investment more speculative.

We are not able to provide a stockholder with any information relating to any future investments that we may acquire, and as a result, it may be difficult for a stockholder to evaluate our ability to achieve our investment objectives. We will continue to seek to invest substantially all of the future net offering proceeds from this offering, after the payment of fees and expenses, to originate, acquire and manage a portfolio of primarily senior loans secured by commercial real estate primarily in the United States. However, because an investor is unable to evaluate the economic merit of our future investments before we make them, the investor has to rely entirely on the ability of FS Real Estate Advisor and Rialto to select suitable and successful investment opportunities. Furthermore, FS Real Estate Advisor and Rialto have broad discretion in selecting the types of loans we will invest in, and a stockholder does not have the opportunity to evaluate potential investments. These factors increase the risk that a stockholder’s investment in shares of our common stock may not generate returns comparable to other real estate investment alternatives.

There is no public trading market for shares of our common stock; therefore, a stockholder’s ability to dispose of their shares will likely be limited to repurchase by us. If a stockholder does sell their shares to us, they may receive less than the price they paid.

There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. Therefore, repurchase of shares by us will likely be the only way for stockholders to dispose of their shares. We intend to repurchase shares on a monthly basis at a price equal to the transaction price of the class of shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share), and not based on the price at which stockholders initially purchased their shares. As a result, stockholders may receive less than the price they paid for their shares when they sell them to us pursuant to our share repurchase plan.

A stockholder’s ability to have their shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of directors may modify or suspend our share repurchase plan at any time.

We may choose to repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. In addition, the total amount of shares that we repurchase is limited, in any calendar month, to shares whose aggregate value (based on the repurchase price per share on the date of the repurchase) is no more than 2% of our aggregate NAV of all classes of shares then participating in our share repurchase plan as of the last calendar day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV of all classes of shares then participating in our share repurchase plan as of the last calendar day of the previous calendar quarter. Repurchase requests have exceeded these limits and may exceed these limits again in the future. Further, our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Our board of directors may also determine to terminate our share repurchase plan if required by applicable law or in connection with a transaction in which our stockholders receive liquidity for their shares of our common stock, such as a sale or merger of our company or listing of our shares on a national securities exchange. If the full amount of all shares of our common stock requested to be repurchased in any given month are not repurchased, funds will be allocated pro rata based on the total number of shares of common stock being repurchased without regard to class and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.

Additionally, the vast majority of our assets will consist of assets that cannot generally be liquidated quickly. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real estate-related assets or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Upon a suspension of our share repurchase plan, our board of directors will consider at least quarterly whether the continued suspension of our share repurchase plan remains in our best interest and the best interest of our stockholders. However, our board of directors is not required to authorize the recommencement of our share repurchase plan within any specified period of time. Because we are not required to authorize the recommencement of the share repurchase plan within any specified period of time, our share repurchase plan could remain suspended for a significant period of time. As a result, a stockholder’s ability to have their shares repurchased by us may be limited and at times they may not be able to liquidate their investment.

Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our ability to achieve our investment objectives.

The total amount of shares that we repurchase is limited, in any calendar month, to shares whose aggregate value (based on the repurchase price per share on the date of the repurchase) is no more than 2% of our aggregate NAV of all classes of shares then participating in our share repurchase plan as of the last calendar day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV of all classes of shares then participating in our share repurchase plan as of the last calendar day of the previous calendar quarter. Repurchase requests that exceed the monthly repurchase limits will be repurchased on a pro rata basis. Economic events affecting the U.S. and global economies, such as the general negative performance of the real estate sector, disruptions in the labor market (including labor shortages and unemployment), inflation, geopolitical events, military conflicts, actual or perceived instability in the U.S. banking system and the ongoing COVID-19 pandemic, could cause our stockholders to seek to have us repurchase their shares pursuant to our share repurchase plan. Repurchase requests for the months of March, April and May 2020 exceeded the monthly repurchase limit. As a result, shares repurchased at the end of each month were repurchased on a pro rata basis and each stockholder that requested to have shares repurchased in March received approximately 65.7% of the requested amount, in April received 73.6% of the requested amount and in May received 93.6% of the requested amount. In June 2020 and December 2022, repurchase requests would have exceeded the monthly and/or quarterly limit, but our board of directors increased the limit and as a result, all repurchase requests were satisfied. Even if we are able to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by property type and location, moderate financial leverage, conservative operating risk and an attractive level of current income, could be adversely affected.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on cash available from our operations. The amount of cash available for distributions is affected by many factors, such as our ability to acquire or originate commercial real estate debt and other targeted investments as offering proceeds become available, income from such investments and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We cannot assure a stockholder that we will be able to pay distributions or that distributions will increase over time. We cannot give any assurance that returns from the investments that we acquire will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real estate debt, mortgage, transitional or subordinated loans or any investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. We may not have sufficient cash from operations to make a distribution required to qualify or maintain our qualification as a REIT, which may materially adversely affect a stockholder’s investment.

We may pay distributions from sources other than our cash flow from operations, which may cause us to have less funds available for investment in assets and a stockholder’s overall return may be reduced.

Our organizational documents permit us to pay distributions to stockholders from any sources of funds legally available to us, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, repayments of our real estate debt investments, non-capital gains proceeds from the sale of assets and dividends and other distributions from our investments. We have not established limits on the amount of funds we may use from available sources to make distributions. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including the extent to which the adviser elects to receive its base management fee and performance fee in Class I shares or Class I PCRs. Funding distributions from offering proceeds, borrowings, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends and other distributions from our investments will result in us having less funds available to acquire investments. Funding distributions from sources other than cash flow from operations may also decrease our NAV. As a result, the return you realize on your investment may be reduced. We may be required to fund distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We cannot predict when, if ever, distribution payments sourced from these alternative sources may occur, and an extended period of making distributions from such sources would likely be unsustainable.

To the extent we incur borrowings to fund distributions, we would incur borrowing costs and these borrowings would require a future repayment. The use of borrowings as a source of distributions and the ultimate repayment of such borrowings could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment.

Our adviser may defer the payment of all or any portion of the base management fee accrued with respect to any quarter, without interest, and may be taken in any such other quarter as our adviser may determine. The ultimate repayment of these deferred expenses could adversely affect our operations and reduce the future return on your investment. Additionally, the payment of the base management fee and performance fee in Class I shares or in Class I PCRs will dilute your ownership interest in us. Our adviser may elect, at a later date, to have us repurchase some or all of the Class I shares issued to our adviser in accordance with the advisory agreement, including Class I shares issued pursuant to any Class I PCRs, and there may not be sufficient cash to make such a repurchase payment; therefore, we may need to use cash from operations, borrowings, offering proceeds or other sources to repurchase these shares, which will reduce cash available for distribution to you or for investment in our operations.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives.

We compete to originate and acquire real estate debt investments with other REITs, real estate limited partnerships, pension funds and their advisors, bank and insurance company investment accounts and other entities. Many of our competitors have greater financial resources, and a greater ability to borrow funds to acquire securities and other assets, than we do. We cannot be sure that our adviser will be successful in obtaining suitable investments on financially attractive terms or that, if our adviser makes investments on our behalf, our objectives will be achieved. The more money we raise in this offering, the greater will be our challenge to invest all of the net offering proceeds on attractive terms. If we, through our adviser and the sub-adviser, are unable to find suitable investments promptly, we will hold the proceeds from this offering in short-term, low risk, highly-liquid, interest-bearing investments. We expect we will earn yields substantially lower than the interest income that we anticipate receiving from investments in the future that meet our investment criteria. As a result, any distributions we make while our portfolio is not fully invested in assets meeting our investment criteria may be substantially lower than the distributions that we expect to pay when our portfolio is fully invested in assets meeting our investment criteria. In the event we are unable to locate suitable investments in a timely manner, we may be unable or limited in our ability to make distributions and we may not be able to achieve our investment objectives.

We depend upon key personnel of our adviser, the sub-adviser and their respective affiliates.

We are an externally managed REIT; and therefore, we do not have any internal management capacity or employees. Our officers are also employees of our adviser. We depend to a significant degree on the diligence, skill and network of business contacts of certain of our executive officers and other key personnel of our adviser and the sub-adviser to achieve our investment objectives, all of whom would be difficult to replace. Our adviser, with the assistance of the sub-adviser, is responsible for evaluating, negotiating, structuring, closing and monitoring our investments in accordance with the terms of the advisory agreement.

We depend upon the senior professionals of our adviser and the sub-adviser to maintain relationships with potential sources of investments, and we rely to a significant extent upon these relationships to provide us with potential investment opportunities. We cannot assure stockholders that these individuals will continue to be employed by our adviser or the sub-adviser or that they will continue to be available to us to provide investment advice. If these individuals, including the members of our adviser’s investment committee, do not maintain their existing relationships with our adviser, maintain existing relationships or develop new relationships with other sources of investment opportunities, we may not be able to grow or manage our investment portfolio. We believe that our future success depends, in large part, on FS Real Estate Advisor’s and Rialto’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition to employ and retain such personnel is intense, and we cannot assure stockholders that FS Real Estate Advisor or Rialto will be successful in doing so. In addition, individuals with whom the senior professionals of our adviser or the sub-adviser have relationships are not obligated to provide us with investment opportunities. Therefore, we can offer no assurance that such relationships will generate investment opportunities for us.

If our adviser or the sub-adviser is unable to manage our investments effectively, we may be unable to achieve our investment objectives.

Our ability to achieve our investment objectives depends on our ability to manage our business and to grow our business. This depends, in turn, on our adviser’s and the sub-adviser’s ability to identify, invest in and monitor assets that meet our investment criteria. The achievement of our investment objectives on a cost-effective basis depends upon our adviser’s execution of our investment process, its ability to provide competent, attentive and efficient services to us and our access to financing on acceptable terms. Our adviser has substantial responsibilities under the advisory agreement, certain, of which it has engaged the sub-adviser to perform. The personnel of our adviser and the sub-adviser are engaged in other business activities, which could distract them, divert their time and attention such that they could no longer dedicate a significant portion of their time to our businesses or otherwise slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Failure by us, our adviser, sub-adviser, joint venture partners, consultants and other service providers to implement effective information and cyber security policies, procedures and capabilities could disrupt our business and harm our results of operations.

We have been, and likely will continue to be, subject to computer hacking, acts of vandalism or theft, malware, computer viruses or other malicious codes, phishing, employee error or malfeasance, catastrophes, unforeseen events or other cyber-attacks. To date, we have seen no material impact on our business or operations from these attacks or events. Any future externally caused information security incident, such as a hacker attack, virus or worm, or an internally caused issue, such as failure to control access to sensitive systems, could materially interrupt business operations or cause disclosure or modification of sensitive or confidential information and could result in material financial loss, loss of competitive position, regulatory actions, breach of contracts, reputational harm or legal liability. We and our adviser, sub-adviser, joint venture partners, consultants, and other service providers are dependent on the effectiveness of our respective information and cyber security policies, procedures and capabilities to protect our computer and telecommunications systems and the data that resides on or is transmitted through them. The ever-evolving threats mean we and our third-party service providers and vendors must continually evaluate and adapt our respective systems and processes and overall security environment. There is no guarantee that these measures will be adequate to safeguard against all data security breaches, system compromises or misuses of data. In addition, as the regulatory environment related to information security, data collection and use, and privacy becomes increasingly rigorous, with new and constantly changing requirements applicable to our business, compliance with those requirements could also result in additional costs.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce stockholders’ and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that, to the extent permitted by Maryland law, no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct or, in the case of our directors who are also our executive officers or affiliates of our adviser, for simple negligence or misconduct. As a result, stockholders and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce stockholders and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, executive officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to stockholders.

Uncertainty with respect to the financial stability of the United States and several countries in the European Union could have a significant adverse effect on our business, financial condition and results of operations.

Our business and operations are currently dependent on the commercial real estate industry generally, which in turn is dependent upon broad economic conditions in the United States, Europe, China and elsewhere. Recently, concerns over global economic conditions, energy and commodity prices, geopolitical issues and military conflicts (including the ongoing conflict between Russia and Ukraine), supply chain delays, inflation, Federal Reserve short term rate decisions, actual or perceived instability in the U.S. banking system, foreign exchange rates, the availability and cost of credit, Chinese economy, and a potentially weakening real estate market in the United States have contributed to increased economic uncertainty and diminished expectations for the global economy. These factors, combined with the continuing negative impact of the COVID-19 pandemic on the global economy, volatile prices of oil and the potential for declining business and consumer confidence, may precipitate an economic slowdown, as well as cause extreme volatility in security prices. Global economic and political headwinds, along with global market instability and the risk of maturing debt that may have difficulties being refinanced, may continue to cause periodic volatility in the commercial real estate market for some time. Adverse conditions in the commercial real estate industry could harm our business and financial condition by, among other factors, the tightening of the credit markets, decline in the value of our assets and continuing credit and liquidity concerns and otherwise negatively impacting our operations.

Risks Related to Our Public Offering and Our Corporate Structure

No stockholder may own more than 9.8% of our stock unless exempted by our board of directors, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, prospectively or retroactively, no person may own more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of shares of our common stock, after applying certain rules of attribution. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued shares of our common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of repurchase of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

We may change our investment and operational policies without stockholder consent.

Except for changes to the investment restrictions contained in our charter, which require stockholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this Annual Report on Form 10-K. Our board of directors also approved broad investment guidelines with which we must comply, but these guidelines provide our adviser with broad discretion and can be changed by our board of directors. A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially affect our results of operations and financial condition.

Stockholders’ interest in us will be diluted if we issue additional shares, which could reduce the overall value of their investment.

Our investors will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,225,000,000 shares of common stock. Pursuant to our charter, a majority of our entire board of directors may amend our charter from time to time to increase the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock without stockholder approval. After a stockholder purchases shares, our board of directors may elect to sell additional shares in the future, issue equity interests in private offerings or issue share-based awards to our independent directors. To the extent we issue additional equity interests after a stockholder purchases our shares, a stockholder’s percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, a stockholder may also experience dilution in the book value and fair value of his or her shares.

Our ability to conduct our continuous offering successfully depends, in part, on the ability of the dealer manager to successfully establish, operate and maintain a network of broker-dealers.

The success of our continuous public offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of the dealer manager to establish and maintain a network of licensed securities broker-dealers and other agents to sell our shares. If the dealer manager fails to perform, we may not be able to raise adequate proceeds through our continuous public offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, a stockholder could lose all or a part of their investment.

Compliance with the SEC’s Regulation Best Interest by participating broker-dealers may negatively impact our ability to raise capital in this offering, which would harm our ability to achieve our investment objectives.

Broker-dealers must comply with Regulation Best Interest, which, among other requirements, establishes a new standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. The full impact of Regulation Best Interest on participating dealers cannot be determined at this time, and it may negatively impact whether participating dealers and their associated persons recommend this offering to certain retail customers, or the amount of shares which are recommended to such customers. In particular, under SEC guidance concerning Regulation Best Interest, a broker-dealer recommending an investment in our shares should consider a number of factors, including but not limited to cost and complexity of the investment and reasonably available alternatives in determining whether there is a reasonable basis for the recommendation. Broker-dealers may recommend a more costly or complex product as long as they have a reasonable basis to believe it is in the best interest of a particular retail customer. However, if broker-dealers instead choose alternatives to our shares, many of which exist, our ability to raise capital may be adversely affected. If Regulation Best Interest reduces our ability to raise capital in this offering, it would harm our ability to create a diversified portfolio of investments and ability to achieve our investment objectives.

Stockholders’ investment return may be reduced if we are required to register as an investment company under the 1940 Act.

We are not registered, and do not intend to register ourselves or any of our subsidiaries, as an investment company under the 1940 Act. If we become obligated to register ourselves or any of our subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the 1940 Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were to become obligated to register ourselves or any of our subsidiaries as an investment company, the requirements imposed on registered investment companies would make it unlikely that we would be able to operate our business as currently contemplated and as described herein.

We intend to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that we and each of our subsidiaries is not required, as such requirements have been interpreted by the SEC staff, to be registered as an investment company under the 1940 Act. Under Section 3(a)(1)(A) of the 1940 Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the 1940 Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” exclude (A) U.S. government securities, (B) securities issued by employees’ securities companies and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the 1940 Act.

With respect to Section 3(a)(1)(A), we do not intend to engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of our subsidiaries. With respect to Section 3(a)(1)(C), we expect that most of the entities through which we own assets will be wholly or majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and, thus, we do not expect that more than 40% of our assets will be “investment securities”.

If, however, the value of the assets of our subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of our total assets, then we will seek to rely on Section 3(c)(6) of the 1940 Act, which excepts from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of the businesses described in paragraphs (3), (4) and (5) of Section 3(c), or in one or more such businesses (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding or trading in securities. We will be “primarily engaged,” through wholly owned and majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate, as described in Section 3(c)(5)(C).

Through our subsidiaries, we plan to originate, acquire, invest in and manage instruments that could be deemed to be securities for purposes of the 1940 Act, including, but not limited to, participations in mortgage, subordinated, mezzanine, transitional and other loans, CMBS and agency and non-agency RMBS. Accordingly, it is possible that more than 40% of the assets of our subsidiaries will be investments that will be deemed to be investment securities for 1940 Act purposes. However, as noted above, in reliance on Section 3(c)(5)(C) of the 1940 Act, we do not intend to register any of our subsidiaries as an investment company under the 1940 Act. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that at least 55% of each such subsidiary’s portfolio must be comprised of qualifying assets and at least 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the 1940 Act (and no more than 20% comprised of non-qualifying or non-real estate-related assets). Qualifying assets for this purpose include mortgage loans and other assets, such as whole-pool agency RMBS, certain mezzanine loans and B Notes and other interests in real estate as interpreted by the SEC staff in various no-action letters. As a result of the foregoing restrictions, we will be limited in our ability to make certain investments.

We expect that substantially all of the assets of our subsidiaries will comply with the requirements of Section 3(c)(5)(C), as such requirements have been interpreted by the SEC staff. We intend to invest in transitional loans, construction loans, and mortgage loan participations that meet the parameters of Section 3(c)(5)(C) based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exception from registration. Existing SEC no-action positions regarding the requirements of Section 3(c)(5)(C) were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 10 years ago. No assurance can be given that the SEC will concur with our classification of the assets of our subsidiaries. Future revisions to the 1940 Act or further guidance from the SEC staff may cause us to lose our ability to rely on Section 3(c)(5)(C) and/or Section 3(c)(6) or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

To ensure that we are not required, as such requirements have been interpreted by the SEC staff, to register as an investment company, we may be unable to dispose of assets that we would otherwise want to sell and may need to sell assets that we would otherwise wish to retain. In addition, we may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests that we would otherwise want to acquire. Although we intend to monitor our portfolio periodically and prior to each acquisition and disposition, we may not be able to maintain an exception from the definition of investment company. If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of and liquidate us. Moreover, if we are required to register as an investment company, the requirements imposed on registered investment companies under the 1940 Act would make it unlikely that we would be able to operate our business as currently contemplated and as described in this Annual Report on Form 10-K.

Purchases and repurchases of our shares of our common stock are not made based on the current NAV per share of our common stock.

Generally, our offering price per share and the price at which we make repurchases of our shares is equal to the NAV per share of the applicable class as of the last calendar day of the prior month, plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees. The NAV per share as of the date on which a stockholder submits their subscription or repurchase request may be significantly different than the offering price a stockholder pays or the repurchase price received. In addition, we may offer and repurchase shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. In such cases, the offering price and repurchase price will not equal our NAV per share as of any time.

Valuations of our investments may reflect estimates of fair value and may not necessarily correspond to realizable value, which could adversely affect the value of your investment.

For the purposes of calculating our NAV, our commercial real estate debt investments and related instruments will generally be valued at amortized cost, net of unamortized acquisition premiums or discounts, loan fees, and origination costs, as applicable, unless the loans are deemed impaired. At least quarterly, our adviser, with assistance from the sub-adviser, will evaluate for impairment each loan classified as held-for-investment.

Our mortgage-backed securities that we do not hold for the purpose of selling in the near-term or may dispose of prior to maturity, are classified as available-for-sale and are reported at fair value. On a monthly basis, our adviser values such securities using quotations obtained from an independent third-party pricing service, which provides prevailing bid and ask prices that are screened for validity by the third-party pricing service on the valuation date. For investments for which a third-party pricing service is unable to obtain quoted prices, our adviser obtains bid and ask prices directly from dealers who make a market in such securities. In all such cases, securities are valued at the mid-point of the average bid and ask prices obtained from such sources. Our mortgage-backed securities are classified as held-to-maturity when we intend to and can hold such securities until maturity and are valued at amortized cost, net of unamortized acquisition premium or discount.

The market value of each of our exchange-traded securities will be the last reported sale price at the relevant valuation date on the composite tape or on the principal exchange on which such security is traded. If no sale is reported for an exchange-traded security on the valuation date or if a security is an over-the-counter security, our adviser intends to value such securities using quotations obtained from an independent third-party pricing service, which will provide prevailing bid and ask prices that are screened for validity by the service from dealers on the valuation date. For investments for which a third-party pricing service is unable to obtain quoted prices, our adviser intends to obtain bid and ask prices directly from dealers who make a market in such securities. In all such cases, securities will be valued at the mid-point of the average bid and ask prices obtained from such sources.

Our real property investments are initially valued at cost, which we expect to represent fair value at that time. Our adviser, with assistance from the sub-adviser, expects to receive an appraisal performed by an independent third-party appraisal firm on each property prior to or upon acquisition. Following acquisition, our real property investments will not be appraised by an independent third-party appraisal firm. Instead, each property will be valued monthly by our adviser using current market data and a valuation provided by an independent third-party valuation firm. The independent third-party valuation firm will provide a monthly valuation for each property using the discounted cash flow methodology (income approach) as the primary methodology, although other industry standard methodologies may be used, including the sales comparison and replacement cost approaches. Each year, the independent third-party valuation firm will provide an annual valuation for each property, which will be consistent with its monthly valuation but will also reflect (i) property specific factors such as property income, cash flow forecasts, capital improvements and key performance indicators (e.g. occupancy rates) and (ii) market specific factors such as discount rates, capitalization rates and market sale transactions.

To the extent we hold other types of investments for which no secondary market exists, such as distressed or below investment grade debt or equity interests, our adviser intends to value such investments at fair value, which will be determined in good faith by our adviser in accordance with our valuation guidelines.

Within the parameters of our valuation guidelines, the valuation methodologies used to value our investments involve subjective judgments concerning factors such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses, and, following acquisition, our real property investments will not be appraised by an independent third-party appraisal firm. Although our valuation guidelines are designed to accurately and fairly determine the value of our assets, determinations and valuations are only estimates, and ultimate realization depends on conditions beyond our adviser’s control. Further, valuations do not necessarily represent the price at which we would be able to sell an asset, because such prices would be negotiated. We will not, however, retroactively adjust the valuation of such assets, the price of shares of our common stock or the price we paid to repurchase shares of our common stock. Because the repurchase price per share for each class of common stock is equal to the transaction price on the applicable repurchase date (which is generally equal to our prior month’s NAV per share), you may receive less than realizable value for your investment.

No rule, regulation, or industry practice requires that we calculate our NAV in a certain way, and our board of directors, including a majority of our independent directors, may adopt changes to our valuation guidelines.

There are no existing rules or regulatory bodies that specifically govern the manner in which we calculate our NAV and there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and repurchase price for shares of common stock. As a result, it is important that stockholders pay particular attention to the specific methodologies and assumptions we use to calculate our NAV, as other public REITs may use different methodologies or assumptions to determine their NAV. In addition, our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation guidelines at least annually and may, at any time, adopt changes to our valuation guidelines.

Our NAV per share may suddenly change if the values of stockholders’ investments materially change, if the actual operating results for a particular month differ from what we originally budgeted for that month or if there are fluctuations in interest rates.

Our investments are valued on a monthly basis in accordance with our valuation guidelines. As such, when these new valuations are reflected in our NAV calculation, there may be a sudden change in our NAV per share for each class of our common stock. These changes in an investment’s value may be as a result of investment-specific events or as a result of more general changes to real estate values resulting from local, nation or global economic changes. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a sudden increase or decrease in the NAV per share amounts. We accrue estimated income and expenses on a daily basis based on our budgets. As soon as practicable after the end of each month, we adjust the income and expenses we estimated for that month to reflect the income and expenses actually earned and incurred. In addition, because we are focused on senior floating-rate mortgage loans, interest rate fluctuations may also cause a sudden increase or decrease in our NAV per share. We do not retroactively adjust the NAV per share of each class.

The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.

From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our investments or to obtain quickly complete information regarding such events. The NAV per share of each class of our common stock as published on any given day may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share of each class published after the announcement of a material event may differ significantly from our actual NAV per share for such class until such time as the financial impact is quantified and our NAV is appropriately adjusted in accordance with our valuation guidelines. The resulting potential disparity in our NAV may inure to the benefit of stockholders whose shares are repurchased or new stockholders, depending on whether our published NAV per share for such class is overstated or understated.

Risks Related to Conflicts of Interest

There are significant potential conflicts of interest that could affect our investment returns.

As a result of our arrangements with FS Investments, our adviser, our adviser’s investment committee and the sub-adviser, there may be times when FS Investments, our adviser, the sub-adviser or such persons have interests that differ from those of our stockholders, giving rise to a conflict of interest. The members of our adviser’s investment committee serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of investment funds managed by our adviser or its affiliates. Similarly, our adviser, the sub-adviser or their respective affiliates may have other clients with similar, different or competing investment objectives. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may prevent them from presenting attractive investment opportunities to us or otherwise may not be in the best interests of us or our stockholders. For example, the members of our adviser’s investment committee have, and will continue to have, management responsibilities for other investment funds, accounts or other investment vehicles managed or sponsored by our adviser and its affiliates. Our investment objectives may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. As a result, those individuals may face conflicts in the allocation of investment opportunities among us and other investment funds or accounts advised by or affiliated with our adviser. Similarly, the sub-adviser and its affiliates manages or serves as the advisor to separately managed accounts, investment funds and other investment vehicles that invest in real estate-related assets and there are certain contractual limitations on the investment opportunities that Rialto may present to us. Our adviser and the sub-adviser will seek to allocate investment opportunities among eligible accounts in a manner that is fair and equitable over time and consistent with their allocation policies. In addition, not all conflicts of interest can be expected to be resolved in our favor.

Our adviser and the sub-adviser will face a conflict of interest because the fees they and the dealer manager will receive are based in part on our NAV, which our adviser is responsible for determining and which may reflect valuations performed by our adviser and the sub-adviser.

Our adviser, the sub-adviser and the dealer manager receive various fees based on our NAV, which is calculated by our adviser and which may reflect valuations performed by our adviser and the sub-adviser. The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net income and liabilities. Therefore, our NAV may not correspond to realizable value upon a sale of those assets. Our adviser, the sub-adviser and their respective affiliates may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock or the price paid for the repurchase of a stockholder’s shares of common stock may not accurately reflect the value of our portfolio, and their shares may be worth less than the purchase price or more than the repurchase price.

Our adviser, sub-adviser, sponsor and dealer manager and their respective officers and employees and certain of our executive officers and other key personnel face competing demands relating to their time, and this may cause our operating results to suffer.

Our adviser, sub-adviser, sponsor and dealer manager and their respective officers and employees who serve as our executive officers or otherwise as our key personnel and their respective affiliates who serve as key personnel, general partners, sponsors, managers, owners and advisers of other investment programs, including investment funds sponsored by FS Investments or by Rialto, some of which have investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. If this occurs, the returns on our investments may suffer.

We may engage in transactions with an affiliate of the sub-adviser; as a result, in any such transaction we may not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

We may purchase CMBS or other investment vehicles that include mortgage loans originated by an affiliate of the sub-adviser or engage in other transactions with an affiliate of the sub-adviser. While all decisions to purchase CMBS or engage in other transactions in these circumstances are made by our adviser, who is un-affiliated with the sub-adviser, such transactions would benefit affiliates of the sub-adviser. In any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties given our adviser’s dependency on the sub-adviser to implement our investment strategy and manage our investment portfolio.

The interests and incentives of the sub-adviser may not always be aligned with our interests.

Subject to certain investment limitations, we may make an investment in an asset or property in which another client or an affiliate of the sub-adviser holds an investment in a different class of debt or equity securities or obligations. For example, we may acquire an interest in a senior mortgage loan on a particular property with respect to which a client or an affiliate of the sub-adviser holds or acquires mezzanine debt, a companion loan or other additional debt or an equity interest or other type of interest. These transactions may cause such client or affiliate of the sub-adviser which holds or acquires the mezzanine debt, companion loan or other additional debt or interest, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, ours. As a result, such transactions could pose potential conflicts of interest should an event arise that requires Rialto to take an action that will impact us and its other client or affiliate in different ways. While the sub-adviser has policies in place that are designed to manage the potential conflicts of interest between the sub-adviser’s obligations to us and its fiduciary duties to other clients, not all conflicts of interest can be expected to be resolved in our favor.

In addition, since Rialto and its affiliates, and Stone Point and its affiliates engage in a broad spectrum of real estate related activities, they may have direct or indirect interests in real properties that are in the same markets as, and compete with, certain of the real properties underlying our investments. Consequently, personnel of Rialto or its affiliates who perform services on our behalf may also perform services related to real properties that compete with the real properties underlying our investments.

Having acquired multiple deals from loan contributors and issuing banks, Rialto’s affiliates have developed extensive relationships which provide a source of potential opportunities for clients as well as Rialto and its affiliates. However, it is further possible that such business opportunities could present conflicts between our interests and that of Rialto and its affiliates.

Affiliates of the sub-adviser will participate in various capacities in asset-backed securities transactions which may be target investments and they will derive ancillary benefits from such transactions.

We may invest in asset-backed securities transactions, including CMBS transactions, in which certain affiliates of the sub-adviser or other clients will directly or indirectly sell commercial mortgage loans or other assets (and, therefore, certain affiliates of the sub-adviser will participate in such asset-backed securities transactions as a sponsor and/or mortgage loan seller). In addition, the investor in the B-piece of a CMBS pool typically has the right to appoint the special servicer for the loans that are serviced under that pool’s pooling and servicing agreement. Rialto Capital Advisors, LLC (“RCA”), an affiliate of the sub-adviser, has been appointed as the special servicer for asset-backed securities transactions in which we invest. Typically, the special servicer is primarily responsible for making decisions and performing certain servicing functions with respect to mortgage loans as to which specified events (such as a default or an imminent default) have occurred and for reviewing, evaluating and processing and/or providing or withholding consent as to certain major decisions. RCA is remunerated for these services, and such remuneration will not offset other fees payable to the adviser, sub-adviser or their respective affiliates. Affiliates of RCA may also be entitled to fees where an affiliate serves as a sponsor of a CMBS pool, and such remuneration will not offset other fees payable to the sub-adviser and its affiliates from us. Affiliates of the sub-adviser also may participate in asset-backed securities transactions in which we invest in other capacities or roles. Affiliates of the sub-adviser participate in asset-backed securities transactions in which we invest as a mortgage loan seller, a sponsor, a special servicer and/or in other capacities or roles and therefore, have derived ancillary benefits from such transactions, and their respective incentives may not be aligned with our interests. In particular, in such transactions affiliates of the sub-adviser will receive compensation, commissions, payments, rebates, remuneration and/or business opportunities in connection with or as a result of their participation in such asset-backed securities transactions (which may continue even after an investment is disposed of).

The pooling and servicing agreements of CMBS pools and other pools of mortgage loans typically require the special servicer to service and administer loans in such pools in the best interest of all classes of certificate holders and without regard to any other relationship or interest that the special servicer or any of its affiliates may have with respect to the related properties or borrowers (such as an interest of a Rialto client as a lender on other debt) or any investment in the pool. In these or similar circumstances, RCA or the other party that is acting as special servicer would be required to put the interests of all classes of investors in the pool of mortgage loans ahead of the interests of only our company, and the special servicer may be required to take certain actions that would be adverse to our interests. Any such conflicts of interest would need to be resolved in accordance with the applicable mechanisms in the relevant pooling and servicing agreement, such as those pertaining to the resignation of the special servicer. Pooling and servicing agreements entered into starting with the third quarter of 2015 require the special servicer to recuse itself by resigning as special servicer with respect to the loan in connection with which the conflict arose.

The interests and incentives of property managers and borrowers may not always be aligned with our interests.

Many property managers for the properties securing our loans or their affiliates may manage additional properties, including properties that may compete with those properties. Affiliates of the property managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the properties securing our loans may accordingly experience conflicts of interest in the management of those properties. There can be no assurance that a property manager will not divert potential tenants from a property owned or managed by it and securing one of our loans to a competing property that is owned or managed by it or an affiliate.

Many of the borrowers under our loans may own other properties and, in some cases, those other properties may compete with the property securing a loan we hold. There can be no assurance that a borrower or an affiliate of a borrower will not divert potential tenants from a property owned by such borrower and securing one of our loans to a competing property that is owned by such borrower or one of its affiliates.

If a property is leased in whole or substantial part to the borrower under a loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. There can be no assurance that the conflicts arising where a borrower is affiliated with a tenant will not adversely impact the value of the related loan we hold (or in a CMBS pool for which we hold certificates). Insofar as a borrower affiliate leases space at a property, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the loan, as it can directly interrupt the cash flow from the property if the borrower’s or its affiliate’s financial condition worsens.

Our adviser and the sub-adviser face conflicts of interest relating to the fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

We pay our adviser a base management fee and administrative services fee regardless of the performance of our portfolio. Our adviser shares the fees it receives from us with the sub-adviser. Our adviser’s entitlement to the base management fee and administrative services fee, which is not based upon performance metrics or goals, might reduce our adviser’s or the sub-adviser’s incentive to devote their time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We are required to pay the base management fee and administrative services fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.

The performance fee we may pay to our adviser is based on our “Core Earnings”. The sub-adviser is entitled to receive a portion of the performance fee. The performance fee may create an incentive for our adviser or the sub-adviser to use substantial debt or leverage for our portfolio or make riskier or more speculative investments on our behalf than they would otherwise make in the absence of such fee.

Because the base management fee and administrative services fee are based on our NAV, our adviser and sub-adviser may also be motivated to accelerate investments in order to increase NAV or, similarly, delay or curtail share repurchases to maintain a higher NAV, which would, in each case, increase amounts payable to our adviser.

The fees we pay in connection with our operations and our public offering and the agreements entered into with our adviser, dealer manager and their affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

The advisory agreement and dealer manager agreement were negotiated between related parties. Consequently, their terms, including fees payable to our adviser and dealer manager, may not be as favorable to us as if they had been negotiated with an unaffiliated third parties. In addition, we may choose not to enforce, or to enforce less vigorously, our rights and remedies under the advisory agreement and dealer manager agreement because of our desire to maintain our ongoing relationship with our adviser and its affiliates. Any such decision, however, may breach our fiduciary obligations to our stockholders.

Pursuant to the advisory agreement, we have agreed to indemnify our adviser and the sub-adviser for certain liabilities, which may lead our adviser or the sub-adviser to act in a riskier manner on our behalf than it would when acting for its own account.

Under the advisory agreement, our adviser and the sub-adviser will not assume any responsibility to us other than to render the services called for under the agreement, and neither of them will be responsible for any action of our board of directors in following or declining to follow our adviser’s advice or recommendations. Under the terms of the advisory agreement, our adviser, its officers, members, personnel, and any person controlling or controlled by our adviser, and under the sub-advisory agreement, the sub-adviser, its officers, members, personnel, and any person controlling or controlled by the sub-adviser, will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the advisory agreement, except those resulting from acts constituting bad faith, fraud, misfeasance, intentional misconduct, gross negligence or reckless disregard of our adviser’s duties under the advisory agreement. In addition, we have agreed to indemnify our adviser and the sub-adviser and each of their respective officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the advisory agreement, provided that the following conditions are met: (i) the adviser, sub-adviser or their affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest, (ii) the adviser, sub-adviser or their affiliates were acting on our behalf or performing services for us, (iii) such liability or loss was not the result of negligence or misconduct by the adviser, sub-adviser or their affiliates and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders. These protections may lead our adviser or the sub-adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account.

Because the dealer manager is one of our affiliates, stockholders will not have the benefit of an independent due diligence review of us, which is customarily performed in firm commitment underwritten offerings.

The dealer manager is one of our affiliates. As a result, its due diligence review and investigation of us cannot be considered to be an independent review. In addition, we do not, and do not expect to, have research analysts reviewing our performance or our securities on an ongoing basis. If the stockholder’s broker-dealer does not conduct such a review, they will not have the benefit of an independent review of the terms of our offerings. Therefore, stockholders do not have the benefit of an independent review and investigation of our offerings of the type normally performed by an unaffiliated, independent underwriter in a firm commitment underwritten public securities offering, which may increase the risks and uncertainty stockholders face.

Risks Related to Our Assets

We may not be able to identify assets that meet our investment criteria.

We cannot assure stockholders that we will be able to identify assets that meet our investment criteria, that we will be successful in consummating any investment opportunities we identify or that one or more investments we may make will yield attractive risk-adjusted returns. Our inability to do any of the foregoing likely would materially and adversely affect our results of operations and cash flows and our ability to make distributions to our stockholders.

The lack of liquidity in our investments may adversely affect our business.

The lack of liquidity of the investments we make in real estate loans and investments, other than certain of our investments in CMBS and RMBS, may make it difficult for us to sell such investments if the need or desire arises. Many of the securities we purchase are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or their disposition except in transactions that are exempt from the registration requirements of, or otherwise in accordance with, those laws. In addition, certain investments such as B Notes, subordinated loans and transitional and other loans are also particularly illiquid investments due to their short life, their potential unsuitability for securitization and the greater difficulty of recovery in the event of a borrower’s default. As a result, many of our current investments are, and our future investments will be, illiquid and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our adviser has or could be attributed with material, non-public information regarding such business entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Our investments may be concentrated and are subject to risk of default.

While we seek to diversify our portfolio of investments, we are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of directors, which we adopted without stockholders’ consent. Therefore, our investments in our target assets may at times be secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of shares of our common stock and accordingly reduce our ability to make distributions to our stockholders.

Loans on properties in transition will involve a greater risk of loss than conventional mortgage loans.

Our portfolio includes transitional loans to borrowers who are typically seeking relatively short-term funds to be used in an acquisition or rehabilitation of a property or during the period before the property is fully occupied. The typical borrower in a transitional loan often has identified an undervalued asset that has been under-managed or is located in a recovering market. If the market in which the asset is located fails to improve according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the transitional loan, and we bear the risk that we may not recover some or all of our investment.

In addition, borrowers usually use the proceeds of a conventional mortgage to repay a transitional loan. Transitional loans therefore are subject to the risk of a borrower’s inability to obtain permanent financing to repay the transitional loan. In the event of any default under transitional loans that may be held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the transitional loan. To the extent we suffer such losses with respect to these transitional loans, it would adversely affect our results of operations and financial condition.

Construction loans involve an increased risk of loss.

We may invest in construction loans. If we fail to fund our entire commitment on a construction loan or if a borrower otherwise fails to complete the construction of a project, there could be adverse consequences associated with the loan, including: a loss of the value of the property securing the loan, especially if the borrower is unable to raise funds to complete it from other sources; a borrower claim against us for failure to perform under the loan documents; increased costs to the borrower that the borrower is unable to pay; a bankruptcy filing by the borrower; and abandonment by the borrower of the collateral for the loan.

Construction loans are funded in tranches, usually based on completion by the borrower of certain construction milestones. We will need to maintain a certain amount of funds available for future disbursements that could otherwise be used to acquire assets, invest in future business opportunities or make distributions to stockholders or we may be forced to sell assets at depressed prices or borrow funds to fund our loan commitment. This could have an adverse effect on our results of operations and ability to make distributions to our stockholders.

We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of these assets.

We operate in a highly competitive market for investment opportunities. Our profitability depends, in large part, on our ability to acquire our target assets at attractive prices. In acquiring our target assets, we compete with a variety of institutional investors, including other REITs, commercial and investment banks, specialty finance companies, public and private funds, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. government, if we are not eligible to participate in programs established by the U.S. government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exception from the definition of an investment company under the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for originations of and investments in our target assets may lead to decreasing yields, which may further limit our ability to generate desired returns. We cannot assure stockholders that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in our target assets may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

The commercial mortgage loans we intend to originate and acquire and the mortgage loans underlying investments in CMBS are subject to the ability of the commercial property owner to generate net income from operating the property as well as the risks of delinquency and foreclosure.

Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that may be greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be adversely affected by, among other things,

•	tenant mix;

•	success of tenant businesses;

•	property management decisions;

•	property location, condition and design;

•	competition from comparable types of properties;

•	changes in laws that increase operating expenses or limit rents that may be charged;

•

changes in national, regional or local economic conditions, including economic impacts resulting from actual or perceived instability in the U.S. banking system, or specific industry segments, including the credit and securitization markets;

•	declines in regional or local real estate values;

•	declines in regional or local rental or occupancy rates;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	inability to pass increases in costs of operations along to tenants;

•	costs of remediation and liabilities associated with environmental conditions;

•	the potential for uninsured or underinsured property losses;

•	in the case of transitional mortgage loans, limited cash flows at the beginning;

•	changes in governmental laws and regulations, including fiscal policies, zoning ordinances and environmental legislation and the related costs of compliance; and

•	acts of God, terrorist attacks, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

We are currently operating in a period of capital markets disruption and economic uncertainty, which increases the risk of an investment in our company.

The U.S. and global capital markets are continuing to experience extreme volatility and disruption, including as a result of inflation, the conflict between Russia and Ukraine, and the ongoing COVID-19 pandemic. Disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. These and future market disruptions or illiquidity could potentially have an adverse effect on our business, financial condition, results of operations and cash flows. Unfavorable economic conditions also are expected to increase our funding costs, limit our ability to raise capital in our public offering, and limit our ability to secure new indebtedness. These events could limit our originations of new loans, our ability to grow and our ability to pay distributions to our stockholders, and could have a material negative impact on our operating results and the values of our investments. Inflation in the United States has recently accelerated and is currently expected to continue at an elevated level in the near-term. Rising inflation could have an adverse impact on any floating rate mortgages, credit facility and general and administrative expenses, as these costs could increase at a rate higher than our revenue.

Investments we may make in CMBS may be subject to losses.

Investments we may make in CMBS may be subject to losses. In general, losses on a mortgaged property securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the holder of a subordinated loan or B Note, if any, then by the “first loss” subordinated security holder (generally, the “B-Piece” buyer) and then by the holder of a higher-rated security. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, subordinated loans or B Notes, and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage-backed security, there would be an increased risk of loss. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments.

We may not control the special servicing of the mortgage loans included in the CMBS in which we invest, and, in such cases, the special servicer may take actions that could adversely affect our interests.

With respect to each series of CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans may be held by a directing certificate-holder, which is appointed by the holders of the most subordinate class of CMBS in such series. We may acquire classes of existing series of CMBS where we will not have the right to appoint the directing certificate-holder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificate-holder, take actions that could adversely affect our interests.

With respect to certain mortgage loans included in our CMBS investments, the properties that secure the mortgage loans backing the securitized pool may also secure one or more related mortgage loans that are not in the CMBS, which may conflict with our interests.

Certain mortgage loans included in our CMBS investments may be part of a loan combination or split loan structure that includes one or more additional mortgaged loans (senior, subordinate or pari passu and not included in the CMBS investments) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder, or a group of holders, of a mortgage loan in a subject loan combination may be granted various rights and powers that affect the mortgage loan in that loan combination, including: (i) cure rights; (ii) a purchase option; (iii) the right to advise, direct or consult with the applicable servicer regarding various servicing matters affecting that loan combination; or (iv) the right to replace the directing certificate-holder (without cause).

If our adviser or the sub-adviser overestimates the yields or incorrectly prices the risks of our investments, we may experience losses.

Our adviser and the sub-adviser value our potential investments based on yields and risks, taking into account estimated future losses on the mortgage loans and the underlying collateral included in the securitization’s pools, and the estimated impact of these losses on expected future cash flows and returns. Our adviser’s and the sub-adviser’s loss estimates may not prove accurate, as actual results may vary from estimates. In the event that our adviser or the sub-adviser underestimates the asset level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Real estate valuation is inherently subjective and uncertain.

The valuation of real estate, and therefore the valuation of any underlying security relating to loans made by us, is inherently subjective due to, among other factors, the individual nature of each property, its location, the expected future rental revenues from that particular property and the valuation methodology adopted. In addition, where we invest in construction loans, initial valuations will assume completion of the project. As a result, the valuations of the real estate assets against which we will make loans are subject to a degree of uncertainty and are made on the basis of assumptions and methodologies that may not prove to be accurate, particularly in periods of volatility, low transaction flow or restricted debt availability in the commercial or residential real estate markets.

Investments we may make in corporate bank debt and debt securities of commercial real estate operating or finance companies are subject to the specific risks relating to the particular company and to the general risks of investing in real estate-related loans and securities, which may result in significant losses.

We may invest in corporate bank debt and debt securities of commercial real estate operating or finance companies. These investments involve special risks relating to the particular company, including its financial condition, liquidity, results of operations, business and prospects. In particular, the debt securities are often non-collateralized and may also be subordinated to its other obligations. We also invest in debt securities of companies that are not rated or are rated non-investment grade by one or more rating agencies. Investments that are not rated or are rated non-investment grade have a higher risk of default than investment grade rated assets and therefore may result in losses to us. We have not adopted any limit on such investments.

These investments also subject us to the risks inherent with real estate-related investments, including:

•	risks of delinquency and foreclosure, and risks of loss in the event thereof;

•	the dependence upon the successful operation of, and net income from, real property;

•	risks generally incident to interests in real property; and

•	risks specific to the type and use of a particular property.

These risks may adversely affect the value of our investments in commercial real estate operating and finance companies and the ability of the issuers thereof to make principal and interest payments in a timely manner, or at all, and could result in significant losses.

Investment ratings that we may use are relative and subjective.

In general, the ratings of nationally recognized rating organizations represent the opinions of these agencies as to the credit quality of securities that they rate. These ratings may be used by us as initial criteria for the selection of investments. Such ratings, however, are relative and subjective; they are not absolute standards of quality and do not evaluate the market value risk of the securities. It is also possible that a rating agency might not change its rating of a particular issue on a timely basis to reflect subsequent events.

Investments in non-conforming and non-investment grade rated loans or securities involve increased risk of loss.

Our investments may not conform to conventional loan standards applied by traditional lenders and may be either not rated or rated as non-investment grade by one or more rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our stockholders and adversely affect the market value of shares of our common stock. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.

The B Notes that we may acquire may be subject to additional risks related to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B Notes. B Notes are mortgage loans typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) contractually subordinated to an A Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B Note holders after payment to the A Note holders. However, because each transaction is privately negotiated, B Notes can vary in their structural characteristics and risks. For example, the rights of holders of B Notes to control the process following a borrower default may vary from transaction to transaction. Further, B Notes typically are secured by a single property and so reflect the risks associated with significant concentration. Significant losses related to B Notes would result in operating losses for us and may limit our ability to make distributions to our stockholders.

Subordinated loan assets in which we may invest involve greater risks of loss than senior loans secured by income-producing properties.

We may invest in subordinated loans, which take the form of loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These types of assets involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property, because the loan may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our subordinated loan. If a borrower defaults on our subordinated loan or debt senior to our loan, or in the event of a borrower bankruptcy, our subordinated loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our initial expenditure. In addition, subordinated loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. Significant losses related to subordinated loans would result in operating losses for us and may limit our ability to make distributions to our stockholders.

Residential mortgage loans, RMBS and other pools of residential mortgage loans that we may acquire are subject to different types of risks than commercial mortgage loans and CMBS.

We may invest directly in residential mortgage loans and may purchase RMBS and/or interests in other pools of residential mortgage loans. RMBS evidence interests in or are secured by pools of residential mortgage loans. Accordingly, the RMBS and other pools of residential mortgage loans in which we may invest are subject to all of the risks of the respective underlying mortgage loans.

Residential mortgage loans are typically secured by single-family residential property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, actual or perceived instability in the U.S. banking system, natural disasters, environmental disasters, acts of terrorism, government shutdowns, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. In addition, we may invest in non-agency RMBS, which are backed by residential real property but, in contrast to agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. government. In the event of any default under a mortgage loan we hold directly we will bear the risk of loss of principal to the extent of any deficiency between the value of the collateral (which, for many residential and other real estate properties, has already significantly declined and may decline further in the future) and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on the return on our investments. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

We may also invest in RMBS or other pools of residential mortgage loans that include or are backed by collateral consisting of subprime residential mortgage loans. “Subprime” mortgage loans refer to mortgage loans that have been originated using underwriting standards that are less restrictive than the underwriting requirements used as standards for other first and junior lien mortgage loan purchase programs, such as the programs of Fannie

Mae and Freddie Mac. These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories (including outstanding judgments or prior bankruptcies), mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have a high debt-to-income ratio, and mortgage loans made to borrowers whose income is not required to be disclosed or verified.

The RMBS and CMBS in which we invest are subject to the risks of the mortgage securities market as a whole and risks of the securitization process.

The value of RMBS and CMBS may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. RMBS and CMBS are also subject to several risks created through the securitization process. Subordinate RMBS and CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate RMBS and CMBS will not be fully paid. Subordinate RMBS and CMBS are also subject to greater credit risk than those RMBS and CMBS that are more highly rated.

We may purchase securities backed by subprime or alternative documentation residential mortgage loans, which are subject to increased risks.

We may invest in non-agency RMBS backed by collateral pools of mortgage loans that have been originated using underwriting standards that are less restrictive than those used in underwriting “prime mortgage loans.” These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories, mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of their income and mortgage loans made to borrowers whose income is not required to be disclosed or verified. Subprime mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of the higher delinquency rates and losses associated with subprime mortgage loans and alternative documentation (“Alt A”) mortgage loans, the performance of non-agency RMBS backed by subprime mortgage loans and Alt A mortgage loans that we may acquire could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

The mortgage loans in which we invest and the mortgage loans underlying the mortgage securities in which we invest are subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans are secured by multifamily or commercial properties and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances. We intend to invest in commercial mortgage loans directly and through CMBS.

Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency, foreclosure and loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, natural disasters, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. Though we do not intend to invest directly in residential mortgage loans, we may invest in pools of residential mortgage loans or RMBSs.

Delays in liquidating defaulted commercial real estate debt investments could reduce our investment returns.

The occurrence of a default on a commercial real estate debt investment could result in our taking title to collateral. However, we may not be able to take title to and sell the collateral securing the loan quickly. Taking title to collateral can be an expensive and lengthy process that could have a negative effect on the return on our investment. Borrowers often resist when lenders, such as us, seek to take title to collateral by asserting numerous claims, counterclaims and defenses, including but not limited to lender liability claims, in an effort to prolong the foreclosure action. In some states, taking title to collateral can take several years or more to resolve. At any time during a foreclosure proceeding, for instance, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. The resulting time delay could reduce the value of our investment in the defaulted loans. Furthermore, an action to take title to collateral securing a loan is regulated by state statutes and regulations and is subject to the delays and expenses associated with lawsuits if the borrower raises defenses, counterclaims or files for bankruptcy. In the event of default by a borrower, these restrictions, among other things, may impede our ability to take title to and sell the collateral securing the loan or to obtain proceeds sufficient to repay all amounts due to us on the loan. In addition, we may be forced to operate any collateral for which we take title for a substantial period of time, which could be a distraction for our management team and may require us to pay significant costs associated with such collateral. We may not recover any of our investment even if we take title to collateral.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Interest rate fluctuations could reduce our ability to generate income on our investments and may cause losses.

Changes in interest rates will affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Changes in the level of interest rates also may affect our ability to originate and acquire assets, the value of our assets and our ability to realize gains from the disposition of assets. Changes in interest rates may also affect borrower default rates. In a period of rising interest rates, our interest expense could increase, while the interest we earn on our fixed-rate debt investments would not change, adversely affecting our profitability. Our operating results depend in large part on differences between the income from our assets, net of credit losses, and our financing costs. We anticipate that for any period during which our assets are not match-funded, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates may significantly influence our net income. Interest rate fluctuations resulting in our interest expense exceeding interest income would result in operating losses for us.

Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and financial condition.

We are subject to the risk that the issuer of a security or borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower yielding securities or loans, which may result in a decline in our return. Debt investments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An issuer may choose to redeem a debt security if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. Any such prepayments of our securities or loans could adversely impact our results of operations and financial condition.

We are subject to the risks relating to increases in prepayment rates of debt underlying CMBS.

CMBS are indirectly subject to the risks associated with prepayments (including both voluntary prepayments by the borrowers and liquidations due to defaults and foreclosures) on mortgage loans.

In general, “premium” securities (securities whose market values exceed their principal or par amounts) are adversely affected by faster than anticipated prepayments, and “discount” securities (securities whose principal or par amounts exceed their market values) are adversely affected by slower than anticipated prepayments. Since many CMBS will be discount securities when interest rates are high, and will be premium securities when interest rates are low, these CMBS may be adversely affected by changes in prepayments in any interest rate environment.

The adverse effects of prepayments may impact investments in at least two ways. First, particular investments may experience outright losses, as in the case of interest-only securities in an environment of faster actual or anticipated prepayments. Second, particular investments may under-perform relative to hedges that may have been constructed for these investments, resulting in a loss to us. In particular, prepayments (at par) may limit the potential upside of many CMBS to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss. In addition, in the case of “premium” securities, prepayments at par may result in losses.

A replacement of LIBOR by SOFR or other alternative benchmark rate(s) may affect interest expense related to borrowings under our credit facilities and interest income under our investments.

Other than certain of our investments and related repurchase transactions that already use SOFR as a benchmark rate, we otherwise generally receive interest payments on our investments and pay interest under our credit facilities based on LIBOR, which is the subject of recent national, international and regulatory guidance and proposals for reform. In July 2017, the Financial Conduct Authority of the U.K. (the “FCA”) announced its intention to cease sustaining LIBOR by the end of 2021. The ICE Benchmark Administration, which is supervised by the FCA, ended publication of the one-week and two-month USD LIBOR tenors on December 31, 2021, and the remaining USD LIBOR tenors (overnight, one-month, three-month, six-month and 12-month) will end immediately following their publication on June 30, 2023.

There is currently no certainty regarding the future utilization of LIBOR or of any particular replacement rate. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, has formally recommended SOFR, an index calculated by short-term repurchase agreements, backed by Treasury securities, as its preferred alternative rate for LIBOR. At this time, it is not possible to predict how markets will respond to SOFR or other alternative reference rates, and the overall financial markets may be disrupted as a result of the phase-out of LIBOR.

The effect of the establishment of alternative reference rates cannot be predicted at this time, and the transition away from LIBOR and other current reference rates to alternative reference rates is complex and could have a material adverse effect on our business, financial condition and results of operations. Factors such as the pace of the transition to replacement rates, the specific terms and parameters for and market acceptance of any alternative reference rate, prices of and the liquidity of trading markets for products based on alternative reference rates, and our ability to transition and develop appropriate systems and analytics for one or more alternative reference rates could also have a material adverse effect on our business, financial condition and results of operations. We may also need to renegotiate any credit or similar agreements extending beyond June 30, 2023 with our portfolio investments that utilize LIBOR as a factor in determining the interest rate and certain of our existing credit facilities to replace LIBOR with the new standard that is established. If the agreements with our portfolio companies are unable to be renegotiated, our investments may bear interest at a lower rate, which would decrease investment income and potentially the value of such investments.

Some of our portfolio investments may be recorded at estimated fair value and, as a result, there may be uncertainty as to the value of these investments.

In accordance with our valuation guidelines, some of our portfolio investments for which no secondary market exists will be valued at least quarterly at fair value, or more frequently as necessary, which includes consideration of unobservable inputs. Because such valuations are subjective, the fair value of certain of such assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of shares of our common stock could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

Risks Related to Investments in Real Property

Lease terminations or tenant defaults at our real property investments could adversely affect the income produced by these properties, which could harm our operating performance and ability to pay distributions to our stockholders.

The success of our real property investments will depend in large part on the financial viability of our tenants, and accordingly, any change in their business, including as a result of economic events, financial markets, natural disasters or public health or pandemic crises, could adversely affect the income produced by our properties. Our tenants may terminate the lease, fail to make rental payments, decline to extend or renew their lease upon expiration, or declare bankruptcy, any such action would result in loss of rental payments. In addition, in the case of termination or default, we may be unable to attract desirable tenants or lease the property for the amount previously collected. The expenses associated with owning such properties, including debt payments, real estate taxes, maintenance, and insurance, are generally fixed and do not decrease when revenues decrease.

Economic and regulatory changes that impact the real estate market could adversely affect our real property investments and overall financial performance.

We are subject to risks generally attributable to the ownership of real property, including a downturn in market conditions, adverse real estate trends such as increasing vacancy rates and declining rental rates, financial instability by our tenants, and changes in government rules and regulations. Any of these factors could have an adverse effect on our investments in real property and our financial performance.

We may be adversely affected by trends in the office real estate sector.

Driven in part by the COVID-19 pandemic, many companies are moving toward telecommuting policies and there may be a decline for the demand for office space in the future. The continuation of work-from-home and other policies could lead to an overall decrease in demand for office space and thereby impact the financial performance of our investments in office properties. This would have an adverse effect on our financial condition and ability to make expected distributions to our stockholders.

Risks Related to Debt Financing

For our borrowed money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us.

We use borrowings, also known as leverage, to finance the acquisition of a portion of our investments with credit facilities and other borrowings, which may include repurchase agreements and collateralized loan obligations (“CLOs”). The use of leverage increases the volatility of investments by magnifying the potential for gain or loss on invested equity capital. If we use leverage to partially finance our investments, through borrowing from banks and other lenders, stockholders will experience increased risks of investing in shares of our common stock. If the value of our assets increases, leverage would cause the net asset value attributable to each of the classes of our common stock to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leverage would cause net asset value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net income to increase more than it would without the leverage, while any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make common stock distribution payments. Leverage is generally considered a speculative investment technique. Our ability to execute our strategy using leverage depends on various conditions in the financing markets that are beyond our control, including liquidity and credit spreads. In addition, the decision to utilize leverage will increase our assets and, as a result, will increase the amount of advisory fees and administrative services fees payable to FS Real Estate Advisor.

We have broad authority to utilize leverage and high levels of leverage could hinder our ability to make distributions and decrease the value of stockholders’ investment.

Our charter does not limit us from utilizing financing until our borrowings exceed 300% of our total “net assets” (as defined in our charter and in accordance with the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, or the NASAA REIT Guidelines), which is generally expected to be approximately 75% of the aggregate cost of our investments. Further, we can, and have, incurred financings in excess of this limitation with the approval of our independent directors. High leverage levels would cause us to incur higher interest charges and higher debt service payments and the agreements governing our borrowings may also include restrictive covenants. These factors could limit the amount of cash we have available to distribute to stockholders and could result in a decline in the value of their investment.

Changes in interest rates may affect our cost of capital and net investment income.

Since we use debt to finance a portion of our investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates when we have debt outstanding, our cost of funds will increase, which could reduce our net investment income. We expect that our long-term fixed-rate investments will be financed primarily with equity and long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.

A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the performance fee hurdle rate which is used for purposes of calculating the performance fees payable to FS Real Estate Advisor and may result in a substantial increase of the amount of such performance fees.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We require significant outside capital to fund and grow our business. Our business may be adversely affected by disruptions in the debt and equity capital markets and institutional lending market, including the lack of access to capital or prohibitively high costs of obtaining or replacing capital. A primary source of liquidity for companies in the real estate industry has been the debt and equity capital markets. Access to the capital markets and other sources of liquidity was severely disrupted during the relatively recent global credit crisis and, despite some recent improvements, the markets could suffer another severe downturn and another liquidity crisis could emerge. Based on the current conditions, we do not know whether any sources of capital, other than those currently utilized by us, will be available to us in the future on terms that are acceptable to us. If we cannot obtain sufficient debt and equity capital on acceptable terms, our business and our ability to operate could be severely impacted.

We may not successfully align the maturities of our liabilities with the maturities on our assets, which could harm our operating results and financial condition.

Our general financing strategy is focused on the use of “match-funded” structures. This means that we seek to align the maturities of our liabilities with the maturities on our assets in order to manage the risks of being forced to refinance our liabilities prior to the maturities of our assets. In addition, we plan to match interest rates on our assets with like-kind borrowings, so fixed-rate investments are financed with fixed-rate borrowings and floating-rate assets are financed with floating-rate borrowings, directly or indirectly through the use of interest rate swaps, caps and other financial instruments or through a combination of these strategies. We may fail to appropriately employ match-funded structures on favorable terms, or at all. We may also determine not to pursue a fully match-funded strategy with respect to a portion of our financings for a variety of reasons. If we fail to appropriately employ match-funded strategies or determine not to pursue such a strategy, our exposure to interest rate volatility and exposure to matching liabilities prior to the maturity of the corresponding asset may increase substantially which could harm our operating results, liquidity and financial condition.

We have utilized and may in the future utilize non-recourse securitizations to finance our investments, which may expose us to risks that could result in losses.

We have utilized and may in the future utilize non-recourse securitizations of certain of our investments to generate cash for funding new investments and for other purposes. Such financing generally involves creating a special purpose vehicle, contributing a pool of our investments to the entity, and selling interests in the entity on a non-recourse basis to purchasers (whom we would expect to be willing to accept a lower interest rate to invest in investment-grade loan pools). We would expect to retain all or a portion of the equity and potentially other tranches in the securitized pool of portfolio investments. Prior to any such financings, we may use other financing facilities to finance the acquisition of investments until a sufficient quantity of investments had been accumulated, at which time we would refinance these facilities through a securitization, such as a CLO. The inability to consummate securitizations to finance our investments could require us to seek other forms of less attractive financing, which could adversely affect our performance and our ability to grow our business.

Moreover, conditions in the capital markets, including volatility and disruption in the capital and credit markets, may not permit a securitization at any particular time or may make the issuance of any such securitization less attractive to us even when we do have sufficient eligible assets. We may also suffer losses if the value of the mortgage loans we acquire declines prior to securitization. In addition, we may suffer a loss due to the incurrence of transaction costs related to executing these transactions. To the extent that we incur a loss executing or participating in future securitizations for the reasons described above or for other reasons, it could materially and adversely impact our business and financial condition. The inability to securitize our portfolio may hurt our performance and our ability to grow our business.

We use repurchase agreements to finance our investments, which may expose us to risks that could result in losses.

We use repurchase agreements as a form of leverage to finance our purchase of commercial and multifamily real estate loans and commercial mortgage-backed securities. Although each transaction under our repurchase agreements has its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate, our financing subsidiaries remain exposed to the credit risk of each asset because they must purchase the asset from the applicable counterparty on a specified date. In addition, repurchase agreements involve the risk that the counterparty may liquidate the assets underlying the repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us. Furthermore, the counterparty may require us to provide additional margin in the form of cash or other forms of collateral under the terms of the applicable repurchase agreement. In addition, the interest costs and other fees associated with repurchase agreement transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.

Risks Related to Taxation

Our failure to qualify as a REIT in any taxable year would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to our stockholders.

We believe that we have been organized and have operated in a manner that have enabled us to qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017 and will permit us to continue to qualify. We have not requested and do not intend to request a ruling from the Internal Revenue Service (the “IRS”) that we qualify to be taxed as a REIT. The U.S. federal income tax laws governing REITs are complex. Judicial and administrative interpretations of the U.S. federal income tax laws governing REIT qualification are limited. To qualify as a REIT, we must meet, on an ongoing basis, various tests regarding the nature of our assets and our income, the ownership of our outstanding shares, and the amount of our distributions. New legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. Thus, while we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. These considerations also might restrict the types of assets that we can acquire in the future.

If we fail to qualify as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax and applicable state and local income tax on our taxable income at regular corporate income tax rates, and distributions to our stockholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our net taxable income to our stockholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re-elect to be taxed as a REIT until the fifth calendar year following the year in which we failed to qualify.

Legislative, regulatory or administrative changes could adversely affect us, our stockholders or our borrowers.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect us, our stockholders or our borrowers.

On December 22, 2017, tax legislation commonly referred to as the Tax Cuts and Jobs Act was signed into law, generally applying in taxable years beginning after December 31, 2017. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning before January 1, 2026.

Further changes to the tax laws, are possible. In particular, the federal income taxation of REITs may be modified, possibly with retroactive effect, by legislative, administrative or judicial action at any time. There can be no assurance that future tax law changes will not increase income tax rates, impose new limitations on deductions, credits or other tax benefits, or make other changes that may adversely affect our business, cash flows or financial performance or the tax impact to a stockholder of an investment in shares of our common stock.

Investors are urged to consult with their tax advisor with respect to the impact of any regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Certain financing activities may subject us to U.S. federal income tax and could have negative tax consequences for our stockholders.

We may enter into financing transactions that could result in us or a portion of our assets being treated as a “taxable mortgage pool” for U.S. federal income tax purposes. If we were to enter into such a transaction, we would be taxed at the highest U.S. federal corporate income tax rate on a portion of the income, referred to as “excess inclusion income,” that is allocable to stockholders that are “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on unrelated business taxable income. To the extent that common stock owned by “disqualified organizations” is held in record name by a broker-dealer or other nominee, the broker-dealer or other nominee would be liable for the U.S. federal corporate level tax on the portion of our excess inclusion income allocable to the common stock held by the broker-dealer or other nominee on behalf of the “disqualified organizations.” A regulated investment company (“RIC”) or other pass-through entity owning our common stock in record name will be subject to tax at the highest U.S. federal corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations.

In addition, if we realize excess inclusion income, our stockholders will be subject to special tax rules with respect to their allocable shares of our excess inclusion income. For example, excess inclusion income cannot be offset by net operating losses of our stockholders. If a stockholder is a tax-exempt entity and not a disqualified organization, excess inclusion income is fully taxable as unrelated business taxable income. If a stockholder is a non-U.S. person, excess inclusion income would be subject to a 30% withholding tax without any reduction or exemption pursuant to any otherwise applicable income tax treaty. If the stockholder is a REIT, RIC, common trust fund or other pass-through entity, our allocable share of our excess inclusion income could be considered excess inclusion income of such entity.

We have issued CLOs through a REIT subsidiary that we hold through an intervening partnership. The CLO arrangements are taxable mortgage pools, but the subsidiary REIT structure is intended to prevent any excess inclusion income from being allocated to us or our stockholders, although the IRS might take a different view.

Complying with REIT requirements may force us to liquidate or restructure otherwise attractive investments.

To qualify as a REIT, we generally must ensure that at the end of each calendar quarter at least 75% of the value of our total assets consists of cash, cash items, government securities and qualified real estate assets, including certain mortgage loans and mortgage-backed securities (“MBS”), as well as stock of another REIT. The remainder of our investment in securities (other than qualified assets under the 75% asset test or securities of a taxable REIT subsidiary of ours) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. The 10% value asset test does not apply to “straight debt” securities. Debt will be treated as “straight debt” for these purposes if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion, or similar factors. If our subsidiary REIT failed to qualify as a REIT, we would not satisfy the 10% value asset test. In addition, in general, no more than 5% of the value of our assets (other than securities that are qualified assets under the 75% asset test or securities of a taxable REIT subsidiary of ours) can consist of the securities of any one issuer, no more than 20% of the value of our total securities can be represented by stock and securities of one or more taxable REIT subsidiaries (“TRSs”), and no more than 25% of the value of our total assets can be represented by “nonqualified publicly offered REIT debt instruments.” If we fail to comply with these requirements at the end of any quarter, we must correct the failure within 30 days after the end of such calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Distributions or gain on sale may be treated as unrelated business taxable income to U.S. tax-exempt investors in certain circumstances.

If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools and the allocation of “excess inclusion income”, (2) we are a “pension held REIT,” (3) a U.S. tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (4) any residual real estate mortgage investment conduit (“REMIC”), interests we buy or taxable mortgage pool in which we hold the “equity interests” and that is treated as a qualified REIT subsidiary generate “excess inclusion income,” then a portion of the distributions to a U.S. tax-exempt stockholder and, in the case of condition (3), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders.

To qualify as a REIT, we must distribute to our stockholders each year dividends equal to at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction, excludes net capital gain and does not necessarily equal net income as calculated in accordance with GAAP). To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed income (including net capital gain). In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than minimum amounts specified under U.S. federal income tax laws. We intend to make distributions to our stockholders in a manner that will satisfy the REIT 90% distribution requirement and avoid corporate income tax and the 4% nondeductible excise tax.

Our taxable income may substantially exceed our net income as determined based on GAAP or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue income on mortgage loans, MBS and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. We may also acquire distressed debt investments that are subsequently modified by agreement with the borrower either directly or indirectly. As a result of amendments to a debt investment, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to the amendments. We may be required under the terms of the indebtedness that we incur, whether to private lenders or pursuant to government programs, to use cash received from interest payments to make principal payments on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders. We generally will be required to take certain amounts into income no later than the time they are reflected on certain financial statements. We may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirement in certain circumstances.

In such circumstances, we may be required to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be applied to make investments or repay debt or (iv) make a taxable distribution of our shares as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirement. Thus, compliance with the REIT distribution requirement may hinder our ability to grow, which could adversely affect the value of our common stock. We may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

Restrictions on the deduction of all of our interest expense could prevent us from satisfying the REIT distribution requirements and avoiding the incurrence of income or excise taxes.

Rules enacted as part of the Tax Cut and Jobs Act may limit our ability (and the ability of entities that are not treated as disregarded entities for U.S. federal income tax purposes and in which we hold an interest) to deduct interest expense. Under amended Section 163(j) of the Code, the deduction for business interest expense may be limited to the amount of the taxpayer’s business interest income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” A taxpayer’s adjusted taxable income will start with its taxable income and add back items of non-business income and expense, business interest income and business interest expense, net operating losses, any deductions for “qualified business income,” and, in taxable years beginning before January 1, 2022, any deductions for depreciation, amortization or depletion. A taxpayer that is exempt from the interest expense limitations as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property. The rules for business interest expense will apply to us and at the level of each entity in which or through which we invest that is not a disregarded entity for U.S. federal income tax purposes. To the extent that our interest expense is not deductible, our taxable income will be increased, as will our REIT distribution requirements and the amounts we need to distribute to avoid incurring income and excise taxes.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

We may acquire interests in debt instruments in the secondary market for less than their face amount. The discount at which such interests in debt instruments are acquired may reflect doubts about the ultimate collectability of the underlying loans rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on the basis of a constant yield to maturity of the relevant debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Similarly, some of the securities that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such securities will be made. If such securities turn out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectability is provable.

Finally, in the event that any debt instruments or other securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at their stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirement.

Our ownership of and relationship with any TRS which we may form or acquire will be subject to limitations, and a failure to comply with the limits could jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock and securities of one or more TRSs. In addition, the TRS rules impose a 100% excise tax on IRS adjustments to certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Any domestic TRS that we may form or acquire would pay U.S. federal, state and local income tax on its taxable income, and its after-tax net income would be available for distribution to us but would not be required to be distributed to us by such domestic TRS. We will monitor the value of our interests in TRSs to ensure compliance with the rule that no more than 20% of the value of our assets may consist of TRS stock and securities (which is applied at the end of each calendar quarter). In addition, we will scrutinize all of our transactions with TRSs to ensure that they are entered into on arm’s length terms to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the TRS limitations or to avoid application of the 100% excise tax discussed above.

Liquidation of our assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our portfolio assets to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets in transactions that are considered to be prohibited transactions.

Characterization of any repurchase agreements we enter into to finance our portfolio assets as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.

We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we intend to invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for U.S. federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT.

The failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, which are loans secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that may not meet all of the requirements for reliance on this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the asset and income tests, and if such a challenge were sustained, we could fail to qualify as a REIT.

Investments in certain financial assets will not qualify as “real estate assets” or generate “qualifying income” for purposes of the 75% real estate asset and gross income qualification requirements and, as a result, our ability to make such investments will be limited.

To qualify as a REIT for U.S. federal income tax purposes, we must comply with certain asset and gross income qualification requirements. Because of these REIT qualification requirements, our ability to acquire certain financial assets such as asset-backed securities, or ABS, will be limited, or we may be required to make such investments through a TRS. In the event that we were to make such an investment through a domestic TRS, any income or gain from such ABS would generally be subject to U.S. federal, state and local corporate income tax, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our stockholders. Our ability to make such investments through a TRS is limited, however, because of the REIT qualification requirement that no more than 20% of the value of our total assets can be comprised of stock and securities held by us in TRSs, and that 75% of our gross income must come from certain specified real estate sources.

Complying with REIT requirements may cause us to forego otherwise attractive investment opportunities or financing or hedging strategies.

Any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in the Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests, or (3) to hedge existing hedging transactions after all or part of the hedged indebtedness or property has been disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. Our annual gross income from non-qualifying hedges, together with any other income not generated from qualifying real estate assets, cannot exceed 25% of our gross income (excluding for this purpose, gross income from qualified hedges). In addition, our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources cannot exceed 5% of our annual gross income (excluding for this purpose, gross income from qualified hedges). As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities or expose us to greater risks associated with changes in interest rates than we would otherwise not want to bear. We may even be required to altogether forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our investment performance.

Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.

Even if we qualify as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes. In addition, any domestic TRS we own will be subject to U.S. federal, state and local corporate taxes. In order to meet the REIT qualification requirements, or to avoid the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of inventory or property held primarily for sale to customers in the ordinary course of business, we may hold some of our assets through TRS. Any taxes paid by such subsidiary corporations would decrease the cash available for distribution to our stockholders.

The ownership limits that apply to REITs, as prescribed by the Code and by our charter, may inhibit market activity in shares of our common stock and restrict our business combination opportunities.

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to be taxed as a REIT. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year (other than the first taxable year for which we elect to be taxed as a REIT). Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Our charter also provides that, unless exempted by our board of directors prospectively or retroactively, no person may own more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or 9.8% in value of the outstanding shares of stock of all classes and series. Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limits or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limits would not result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT. These ownership limits could delay or prevent a transaction or a change in control of our Company that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax unless a safe harbor exception applies. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, other than through a TRS, and we may be required to limit the structures we use for our securitization transactions, even though such sales or structures might otherwise be beneficial for us.

Stockholders may have current tax liability on distributions they elect to reinvest in our common stock.

If stockholders participate in our distribution reinvestment plan, they will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless such stockholder is a tax-exempt entity, it may be forced to use funds from other sources to pay its tax liability on the reinvested dividends.

Ordinary dividends paid by REITs generally do not qualify for the reduced tax rates applicable to “qualified dividend income.”

Dividends paid by C corporations to domestic stockholders that are individuals, trusts and estates currently are generally taxed at a maximum federal income tax rate of 20% as qualified dividend income. Dividends payable by REITs, however, are generally not eligible for the reduced rates applicable to qualified dividend income, except to the extent designated as capital gain dividends or qualified dividend income. The more favorable rates currently applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, even taking into account the deduction of up to 20% of qualified REIT dividends received by non-corporate U.S. stockholders in taxable years beginning before January 1, 2026.

We may choose to pay dividends in our own stock, in which case our stockholders may be required to pay income taxes in excess of the cash dividends received.

Under IRS Revenue Procedure 2017-45, as a publicly offered REIT we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in common stock of the REIT. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of the REIT’s earnings and profits). Taxable stockholders receiving such dividends will be required to include in income the full amount of the dividend income to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, a U.S. stockholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the NAV per share of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

Our qualification as a REIT and exemption from U.S. federal income tax with respect to certain income may be dependent on the accuracy of legal opinions rendered or advice given or statements by the issuers of assets that we acquire, and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

When purchasing securities, we may rely on opinions or advice of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining whether such securities represent debt or equity securities for U.S. federal income tax purposes and to what extent those securities constitute real estate assets for purposes of the asset tests and produce income which qualifies under the 75% gross income test. In addition, when purchasing the equity tranche of a securitization, we may rely on opinions or advice of counsel regarding the qualification of the securitization for exemption from U.S. corporate income tax and the qualification of interests in such securitization as debt for U.S. federal income tax purposes. The inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

Our ability to invest in and dispose of “to be announced” securities could be limited by our REIT qualification requirements, and we could fail to qualify as a REIT as a result of these investments.

We may purchase RMBS issued by government-sponsored entities (“Agency RMBS”) through “to-be-announced” forward contracts (“TBAs”) or dollar roll transactions. In certain instances, rather than take delivery of the Agency RMBS subject to a TBA, we may dispose of the TBA through a dollar roll transaction in which we agree to purchase similar securities in the future at a predetermined price or otherwise, which may result in the recognition of income or gains. We will account for any dollar roll transactions as purchases and sales. The law is unclear regarding whether TBAs will be qualifying assets for the 75% asset test and whether income and gains from dispositions of TBAs will be qualifying income for the 75% gross income test.

Unless we are advised by counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test, we will limit our investment in TBAs and any other non-qualifying assets to no more than 25% of our total assets at the end of any calendar quarter. Furthermore, until we are advised by counsel that income and gains from the disposition of TBAs should be treated as qualifying income for purposes of the 75% gross income test, we will limit our gains from dispositions of TBAs and any other non-qualifying income to no more than 25% of our total gross income for each calendar year. Accordingly, our ability to purchase Agency RMBS through TBAs and to dispose of TBAs, through dollar roll transactions or otherwise, could be limited.

Moreover, even if we are advised by counsel that TBAs should be treated as qualifying assets or that income and gains from dispositions of TBAs should be treated as qualifying income, it is possible that the IRS could successfully take the position that such assets are not qualifying assets and such income is not qualifying income. In that event, we could be subject to a penalty tax or we could fail to qualify as a REIT if (i) the value of our TBAs, together with our non-qualifying assets for the 75% asset test, exceeded 25% of our gross assets at the end of any calendar quarter, or (ii) our income and gains from the disposition of TBAs, together with our non-qualifying income for the 75% gross income test, exceeded 25% of our gross income for any taxable year.

Our investments in construction loans may require us to make estimates about the fair value of land improvements that may be challenged by the IRS.

We may invest in construction loans, the interest from which will be qualifying income for purposes of the gross income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year. For purposes of construction loans, the loan value of the real property is the fair value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) that secure the loan and that are to be constructed from the proceeds of the loan. There can be no assurance that the IRS would not challenge our estimate of the loan value of the real property.

There may be tax consequences to any modifications to our borrowings, any hedging transactions and other contracts to replace references to LIBOR.

We are parties to loan agreements with LIBOR-based interest rates and may enter into derivatives and hold or acquire assets with LIBOR-based terms. We may have to renegotiate such LIBOR-based instruments to replace references to LIBOR. Under current law, certain modifications of terms of LIBOR-based instruments may have tax consequences, including deemed taxable exchanges of the pre-modification instrument for the modified instrument. Treasury Regulations, effective March 7, 2022, treat certain modifications that would be taxable events under current law as non-taxable events. The Treasury Regulations also permit REMICs to make certain modifications without losing REMIC qualification. The Treasury Regulations do not discuss REIT-specific issues of modifications to LIBOR-based instruments. The IRS has also issued Revenue Procedure 2020-44, which provides additional guidance to facilitate the market’s transition from LIBOR rates. This guidance clarifies the treatment of certain debt instruments modified to replace LIBOR- based terms. We will attempt to migrate to a post-LIBOR environment without jeopardizing our REIT qualification or suffering other adverse tax consequences but can give no assurances that we will succeed.

Foreclosures may impact our ability to qualify as a REIT and minimize tax liabilities.

If we foreclose, or consider foreclosing, on properties securing defaulted loans that we hold, we will have to consider the impact that taking ownership of such properties would have on our ability to continue to qualify to be taxed as a REIT and any tax liabilities attributable thereto if we continue to qualify as a REIT. In certain cases, the operation of real property will not generate qualifying rents from real property for purposes of the gross income tests, e.g., income from operation of a hotel. In certain circumstances, we will be able to make an election with the IRS to treat property we take possession of in a foreclosure as “foreclosure property.” If, and for so long as, such property qualifies as “foreclosure property,” income therefrom is treated as qualifying income for purposes of both gross income tests and gain from the sale of such property will not be subject to the 100% prohibited transaction tax for dealer sales, regardless of our how short our holding period in such property is when we sell such property or other dealer sales considerations. On the other hand, net income with respect to a property for which we’ve made a foreclosure property election that would not otherwise be qualifying income for purposes of the gross income tests will be subject to corporate income tax. In certain circumstances, the IRS might argue that a particular property did not qualify for a foreclosure property election or that its status as foreclosure property terminated while we believed it continued to qualify, possibly causing us to fail one or both gross income tests or causing any gain from the sale of such property to be subject to the prohibited transaction tax.

Risks Related to Retirement Plans

If the fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to liability, including civil penalties.

There are special considerations that apply to investing in our shares on behalf of benefit plan investors, as defined in ERISA § 3(42), including a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, IRAs, or Keogh plans. If stockholders are investing the assets of any of the entities identified in the prior sentence in our Class T shares, Class S shares, Class D shares, Class M shares or Class I shares, stockholders should satisfy themselves that:

•	the investment is consistent with their fiduciary obligations under applicable law, including common law, ERISA and the Code;

•	the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	the investment will not impair the liquidity of the trust, plan or IRA;

•	the investment will not produce “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	the investment will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or similar law may result in the imposition of liability, including civil penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount involved.

If our assets at any time are deemed to constitute “plan assets” under ERISA, that may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.

Stockholders subject to ERISA should consult their own advisors as to the effect of ERISA on an investment in our Class T shares, Class S shares, Class D shares, Class M shares or Class I shares. If our assets are deemed to constitute “plan assets” of stockholders that are ERISA Plans (as defined below) (i) certain transactions that we might enter into in the ordinary course of our business might have to be rescinded and may give rise to certain excise taxes and fiduciary liability under Title I of ERISA and/or Section 4975 of the Code; (ii) our management, as well as various providers of fiduciary or other services to us (including our adviser), and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries or otherwise parties in interest or disqualified persons for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code; and (iii) the fiduciaries of stockholders that are ERISA Plans would not be protected from “co-fiduciary liability” resulting from our decisions and could be in violation of certain ERISA requirements.

Accordingly, prospective investors that are (i) “employee benefit plans” (within the meaning of Section 3(3) of ERISA), which are subject to Title I of ERISA; (ii) “plans” defined in Section 4975 of the Code, which are subject to Section 4975 of the Code (including “Keogh” plans and “individual retirement accounts”); or (iii) entities whose underlying assets are deemed to include plan assets within the meaning of Section 3(42) of ERISA and the regulations thereunder (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by “benefit plan investors”) (each such plan, account and entity described in clauses (i), (ii) and (iii) we refer to as “ERISA Plans”) should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. The sale of our common stock to any ERISA Plan is in no respect a representation by us or any other person associated with the offering of our shares of common stock that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Item 1B.	Unresolved Staff Comments.

None.

Item 2.	Properties.

Our headquarters are located at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. We believe that these office facilities are suitable and adequate for our business as it is presently conducted. On June 23, 2022, we acquired 555 Aviation, a 260,000 square foot creative office building located in El Segundo, California. The property is currently 100% leased to three tenants. As of December 31, 2022, this was the only property we held.

Item 3.	Legal Proceedings.

We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us. From time to time, we may be party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. While the outcome of any legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material adverse effect upon our financial condition or results of operations.

Item 4.	Mine Safety Disclosures.

Not applicable.

PART II—OTHER INFORMATION

Many of the amounts and percentages presented in Part II have been rounded for convenience of presentation, and all dollar amounts, excluding share and per share amounts, are presented in thousands unless otherwise noted.

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

Market Information

There is currently no market for our common stock, and we do not expect that a market for our shares will develop in the foreseeable future. Under Maryland law, our stockholders generally will not be personally liable for our debts or obligations. As of March 23, 2023, we had 92 record holders of our Class F common stock, 2 record holders of Class Y common stock, 568 record holders of Class T common stock, 7,379 record holders of Class S common stock, 413 record holders of Class D common stock, 1,517 record holders of Class M common stock, and 3,169 record holders of Class I common stock.

The following table presents our monthly NAV per share for each of the seven classes of shares from January 31, 2021 through December 31, 2022:

	Class S	Class T	Class D	Class M	Class I	Class F	Class Y
January 31, 2021	$25.3305	$25.1211	$25.1519	$25.2109	$24.6064	$25.0872	$24.6356
February 28, 2021	25.3029	25.0918	25.1219	25.1815	24.5778	25.0840	24.6127
March 31, 2021	25.2910	25.0777	25.1086	25.1678	24.5567	25.0797	24.5939
April 30, 2021	25.2796	25.0648	25.0959	25.1554	24.5426	25.0816	24.5003
May 31, 2021	25.2693	25.0539	25.0848	25.1448	24.5313	25.0880	24.4907
June 30, 2021	25.2524	25.0347	25.0654	25.1245	24.5087	25.0641	24.4705
July 31, 2021	25.2473	25.0270	25.0588	25.1178	24.5021	25.0581	24.4602
August 31, 2021	25.2356	25.0145	25.0470	25.1057	24.4871	25.0614	24.4463
September 30, 2021	25.2213	24.9984	25.0310	25.0914	24.4688	25.0333	24.4269
October 31, 2021	25.2161	24.9910	25.0238	25.0942	24.4594	25.0270	24.4168
November 30, 2021	25.2161	24.9910	25.0238	25.0942	24.4594	25.0270	24.4168
December 31, 2021	25.2161	24.9910	25.0238	25.0942	24.4594	25.0270	24.4168
January 31, 2022	25.2161	24.9910	25.0238	25.0942	24.4594	25.0270	24.4168
February 28, 2022	25.2161	24.9910	25.0238	25.0942	24.4594	25.0270	24.4168
March 31, 2022	25.2079	24.9828	25.0156	25.0859	24.4512	25.0188	24.4085
April 30, 2022	25.1751	24.9484	24.9810	25.0518	24.4156	24.9835	24.3705
May 31, 2022	25.1808	24.9517	24.9846	25.0567	24.4179	24.9880	24.3708
June 30, 2022	25.1698	24.9404	24.9734	25.0450	24.4031	24.9767	24.3557
July 31, 2022	25.1655	24.9349	24.9688	25.0404	24.3957	24.9887	24.3473
August 31, 2022	25.1696	24.9380	24.9724	25.0438	24.3959	25.0092	24.3476
September 30, 2022	25.1765	24.9453	24.9789	25.0493	24.3983	25.0306	24.3495
October 31, 2022	25.1418	24.9110	24.9439	25.0143	24.3599	25.0173	24.3134
November 30, 2022	25.1360	24.9034	24.9374	25.0077	24.3500	25.0272	24.3016
December 31, 2022	25.0651	24.8321	24.8660	24.9375	24.2775	24.9736	24.2292

Distributions

The following table reflects the amount of cash distributions that the Company paid on its common stock during the years ended December 31, 2022, 2021 and 2020:

	Year Ended December 31,
	2022	2021	2020
Distributions:
Paid or payable in cash	$59,987	$22,980	$11,230
Reinvested in shares	56,215	15,537	5,431

Total distributions	$116,202	$38,517	$16,661

Source of distributions:
Cash flows from operating activities	$116,202	$38,517	$16,661
Offering proceeds	—	—	—

Total sources of distributions	$116,202	$38,517	$16,661

Net cash provided by operating activities(1)	$154,518	$38,583	$21,777

(1)

Cash flows from operating activities are supported by expense support payments from FS Real Estate Advisor and Rialto pursuant to the Company’s expense limitation agreement. See Note 7 for additional information regarding the Company’s expense limitation agreement.

Share Repurchases

We have adopted a share repurchase plan, whereby on a monthly basis, stockholders may request that we repurchase all or any portion of their shares. Prior to September 2019, Class F shares and Class Y shares were not eligible to participate in our share repurchase program. We may repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. The repurchase of shares is limited to no more than 2% of our aggregate NAV per month of all classes of shares then participating in our share repurchase plan and no more than 5% of our aggregate NAV per calendar quarter of all classes of shares then participating in our share repurchase plan, which means that in any 12-month period, we limit repurchases to approximately 20% of the total NAV of all classes of shares then participating in the share repurchase plan.

During the three months ended December 31, 2022, we repurchased shares of our common stock in the following amounts, which represented all of the share repurchase requests received for the same period:

Period	Total Number of Shares Purchased	Repurchases as a Percentage of Shares Outstanding		Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Maximum Number of Shares Pending Purchase Pursuant to Publicly Announced Plans or Programs(1)
October 1 - October 31, 2022	1,174,104	1.24%		$24.72	1,174,104	—
November 1 - November 30, 2022	1,446,536	1.49%		$24.65	1,446,536	—
December 1 - December 31, 2022	2,456,186	2.51	%(2)	$24.85	2,456,186	—

Total	5,076,826				5,076,826

(1)	Repurchases are limited, as described above.
(2)

The Company’s board of directors, including all of its independent directors, has unanimously authorized repurchases in excess of its 2% monthly repurchase limitation for December 2022 and its 5% quarterly repurchase limitation for the fourth quarter of 2022 such that 100% of share repurchase requests timely received in December 2022 and the fourth quarter of 2022 were satisfied.

Sales of Unregistered Securities

During the years ended December 31, 2022, 2021 and 2020, we issued 12,178, 2,035 and 2,878, respectively, of unregistered restricted shares of Class I common stock to our independent directors as compensation for their services pursuant to our independent director restricted share plan in private transactions exempt from registration under Section 4(a)(2) of the Securities Act. For the year ended December 31, 2020, these restricted shares of Class I common stock were issued on February 1, 2020, May 1, 2020, August 3, 2020 and November 2, 2020. For the year ended December 31, 2021, these restricted shares of Class I common stock were issued on February 1, 2021, May 1, 2021, August 2, 2021, and November 2, 2021. For the year ended December 31, 2022, these restricted shares of Class I common stock were issued on February 1, 2022, May 2, 2022, August 1, 2022, and November 2, 2022. In each case, the restricted shares of Class I common stock vest on the one year anniversary of the grant date, provided that the independent director remains on the board of directors on such vesting date, or upon the earlier occurrence of his or her termination of service due to his or her death or disability or a change in our control.

On July 1, 2022, we received $2,000 relating to the sale and issuance of approximately 81,907 Class I shares to accredited investors at the per share purchase price of $24.42. On August 1, 2022, we received $3,577 relating to the sale and issuance of approximately 146,610 Class I shares to accredited investors at the per share purchase price of $24.40. On September 1, 2022, we received $2,000 relating to the sale and issuance of approximately 81,982 Class I shares to accredited investors at the per share purchase price of $24.40. On October 1, 2022, we received $4,050 relating to the sale and issuance of approximately 165,984 shares of our Class I common stock at the per share purchase price of $24.40. In each case, the sale of securities was made pursuant to a private placement exempt from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 6.	Reserved

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations (in thousands, except share and per share amounts).

The information contained in this section should be read in conjunction with our consolidated financial statements and related notes thereto appearing elsewhere in this Annual Report on Form 10-K. In addition to historical data, this discussion contains forward-looking statements about our business, operations and financial performance based on current expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those in this discussion as a result of various factors, including but not limited to those discussed in Part I Item 1A — “Risk Factors” in this Annual Report on Form 10-K.

Introduction

We were incorporated under the general corporation laws of the State of Maryland on November 7, 2016 and formally commenced investment operations on September 13, 2017. We are currently conducting a public offering of up to $2,750,000 of our Class T, Class S, Class D, Class M and Class I shares of common stock pursuant to a registration statement on Form S-11 filed with the SEC consisting of up to $2,500,000 in shares in our primary offering and up to $250,000 in shares pursuant to our distribution reinvestment plan. We are also conducting a private offering of our Class I common stock, and previously conducted private offerings of our Class F common stock and Class Y common stock. We are managed by FS Real Estate Advisor pursuant to an advisory agreement between us and FS Real Estate Advisor. FS Real Estate Advisor is a subsidiary of our sponsor, FS Investments, a national sponsor of alternative investment funds designed for the individual investor. FS Real Estate Advisor has engaged Rialto to act as its sub-adviser.

We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017. We intend to be an investment vehicle of indefinite duration focused on real estate debt investments and other real estate-related assets. The shares of common stock are generally intended to be sold and repurchased by us on a continuous basis. We intend to conduct our operations so that we are not required to register under the 1940 Act.

Our primary investment objectives are to: provide current income in the form of regular, stable cash distributions to achieve an attractive dividend yield; preserve and protect invested capital; realize appreciation in net asset value, or NAV, from proactive management and asset management; and provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate debt with lower volatility than public real estate companies.

Our investment strategy is to originate, acquire and manage a portfolio of senior loans secured by commercial real estate primarily in the United States. We are focused on senior floating-rate mortgage loans, but we may also invest in other real estate-related assets, including: (i) other commercial real estate mortgage loans, including fixed-rate loans, subordinated loans, B-Notes, mezzanine loans and participations in commercial mortgage loans; and (ii) commercial real estate securities, including commercial mortgage-backed securities, or CMBS, unsecured debt of listed and non-listed REITs, collateralized debt obligations and equity or equity-linked securities. To a lesser extent we may invest in warehouse loans secured by commercial or residential mortgages, credit loans to commercial real estate companies, residential mortgage-backed securities, or RMBS, and portfolios of single family home mortgages.

The success of our activities is affected by general economic and market conditions, including, among others, interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and trade barriers. These factors could affect the level and volatility of securities prices and the liquidity of our investments. Volatility or illiquidity could impair our profitability or result in losses. These factors also could adversely affect the availability or cost of our leverage, which would result in lower returns. Future market disruptions and/or illiquidity would be expected to have an adverse effect on our business, financial condition, results of operations and cash flows. Unfavorable economic conditions also would be expected to increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events have limited and could continue to limit our investment originations, limit our ability to grow and have a material negative impact on our operating results and the fair values of our debt and equity investments.

Portfolio Overview

Loan Portfolio Overview

The following table details activity in our loans receivable portfolio for the years ended December 31, 2022 and 2021:

	For the Year Ended December 31,
	2022	2021
Loan fundings(1)	$4,141,859	$3,500,362
Loan repayments(2)	(636,594)	(358,714)

Total net fundings	$3,505,265	$3,141,648

(1)	Includes new loan originations and additional fundings made under existing loans.
(2)	Excludes payment held by servicer during the year ended December 31, 2021.

The following table details overall statistics for our loans receivable portfolio as of December 31, 2022 and 2021:

	December 31,
	2022	2021
Number of loans	142	102
Principal balance	$7,350,271	$3,843,110
Net book value	$7,350,315	$3,841,868
Unfunded loan commitments(1)	$574,510	$414,818
Weighted-average cash coupon(2)	+3.83%	+3.68%
Weighted-average all-in yield(2)	+3.90%	+3.73%
Weighted-average maximum maturity (years)(3)	4.0	4.5

(1)	We may be required to provide funding when requested by the borrower in accordance with the terms of the underlying agreements.
(2)

Our floating rate loans are expressed as a spread over the relevant benchmark rates, which include the London Interbank Offered Rate, or LIBOR and the Secured Overnight Financing Rate, or SOFR. In addition to cash coupon, all-in yield includes accretion of discount (amortization of premium) and accrual of exit fees.

(3)	Maximum maturity assumes all extension options are exercised by the borrowers; however loans may be repaid prior to such date.

The following table provides details of our loan receivable, held-for-investment portfolio, on a loan-by-loan basis, as of December 31, 2022:

	Loan Type	Origination Date(1)	Total Loan	Principal Balance	Net Book Value	Cash Coupon(2)	All-in Yield(2)	Maximum Maturity(3)	Location	Property Type	LTV(1)
1	Senior Loan	6/9/2022	$365,610	$338,160	$338,108	+3.30%	+3.30%	6/9/2027	Various	Multifamily	74%
2	Senior Loan	4/28/2022	195,000	195,000	195,067	+4.65%	+4.76%	5/9/2027	New York, NY	Hospitality	70%
3	Senior Loan	12/7/2021	175,000	151,239	151,224	+3.60%	+3.60%	12/9/2026	Miami, FL	Retail	38%
4	Senior Loan	6/8/2022	144,160	144,160	144,357	+3.89%	+4.14%	6/9/2027	New York, NY	Multifamily	73%
5	Senior Loan	10/12/2021	130,747	130,747	130,747	+3.00%	+3.00%	6/9/2026	Philadelphia, PA	Multifamily	69%
6	Senior Loan	3/31/2022	120,470	82,730	82,715	+4.30%	+4.30%	4/9/2027	Addison, TX	Office	67%
7	Senior Loan	9/9/2021	118,265	118,265	118,252	+3.20%	+3.20%	9/9/2026	Various, NY	Self Storage	70%
8	Senior Loan	6/14/2022	111,100	97,500	97,478	+3.80%	+3.81%	6/9/2027	San Jose, CA	Office	39%
9	Senior Loan	3/10/2022	110,150	90,577	90,553	+5.00%	+5.01%	4/9/2027	Santa Clara, CA	Office	62%
10	Senior Loan	5/26/2022	108,500	98,720	98,752	+3.40%	+3.59%	6/9/2027	Mesa, AZ	Multifamily	67%
11	Senior Loan	7/15/2022	107,000	85,000	84,977	+3.70%	+3.71%	8/9/2027	Middletown, DE	Industrial	68%
12	Senior Loan	6/30/2022	106,000	100,000	99,987	+4.15%	+4.15%	7/9/2027	Lynwood, CA	Retail	61%
13	Senior Loan	5/18/2022	105,000	105,000	105,000	+3.50%	+3.50%	6/9/2027	New Rochelle, NY	Multifamily	61%
14	Senior Loan	1/13/2022	103,600	93,897	93,873	+3.55%	+3.56%	1/9/2027	Austin, TX	Multifamily	80%
15	Senior Loan	9/22/2022	103,552	103,552	102,952	+3.66%	+4.62%	9/1/2024	Various	Self Storage	74%
16	Senior Loan	6/28/2022	100,000	100,000	99,978	+3.15%	+3.16%	7/9/2027	Fayetteville, NC	Multifamily	76%
17	Senior Loan	11/15/2022	100,000	100,000	100,000	+4.21%	+4.21%	11/9/2027	Nashville, TN	Hospitality	52%
18	Senior Loan	12/30/2021	95,000	95,000	94,985	+4.20%	+4.21%	1/9/2027	San Diego, CA	Hospitality	58%
19	Senior Loan	12/21/2021	93,900	84,456	84,444	+3.80%	+3.80%	1/9/2027	Houston, TX	Multifamily	76%
20	Senior Loan	5/13/2022	93,500	86,229	86,278	+4.25%	+4.40%	5/9/2027	New York, NY	Multifamily	60%
21	Senior Loan	10/3/2022	91,100	81,300	81,281	+4.50%	+4.51%	10/9/2027	Miami, FL	Office	56%
22	Senior Loan	4/29/2022	90,000	90,000	90,000	+3.55%	+3.55%	5/6/2027	Reseda, CA	Multifamily	69%
23	Senior Loan	8/4/2022	90,000	90,000	89,986	+3.65%	+3.66%	8/9/2027	Santa Barbara, CA	Various	60%
24	Senior Loan	5/13/2022	89,500	77,248	77,293	+4.25%	+4.40%	5/9/2027	New York, NY	Multifamily	58%
25	Senior Loan	2/4/2022	89,000	89,000	89,405	+3.85%	+3.85%	2/1/2025	Temecula, CA	Multifamily	75%
26	Senior Loan	9/8/2022	87,000	72,123	72,147	+4.25%	+4.34%	9/9/2027	Washington, DC, VA	Hospitality	52%
27	Senior Loan	7/20/2022	85,690	79,375	79,385	+3.65%	+3.74%	8/9/2027	Phoenix, AZ	Multifamily	61%
28	Senior Loan	5/12/2021	85,000	85,000	85,059	+3.00%	+3.05%	5/9/2026	Detroit, MI	Industrial	73%
29	Senior Loan	12/15/2021	85,000	81,800	81,782	+3.35%	+3.36%	12/9/2026	Sunny Isles, FL	Multifamily	74%
30	Senior Loan	3/9/2022	84,000	79,139	79,139	+3.55%	+3.55%	3/9/2027	Temple Hills, MD	Multifamily	75%
31	Senior Loan	12/23/2021	83,400	73,523	73,503	+4.45%	+4.46%	1/9/2027	Westminster, CO	Retail	65%
32	Senior Loan	12/22/2021	81,500	54,000	54,119	+4.75%	+4.92%	1/9/2027	Farmers Branch, TX	Office	62%
33	Senior Loan	2/28/2022	75,000	73,383	73,383	+3.85%	+3.85%	3/9/2027	Atlanta, GA	Multifamily	68%
34	Senior Loan	11/3/2022	73,000	51,350	51,335	+4.75%	+4.85%	11/9/2027	Adairsville, GA	Hospitality	45%
35	Senior Loan	9/10/2021	71,201	67,082	67,064	+2.90%	+2.90%	10/9/2026	Richardson, TX	Multifamily	68%
36	Senior Loan	4/26/2022	69,350	63,340	63,314	+3.72%	+3.73%	5/9/2027	Tucson, AZ	Multifamily	68%
37	Senior Loan	4/26/2021	68,100	66,000	65,987	+3.15%	+3.16%	5/9/2026	Las Vegas, NV	Multifamily	72%
38	Senior Loan	4/27/2022	67,940	60,470	60,473	+4.00%	+4.06%	5/9/2027	Indianapolis, IN	Multifamily	79%
39	Mezz Loan	10/1/2021	66,633	66,633	66,045	10.00%	10.31%	4/1/2026	Various	Various	93%
40	Senior Loan	12/21/2021	65,450	65,450	65,435	+4.35%	+4.36%	1/9/2027	Dallas, TX	Hospitality	58%
41	Senior Loan	4/15/2021	64,460	63,937	63,924	+2.80%	+2.80%	5/9/2026	Lawrenceville, GA	Multifamily	75%
42	Senior Loan	5/20/2022	63,001	62,039	62,032	+4.15%	+4.15%	5/9/2027	Montauk, NY	Hospitality	80%
43	Senior Loan	4/13/2022	62,650	54,190	54,164	+3.90%	+3.92%	5/9/2027	Houston, TX	Multifamily	78%
44	Senior Loan	7/29/2021	62,500	62,500	62,498	+3.10%	+3.10%	8/9/2026	Maitland, FL	Multifamily	72%
45	Senior Loan	7/22/2021	62,100	60,291	60,276	+3.30%	+3.31%	8/9/2026	Nashville, TN	Multifamily	75%
46	Senior Loan	8/2/2021	60,130	58,697	58,680	+2.80%	+2.81%	8/9/2026	Austin, TX	Multifamily	73%
47	Senior Loan	10/13/2022	60,000	54,000	54,011	+4.25%	+4.33%	10/9/2027	Pinehurst, NC	Multifamily	60%
48	Senior Loan	2/15/2022	58,750	56,467	56,448	+3.50%	+3.51%	3/9/2027	Antioch, TN	Multifamily	79%
49	Senior Loan	5/12/2022	58,165	54,314	54,301	+3.35%	+3.36%	5/9/2027	Denver, CO	Multifamily	80%
50	Senior Loan	1/7/2022	58,000	53,275	53,370	+4.25%	+4.43%	11/9/2026	Miami, FL	Hospitality	49%
51	Senior Loan	8/13/2021	57,500	53,766	53,752	+3.10%	+3.19%	9/9/2026	Various, FL	Industrial	68%
52	Senior Loan	7/7/2022	57,250	54,850	54,860	+4.35%	+4.44%	7/9/2027	Birmingham, AL	Retail	71%
53	Senior Loan	6/23/2022	57,000	48,591	48,594	+4.75%	+4.85%	7/9/2027	Seattle, WA	Multifamily	68%
54	Senior Loan	11/5/2021	55,960	50,909	50,902	+3.10%	+3.10%	11/9/2026	Houston, TX	Industrial	74%

	Loan Type	Origination Date(1)	Total Loan	Principal Balance	Net Book Value	Cash Coupon(2)	All-in Yield(2)	Maximum Maturity(3)	Location	Property Type	LTV(1)
55	Senior Loan	8/17/2022	$55,600	$53,017	$53,011	+3.85%	+3.95%	9/9/2027	Austin, TX	Multifamily	62%
56	Senior Loan	2/17/2022	55,400	48,114	48,134	+4.10%	+4.19%	3/9/2027	Indianapolis, IN	Multifamily	80%
57	Senior Loan	12/21/2022	55,000	53,000	52,976	+3.85%	+3.95%	12/9/2027	San Bernardino, CA	Multifamily	66%
58	Senior Loan	3/7/2022	53,885	47,269	47,295	+3.50%	+3.59%	3/9/2027	Humble, TX	Multifamily	75%
59	Senior Loan	8/9/2021	53,160	51,632	51,617	+3.15%	+3.16%	8/9/2026	Philadelphia, PA	Multifamily	79%
60	Senior Loan	11/10/2021	52,422	46,272	46,308	+3.75%	+4.08%	11/9/2026	Fayetteville, AR	Multifamily	70%
61	Senior Loan	6/16/2022	52,280	44,942	44,933	+3.80%	+3.81%	7/9/2027	Jacksonville, FL	Multifamily	71%
62	Senior Loan	3/12/2021	52,250	33,953	33,942	+5.75%	+5.75%	3/9/2026	San Francisco, CA	Office	65%
63	Senior Loan	7/7/2021	52,200	46,443	46,429	+3.00%	+3.01%	7/9/2026	Austin, FL	Multifamily	74%
64	Senior Loan	3/22/2022	50,750	50,750	50,750	+3.60%	+3.60%	4/9/2027	Humble, TX	Multifamily	72%
65	Senior Loan	2/18/2022	49,240	33,589	33,570	+3.90%	+3.92%	3/9/2027	Atlanta, GA	Office	60%
66	Senior Loan	4/26/2022	49,125	44,925	44,933	+4.05%	+4.15%	5/9/2027	Decatur, GA	Multifamily	72%
67	Senior Loan	12/15/2021	49,000	49,000	48,983	+3.45%	+3.46%	12/9/2026	Ladson, SC	Multifamily	77%
68	Senior Loan	6/23/2021	48,944	46,962	46,948	+2.80%	+2.80%	7/9/2026	Roswell, GA	Multifamily	75%
69	Senior Loan	11/1/2021	48,906	45,793	45,776	+3.70%	+3.70%	11/9/2026	Fort Lauderdale, FL	Office	67%
70	Senior Loan	11/23/2021	47,600	40,694	40,684	+3.05%	+3.05%	12/9/2026	Dallas, TX	Multifamily	69%
71	Senior Loan	7/29/2021	47,500	47,500	47,498	+3.10%	+3.10%	8/9/2026	Clearwater, FL	Multifamily	79%
72	Senior Loan	8/3/2021	46,500	46,500	46,491	+3.10%	+3.10%	8/9/2026	San Antonio, TX	Multifamily	72%
73	Senior Loan	4/6/2022	46,500	44,000	43,980	+3.50%	+3.52%	4/9/2027	Atlanta, GA	Multifamily	79%
74	Senior Loan	12/17/2021	46,100	36,500	36,521	+4.30%	+4.40%	1/9/2027	Seattle, WA	Office	53%
75	Senior Loan	8/25/2022	45,000	45,000	45,065	+3.50%	+4.00%	9/9/2027	McKinney, TX	Multifamily	53%
76	Senior Loan	1/28/2022	43,650	34,045	34,083	+4.00%	+4.14%	2/9/2027	Milwaukee, WI	Office	59%
77	Senior Loan	7/28/2021	43,350	42,345	42,331	+3.00%	+3.01%	8/9/2026	Sandy Springs, GA	Multifamily	77%
78	Senior Loan	8/19/2021	43,000	43,000	42,985	+3.10%	+3.11%	9/9/2026	Omaha, NE	Multifamily	75%
79	Senior Loan	8/9/2021	42,660	38,761	38,752	+3.05%	+3.06%	8/9/2026	Southaven, MS	Multifamily	57%
80	Senior Loan	11/1/2021	42,300	40,635	40,619	+3.50%	+3.51%	11/9/2026	Doraville, GA	Multifamily	82%
81	Senior Loan	3/14/2022	42,000	40,293	40,337	+3.50%	+3.67%	4/9/2027	Dallas, TX	Multifamily	76%
82	Senior Loan	8/25/2021	41,395	40,684	40,669	+3.15%	+3.15%	9/9/2026	Cypress, TX	Multifamily	69%
83	Senior Loan	7/21/2021	41,300	39,592	39,584	+2.80%	+2.81%	8/9/2026	Evanston, IL	Multifamily	77%
84	Senior Loan	10/28/2021	40,200	38,268	38,251	+3.00%	+3.02%	11/9/2026	Dallas, TX	Multifamily	74%
85	Senior Loan	9/30/2022	40,000	34,500	34,502	+5.00%	+5.28%	10/9/2027	New Orleans, LA	Hospitality	64%
86	Senior Loan	4/27/2021	39,050	35,197	35,190	+3.15%	+3.15%	5/9/2026	Jamaica, NY	Industrial	61%
87	Senior Loan	8/31/2021	38,700	37,065	37,050	+3.10%	+3.11%	9/9/2026	Colorado Springs, CO	Multifamily	68%
88	Senior Loan	6/24/2021	38,600	37,265	37,251	+3.75%	+3.76%	7/9/2026	Austin, TX	Multifamily	76%
89	Senior Loan	8/3/2021	38,500	38,500	38,491	+3.10%	+3.11%	8/9/2026	San Antonio, TX	Multifamily	72%
90	Senior Loan	11/30/2021	38,310	35,597	35,690	+4.45%	+4.70%	12/9/2026	Memphis, TN	Office	70%
91	Senior Loan	4/9/2019	38,000	38,000	37,999	+3.75%	+3.75%	4/9/2024	New York, NY	Mixed Use	75%
92	Senior Loan	11/4/2021	37,300	37,300	37,300	+3.45%	+3.95%	11/1/2024	Boca Raton, FL	Multifamily	81%
93	Senior Loan	4/29/2022	37,135	34,725	34,734	+3.75%	+3.84%	5/9/2027	Euless, TX	Multifamily	80%
94	Senior Loan	11/5/2021	36,325	34,497	34,479	+3.10%	+3.11%	11/9/2026	Mesquite, TX	Multifamily	73%
95	Senior Loan	12/21/2021	36,000	36,000	35,982	+3.45%	+3.47%	1/9/2027	Hackensack, NJ	Multifamily	68%
96	Senior Loan	1/7/2022	36,000	36,000	36,000	+3.80%	+3.80%	1/9/2027	Jupiter, FL	Office	72%
97	Senior Loan	3/29/2021	35,880	34,397	34,386	+3.60%	+3.60%	4/9/2026	Arlington, TX	Multifamily	80%
98	Senior Loan	5/28/2021	35,785	31,085	31,072	+5.00%	+5.01%	6/9/2026	Austin, TX	Office	57%
99	Senior Loan	6/22/2021	34,500	32,067	32,059	+3.60%	+3.61%	7/9/2026	Tallahassee, FL	Multifamily	74%
100	Senior Loan	12/3/2021	34,327	34,327	34,320	+3.45%	+3.46%	12/9/2026	Various, NY	Self Storage	63%
101	Senior Loan	12/16/2021	33,000	31,079	31,061	+3.55%	+3.57%	1/9/2027	Fort Worth, TX	Multifamily	72%
102	Senior Loan	3/11/2021	32,000	30,000	29,993	+4.50%	+4.51%	3/9/2026	Colleyville, TX	Retail	58%
103	Senior Loan	11/23/2021	32,000	27,398	27,388	+3.05%	+3.05%	12/9/2026	Dallas, TX	Multifamily	69%
104	Senior Loan	4/27/2022	31,800	23,899	23,886	+4.30%	+4.32%	5/9/2027	Morrow, GA	Industrial	62%
105	Senior Loan	1/28/2022	31,229	31,229	31,250	+3.70%	+3.80%	9/9/2026	Dallas, TX	Multifamily	82%
106	Senior Loan	12/29/2020	31,128	28,760	28,974	+3.75%	+3.93%	1/9/2026	Brooklyn, NY	Multifamily	60%
107	Mezz Loan	10/20/2022	31,111	26,755	26,755	+6.50%	+6.50%	10/9/2027	Philadelphia, PA	Mixed Use	68%
108	Senior Loan	5/4/2021	30,000	20,720	20,715	+5.55%	+5.56%	5/9/2026	Richardson, TX	Office	65%
109	Senior Loan	6/28/2019	28,500	28,500	28,712	+5.35%	+5.48%	7/9/2024	Davis, CA	Hospitality	72%
110	Senior Loan	12/18/2020	28,440	24,738	24,736	+4.50%	+4.50%	1/9/2026	Rockville, MD	Office	69%
111	Senior Loan	12/15/2021	28,400	27,073	27,063	+3.30%	+3.31%	12/9/2026	Arlington, TX	Multifamily	79%

	Loan Type	Origination Date(1)	Total Loan	Principal Balance	Net Book Value	Cash Coupon(2)	All-in Yield(2)	Maximum Maturity(3)	Location	Property Type	LTV(1)
112	Senior Loan	11/18/2021	$27,387	$27,387	$27,377	+3.60%	+3.61%	12/9/2026	Brooklyn, NY	Self Storage	70%
113	Senior Loan	3/31/2021	25,250	25,250	25,241	+3.20%	+3.21%	4/9/2026	Tempe, AZ	Multifamily	77%
114	Senior Loan	6/25/2021	25,000	24,293	24,285	+3.05%	+3.06%	7/9/2026	Austin, TX	Multifamily	68%
115	Senior Loan	1/28/2022	24,489	24,489	24,504	+3.70%	+3.81%	9/9/2026	Mesquite, TX	Multifamily	78%
116	Senior Loan	7/18/2018	22,650	22,650	22,640	+5.25%	+5.35%	8/9/2023	Gaithersburg, MD	Hospitality	80%
117	Senior Loan	12/10/2020	22,300	17,554	17,546	+5.25%	+5.26%	1/9/2026	Fox Hills, CA	Office	55%
118	Senior Loan	1/28/2022	22,149	22,149	22,162	+3.70%	+3.81%	9/9/2026	Dallas, TX	Multifamily	85%
119	Senior Loan	8/26/2021	21,805	21,605	21,590	+3.10%	+3.12%	9/9/2026	Seattle, WA	Multifamily	69%
120	Senior Loan	7/13/2021	21,350	21,350	21,336	+3.40%	+3.42%	8/9/2026	Grand Prairie, TX	Multifamily	72%
121	Senior Loan	7/20/2021	21,136	18,372	18,383	+3.25%	+3.36%	8/9/2026	Las Vegas, NV	Multifamily	72%
122	Senior Loan	8/6/2021	20,000	20,000	20,030	+3.10%	+3.24%	8/9/2026	Sandy Springs, GA	Multifamily	74%
123	Senior Loan	5/10/2021	19,200	17,892	17,880	+3.50%	+3.52%	5/9/2026	University City, PA	Multifamily	70%
124	Senior Loan	12/3/2021	18,828	18,828	18,822	+3.45%	+3.46%	12/9/2026	Various, NY	Self Storage	63%
125	Senior Loan	2/26/2021	18,590	17,690	17,683	+3.25%	+3.25%	3/9/2026	Newark, NJ	Industrial	57%
126	Mezz Loan	2/21/2020	18,102	18,102	18,102	10.00%	10.00%	3/1/2030	Various, SC	Industrial	70%
127	Senior Loan	2/19/2020	18,000	14,400	14,405	+3.50%	+3.49%	3/9/2025	Los Angeles, CA	Mixed Use	71%
128	Senior Loan	6/16/2021	17,500	16,615	16,607	+3.25%	+3.27%	7/9/2026	Everett, WA	Multifamily	69%
129	Senior Loan	9/23/2021	16,300	14,992	15,035	+4.25%	+4.54%	9/9/2026	Various, NJ	Multifamily	77%
130	Senior Loan	1/28/2021	16,100	16,100	16,138	+4.50%	+4.63%	2/9/2026	Philadelphia, PA	Self Storage	79%
131	Mezz Loan	6/8/2022	15,840	15,840	15,862	+7.50%	+7.75%	6/9/2027	New York, NY	Multifamily	81%
132	Senior Loan	6/16/2021	15,406	14,924	14,916	+3.25%	+3.27%	7/9/2026	Everett, WA	Multifamily	71%
133	Senior Loan	10/22/2019	15,300	15,300	15,407	+5.00%	+5.28%	11/9/2024	Oakland, CA	Mixed Use	70%
134	Mezz Loan	2/14/2020	15,000	15,000	15,000	+7.61%	+7.61%	12/5/2026	Queens, NY	Multifamily	75%
135	Senior Loan	3/25/2021	13,405	12,491	12,503	+3.25%	+3.33%	4/9/2026	Lithonia, GA	Multifamily	67%
136	Senior Loan	3/19/2021	12,718	12,718	12,748	+3.95%	+4.13%	4/9/2026	Brooklyn, NY	Multifamily	85%
137	Senior Loan	1/28/2022	12,092	12,092	12,096	+3.70%	+3.82%	9/9/2026	Duncanville, TX	Multifamily	83%
138	Senior Loan	3/7/2018	12,050	12,050	12,080	+5.00%	+5.15%	3/7/2023	Las Vegas, NV	Hospitality	71%
139	Senior Loan	6/11/2018	8,000	8,000	8,040	+4.50%	+4.61%	3/9/2024	Miami, FL	Retail	68%
140	Senior Loan	6/11/2018	6,750	6,750	6,767	+4.25%	+4.35%	6/9/2023	Miami, FL	Retail	61%
141	Mezz Loan	5/12/2022	5,785	5,785	5,785	+10.50%	+10.50%	5/9/2027	Denver, CO	Multifamily	86%
142	Mezz Loan	4/6/2022	5,178	5,178	5,178	+11.00%	+11.00%	4/9/2027	Atlanta, GA	Multifamily	88%

Total/Weighted Average			$7,924,781	$7,350,271	$7,350,315	+3.83%	+3.90%

(1)	Date loan was originated or acquired by us, and the loan-to-value, or LTV, as of such date. Dates and LTV are not updated for subsequent loan modifications or upsizes.
(2)

The weighted-average cash coupon and all-in yield are expressed as a spread over the relevant floating benchmark rates, which include USD LIBOR and SOFR. In addition to cash coupon, all-in yield include accretion of discount (amortization of premium) and accrual of exit fees.

(3)	Maximum maturity assumes all extension options are exercised by the borrower, however loans may be repaid prior to such date.

Real Estate Portfolio Overview

On June 23, 2022, we acquired a 260,000 square foot creative office building located in El Segundo, California. The property was built in 1966 and was renovated in 2017 to convert the property into a creative office building, including LEED Gold certification, a glass façade and an interior open-air atrium. The property sits on 13 acres and is located in a growing Los Angeles sub-market of El Segundo near Los Angeles International Airport. The property is currently 100% leased to three tenants.

Results of Operations

The following table sets forth information regarding our consolidated results of operations for the years ended December 31, 2022, 2021 and 2020:

	Year Ended December 31,
	2022	2021	2020
Net interest income
Interest income	$373,195	$85,663	$38,127
Less: Interest expense	(186,745)	(27,390)	(11,352)
Interest income on mortgage loans held in securitization trusts	6,936	—	—
Less: Interest expense on mortgage obligations issued by securitization trusts	(6,215)	—	—

Net interest income	187,171	58,273	26,775

Other expenses
Management fee	23,352	7,024	2,948
Performance fee	8,828	1,373	1,220
General and administrative expenses	24,573	8,824	5,113
Less: Expense limitation	(605)	(56)	(1,023)
Add: Expense recoupment to sponsor	3,026	460	—

Net other expenses	59,174	17,625	8,258

Other income (loss)
Income (loss) from rental operations, net	(1,373)	—	—
Net change in unrealized gain on interest rate cap	650	—	—
Net realized gain (loss) on mortgage-backed securities available-for-sale	441	(17)	(556)
Unrealized gain (loss) on mortgage loans and obligations held in securitization trusts, net	(86)	—	—

Total other income (loss)	(368)	(17)	(556)

Net income before taxes	127,629	40,631	17,961
Income tax expense	(1,251)	(614)	(103)

Net income	126,378	40,017	17,858
Preferred stock dividends	(15)	(15)	(14)

Net income attributable to FS Credit Real Estate Income Trust, Inc.	$126,363	$40,002	$17,844

Net Interest Income

Net interest income is generated on our interest-earning assets less related interest-bearing liabilities. The increase in interest income was attributable to debt investments acquired or originated in our portfolio and non-recurring prepayment fee income. The increase in interest expense was attributable to an increase in borrowings in order to support our investment activities. The increase in interest income on mortgage loans held in securitization trusts, and interest expense on mortgage obligations issued by securitization trusts was attributable to the consolidation of securitization vehicles.

Other Expenses

Other expenses include management and performance fees payable to FS Real Estate Advisor and general and administrative expenses. General and administrative expenses include administrative services expenses and fees, auditing and professional fees, independent director fees, transfer agent fees, loan servicing expenses and other costs associated with operating our business. The increase in other expenses can primarily be attributed to the increase of our management fee and various general and administrative expenses related to the growth of our net assets.

Expense Limitation

We have entered into an expense limitation agreement with FS Real Estate Advisor and Rialto pursuant to which FS Real Estate Advisor and Rialto have agreed to waive reimbursement of or pay, on a quarterly basis, our annualized ordinary operating expenses for such quarter to the extent such expenses exceed 1.5% per annum of our average net assets attributable to each of our classes of common stock. Ordinary operating expenses for each class of common stock consist of all ordinary expenses attributable to such class, including administration fees, transfer agent fees, fees paid to our board of directors, loan servicing expenses, administrative services expenses and fees, and related costs associated with legal, regulatory compliance and investor relations, but excluding the following: (a) management fees and performance fees paid to FS Real Estate Advisor pursuant to the Advisory Agreement, (b) interest expense and other financing costs, (c) taxes, (d) distribution or shareholder servicing fees and (e) unusual, unexpected and/or nonrecurring expenses. We will repay FS Real Estate Advisor or Rialto on a quarterly basis any ordinary operating expenses previously waived or paid, but only if the reimbursement would not cause the then-current expense limitation, if any, to be exceeded. In addition, the reimbursement of expenses will be made only if payable not more than three years from the end of the fiscal quarter in which the expenses were paid or waived.

FS Real Estate Advisor and Rialto each agreed to waive the recoupment of any amounts that may be subject to conditional reimbursement during the quarterly period ended March 31, 2020. To the extent that the conditions to recoupment are satisfied in a future quarter (prior to the expiration of the three-year period for reimbursement set forth in the Expense Limitation Agreement), such expenses may be subject to conditional recoupment in accordance with the terms of the Expense Limitation Agreement.

During the period from September 13, 2017 (Commencement of Operations) to December 31, 2022, we accrued $6,444 for reimbursement of expenses that FS Real Estate Advisor and Rialto paid or waived, including $605 in reimbursements for the year ended December 31, 2022. During the period from September 13, 2017 (Commencement of Operations) to December 31, 2022, we received $5,839 in cash reimbursements from FS Real Estate Advisor. As of December 31, 2022, we had $605 of reimbursements due from FS Real Estate Advisor and Rialto.

During the year ended December 31, 2022, $2,832 of expense recoupments were paid to FS Real Estate Advisor and Rialto. As of December 31, 2022, no expense recoupments were payable to FS Real Estate Advisor and Rialto.

Valuation of Mortgage Debt

Commercial real estate debt and mortgage-backed securities held-to-maturity are valued at amortized cost, consistent with how they are recorded in accordance with GAAP, as these instruments are intended to be held-to-maturity. Liabilities are valued at amortized cost as these obligations are expected to be satisfied at their carrying value. See Note 8 to our consolidated financial statements included herein for additional information regarding a comparison of our carrying value and an estimate of the fair value of our commercial real estate debt, mortgage-backed securities held-to-maturity, repurchase agreements payable, credit facility payable, and collateralized loan obligations.

Non-GAAP Financial Measures

Funds from Operations and Modified Funds from Operations

We use Funds from Operations, or FFO, a widely accepted non-GAAP financial metric, to evaluate our performance. FFO provides a supplemental measure to compare our performance and operations to other REITs. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated entities. In addition, NAREIT has further clarified the FFO definition to add-back impairment write-downs of depreciable real estate or of investments in unconsolidated entities that are driven by measurable decreases in the fair value of depreciable real estate and to exclude the earnings impacts of cumulative effects of accounting changes. We have adopted the NAREIT definition for computing FFO.

Due to the unique features of publicly registered, non-listed REITs, the Institute for Portfolio Alternatives, or IPA, an industry trade group, published a standardized non-GAAP financial measure known as Modified Funds from Operations, or MFFO, which the IPA has promulgated as a supplemental measure for publicly registered non-listed REITs and which may be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT.

The IPA defines MFFO as FFO adjusted for acquisition fees and expenses, amounts relating to straight line rents and amortization of premiums or accretion of discounts on debt investments, non-recurring impairments of real estate-related investments, mark-to-market adjustments included in net income, non-recurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures.

Because MFFO may be a recognized measure of operating performance within the non-listed REIT industry, MFFO and the adjustments used to calculate it may be useful in order to evaluate our performance against other non-listed REITs. Like FFO, MFFO is not equivalent to our net income or loss as determined under GAAP, as detailed in the table below, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we continue to acquire a significant amount of investments.

Our presentation of FFO and MFFO may not be comparable to other similarly titled measures presented by other REITs. We believe that the use of FFO and MFFO provides a more complete understanding of our operating performance to stockholders and to management, and when compared year over year, reflects the impact on our operations from trends in operating costs, general and administrative expenses, and interest costs. Neither FFO nor MFFO is intended to be an alternative to “net income” or to “cash flows from operating activities” as determined by GAAP, or as a measure of our capacity to pay distributions. Management uses FFO and MFFO to compare our operating performance to that of other REITs and to assess our operating performance.

Neither the SEC, any other regulatory body nor NAREIT has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, another regulatory body or NAREIT may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

Our FFO and MFFO are calculated for the years ended December 31, 2022, 2021 and 2020 as follows:

	Year Ended December 31,
	2022	2021	2020
Net income (GAAP)	$126,378	$40,017	$17,858
Adjustments to arrive at funds from operations
Real estate depreciation and amortization	3,630	—	—

Funds from operations	$130,008	$40,017	$17,858
Adjustments to arrive at modified funds from operations:
Accretion of discount on mortgage-backed securities held-to-maturity	(635)	(548)	(215)
Straight-line rental income	(1,489)	—	—
Net realized (gain) loss on mortgage-backed securities available-for-sale	(441)	17	556
Net change in unrealized (gain) on interest rate cap	(650)	—	—

Modified funds from operations	$126,793	$39,486	$18,199

NAV per Share

FS Real Estate Advisor calculates our NAV per share in accordance with the valuation guidelines approved by our board of directors for the purposes of establishing a price for shares sold in our public offering as well as establishing a repurchase price for shares repurchased pursuant to our share repurchase plan.

In general, our investments are valued by FS Real Estate Advisor based on market quotations, at amortized cost or at fair value determined in accordance with GAAP. In accordance with the valuation guidelines approved by our board of directors, FS Real Estate Advisor calculates our NAV per share for each class of our common stock as of the last calendar day of each month. For purposes of calculating our NAV, FS Real Estate Advisor uses the following valuation methods:

•

Commercial real estate debt classified as held-for-investment is valued at amortized cost, net of unamortized acquisition premiums or discounts, loan fees, and origination costs, as applicable, unless the loans are deemed impaired. Impairment is indicated when it is deemed probable that we will not be able to collect all amounts due to us pursuant to the contractual terms of the loan. If a loan is determined to be impaired, the loan is written down through a charge to the provision for loan losses. See Note 2 to our consolidated financial statements included herein for additional information regarding our accounting for impaired loans, including significant judgments and assumptions included. At least quarterly, FS Real Estate Advisor, with assistance from our sub-adviser, evaluates for impairment each loan classified as held-for-investment.

•

Mortgage-backed securities are classified as held-to-maturity when we intend to and can hold such securities until maturity and are valued at amortized cost, net of unamortized acquisition premium or discount.

•

Mortgage-backed securities that we do not hold for the purpose of selling in the near-term or may dispose of prior to maturity, are classified as available-for-sale and are reported at fair value. On a monthly basis, FS Real Estate Advisor values such securities using quotations obtained from an independent third-party pricing service, which provides prevailing bid and ask prices that are screened for validity by the third-party pricing service on the valuation date. For investments for which a third-party pricing service is unable to obtain quoted prices, FS Real Estate Advisor obtains bid and ask prices directly from dealers who make a market in such securities. In all such cases, securities are valued at the mid-point of the average bid and ask prices obtained from such sources.

•

Investments in real estate are initially valued at cost, which is expected to represent fair value at that time. FS Real Estate Advisor, with assistance from our sub-adviser, expects to receive an appraisal performed by an independent third-party appraisal firm on each property prior to or upon acquisition. Each property will then be valued monthly by the Adviser using current market data and a valuation provided by an independent third-party valuation firm. The independent third-party valuation firm will provide a monthly valuation for each property using the discounted cash flow methodology (income approach) as a primary methodology, although other industry standard methodologies may be used, including the sales comparison and replacement cost approaches. Further, the independent third-party valuation firm will provide an annual valuation for each property, which will be consistent with its monthly valuation but will also reflect (i) property specific factors such as property income, cash flow forecasts, capital improvements and key performance indicators (e.g. occupancy rates) and (ii) market specific factors such as discount rates, capitalization rates and market sale transactions.

•

Liabilities include repurchase agreements payable, credit facility payable, collateralized loan obligations, mortgage obligations, fees payable to FS Real Estate Advisor and the dealer manager, accounts payable, accrued operating expenses, any portfolio-level credit facilities, and other liabilities. All liabilities are valued at amounts payable, net of unamortized premium or discount, and net of unamortized debt issuance costs. Liabilities related to stockholder servicing fees allocable to Class T, Class S, Class D and Class M shares are only included in the NAV calculation for those classes. Liabilities related to the base management fee is a class-specific expense for Class T, Class S, Class D, Class M and Class I shares, and the performance fee is a class-specific expense for Class T, Class S, Class D, Class M, Class I and Class Y shares. Class I PCRs will not be treated as a liability unless and until Class I shares are issuable pursuant to the Advisory Agreement and Amended and Restated PCR Agreement.

Commercial real estate debt and mortgage-backed securities held-to-maturity are valued at amortized cost, consistent with how they are recorded in accordance with GAAP, as these instruments are intended to be held-to-maturity. Liabilities are valued at amortized cost as these obligations are expected to be satisfied at their carrying value. See Note 9 to our consolidated financial statements included herein for additional information including a comparison of our carrying value and an estimate of the fair value of our commercial real estate debt, mortgage-backed securities held-to-maturity, repurchase agreements payable, credit facility payable, and collateralized loan obligations.

The following table provides a breakdown of the major components of our total NAV as of December 31, 2022:

Components of NAV	December 31, 2022
Cash and cash equivalents	$183,665
Restricted cash	17,953
Loans receivable	7,350,315
Mortgage-backed securities held-to-maturity	68,559
Mortgage-backed securities available-for-sale, at fair value	159,464
Interest receivable	32,240
Investment in real estate	192,039
Receivable for investment sold and repaid	922
Other assets	7,042
Mortgage loans held in securitization trusts, at fair value	324,263
Repurchase agreements payable, net of deferred financing costs	(756,816)
Credit facility payable	(298,544)
Collateralized loan obligations, net of deferred financing costs	(4,336,701)
Mortgage note, net of deferred financing costs	(122,568)
Accrued servicing fees(1)	(1,085)
Other liabilities	(107,269)
Mortgage obligations issued by securitization trusts, at fair value	(291,193)

Net asset value	$2,422,286

(1)	See Reconciliation of Stockholders’ Equity to NAV below for an explanation of the differences between the stockholder servicing fees accrued for purposes of NAV and the amount accrued under GAAP.

The following table provides a breakdown of our total NAV and NAV per share by share class as of December 31, 2022:

NAV per Share	Class F	Class Y	Class T	Class S	Class D	Class M	Class I	Total
Net asset value	$21,420	$21,967	$39,753	$1,376,280	$18,475	$115,836	$828,555	$2,422,286
Number of outstanding shares(1)	857,710	906,648	1,600,878	54,908,336	742,999	4,645,072	34,128,504	97,790,147

NAV per share as of December 31, 2022	$24.9736	$24.2292	$24.8321	$25.0651	$24.8660	$24.9375	$24.2775

(1)	Includes Class I PCRs that were issued in the form of 117,340 Class I shares in February 2023 due to all performance conditions being met other than the passage of time on December 31, 2022.

Discount rate and exit capitalization rate are the key assumptions used in the discounted cash flow valuation of our investment in real estate. The discount rate and exit capitalization rate assumptions used in the December 31, 2022 investment in real estate valuation were 9.6% and 5.6%, respectively. A change in these assumptions would impact the calculation of the value of our real estate investment. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Investment in Real Estate Values
Discount Rate	0.25% decrease	+3.6%
	0.25% increase	(3.4)%
Exit Capitalization Rate	0.25% decrease	+9.2%
	0.25% increase	(8.5)%

The following table sets forth a reconciliation of our stockholders’ equity to our NAV as of December 31, 2022:

Reconciliation of Stockholders’ Equity to NAV	December 31, 2022
Total stockholders’ equity under GAAP	$2,317,157
Preferred stock	(125)

Total stockholders’ equity, net of preferred stock, under GAAP	2,317,032
Adjustments:
Accrued stockholder servicing fees	106,608
Unrealized real estate appreciation	(2,140)
Accumulated depreciation and amortization	3,630
Straight line rent receivable	(1,489)
Net change in unrealized (gain) loss on interest rate cap	(650)
Amortization on interest rate cap	(705)

Net asset value	$2,422,286

The following details the adjustments to reconcile stockholders’ equity to our NAV:

•

Stockholder servicing fees only apply to Class T, Class S, Class D and Class M shares. Under GAAP, we accrue future stockholder servicing fees in an amount equal to our best estimate of fees payable to FS Investment Solutions at the time such shares are sold. For purposes of NAV, we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis. As a result, the estimated liability for the future stockholder servicing fees, which are accrued at the time each share is sold, will have no effect on the NAV of any class.

•

Our investment in real estate is presented at its depreciated cost basis in our GAAP consolidated financial statements. As such, any increases or decreases in the fair market value of our investment in real estate is not included in our GAAP results. For purposes of calculating our NAV, our investment in real estate is recorded at fair value.

•

We depreciate our investment in real estate and amortize certain other assets and liabilities in accordance with GAAP. Such depreciation and amortization is not recorded for purposes of determining our NAV.

Limits on the Calculation of Our Per Share NAV

Although our primary goal in establishing our valuation guidelines is to produce a valuation that represents a fair and accurate estimate of the value of our investments, the methodologies used are based on judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions were used, a different estimate would likely result. Furthermore, our published per share NAV may not fully reflect certain extraordinary events because we may not be able to immediately quantify the financial impact of such events on our portfolio. FS Real Estate Advisor monitors our portfolio between valuations to determine whether there have been any extraordinary events that may have materially changed the estimated market value of the portfolio, such as significant market events or disruptions or force majeure events. If required by applicable securities law, we will promptly disclose the occurrence of such event in a prospectus supplement and FS Real Estate Advisor will analyze the impact of such extraordinary event on our portfolio and determine, in coordination with third-party valuation services, the appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust NAV. To the extent that the extraordinary events may result in a material change in value of a specific investment, FS Real Estate Advisor will order a new valuation of the investment, which will be prepared by a third-party valuation service. It is not known whether any resulting disparity will benefit stockholders whose shares are or are not being repurchased or purchasers of our common stock. In calculating the number of shares outstanding used in calculating our NAV, we include the number of estimated Class I shares, if any, issuable to the adviser and the sub-adviser pursuant to the PCR Agreement based on the achievement of the Performance Conditions (as defined in the PCR Agreement), which estimate we will true up following the issuance of such Class I shares pursuant to the PCR Agreement.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on the ability to sell shares under our share repurchase plan and our ability to suspend or terminate our share repurchase plan at any time. Our NAV generally does not consider exit costs that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

We do not represent, warranty or guarantee that:

•	a stockholder would be able to realize the NAV per share for the class of shares a stockholder owns if the stockholder attempts to sell its shares;

•	a stockholder would ultimately realize distributions per share equal to per share NAV upon a liquidation of our assets and settlement of our liabilities or upon any other liquidity event;

•	shares of our common stock would trade at per share NAV on a national securities exchange;

•	a third party in an arm’s-length transaction would offer to purchase all or substantially all of our shares of common stock at NAV;

•	NAV would equate to a market price for an open-end real estate fund; and

•	NAV would represent the fair value of our assets less liabilities under GAAP.

Review of our Policies

Our board of directors, including our independent directors, has reviewed our policies described in this Annual Report on Form 10-K and our registration statement and determined that they are in the best interests of our stockholders because: (i) they increase the likelihood that we will be able to originate, acquire and manage a diversified portfolio of senior loans secured by commercial real estate, thereby reducing risk in our portfolio; (ii) there are sufficient loan underwriting opportunities with the attributes that we seek; (iii) our executive officers, director, affiliates of our adviser and sub-adviser have expertise with the type of real estate investments we seek; and (iv) our borrowings will enable us to originate and acquire loan assets and earn revenue more quickly, thereby increasing our likelihood of generating income for our stockholders and preserving stockholder capital.

Liquidity and Capital Resources

As of December 31, 2022, we had $183,665 in cash and cash equivalents, which we and our wholly owned subsidiaries held in custodial accounts. In addition, as of December 31, 2022, we had $2,284,216 in borrowings available under our financing arrangements, subject to certain limitations. As of December 31, 2022, we had unfunded loan commitments of $574,510. We maintain sufficient cash on hand and available borrowings to fund such unfunded commitments should the need arise.

We will obtain the funds required to purchase or originate investments and conduct our operations from the net proceeds of our public offering, the private placement of our Class I shares and any future offerings we may conduct, from secured and unsecured borrowings from banks and other lenders, and from any undistributed funds from operations. Our principal demands for funds will be for asset acquisitions/originations, the payment of operating expenses and distributions, the payment of interest on any outstanding indebtedness and repurchases of our common stock pursuant to our share repurchase plan. Generally, cash needs for items other than asset acquisitions/originations will be met from operations, and cash needs for asset acquisitions/originations will be funded by public offerings of our shares and debt financings. However, there may be a delay between the sale of our shares and our purchase/originations of assets, which could result in a delay in the benefits to our stockholders of returns generated from our investment operations. Our leverage may not exceed 300% of our total net assets (as defined in our charter) as of the date of any borrowing unless a majority of our independent directors vote to approve any borrowing in excess of this amount.

As of December 31, 2022, our ratio of leverage to total net assets was 240%. Our board of directors will continue to review our ratio of leverage to total net assets on a quarterly basis, as required by our charter.

If we are unable to continue to raise substantial funds in our public offering, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. We have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in our public offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders or proceeds from the sale of assets or collection of loans receivable.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to FS Real Estate Advisor and FS Investment Solutions, the dealer manager for our public offering. During the offering stage of our public offering, these payments will include payments to FS Real Estate Advisor and its affiliates for reimbursement of certain organization and offering expenses. We will reimburse FS Real Estate Advisor for the organization and offering costs it or Rialto incurs on our behalf only to the extent that the reimbursement would not cause the selling commissions, dealer manager fees, accountable due diligence expenses, stockholder servicing fees and the other organization and offering expenses borne by us to exceed 15.0% of the gross offering proceeds from the primary offering as the amount of proceeds increases. FS Real Estate Advisor may be reimbursed for any organization and offering expenses that it or Rialto has incurred on our behalf, up to a cap of 0.75% of gross proceeds raised. FS Investments funded offering costs in the amount of $20,517 for the period from November 7, 2016 (Inception) to December 31, 2022. Through December 31, 2022, we reimbursed $14,320 to FS Real Estate Advisor for offering expenses previously funded. As of December 31, 2022, $6,197 of offering expenses previously funded remained subject to reimbursement to FS Real Estate Advisor and Rialto.

During our acquisition and development stage, subject to the limitations in the advisory agreement and sub-advisory agreement, we expect to make payments to FS Real Estate Advisor in connection with the management of our assets and costs incurred by FS Real Estate Advisor and Rialto in providing services to us. The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of FS Real Estate Advisor and our board of directors. On August 11, 2022, our board of directors approved the renewal of the advisory agreement effective as of August 18, 2022 for an additional one-year term expiring August 18, 2023. For a discussion of the compensation to be paid to FS Real Estate Advisor and FS Investment Solutions, see Note 7 to our consolidated financial statements included herein.

Cash Flows

The following table provides a breakdown of the net change in our cash and cash equivalents and restricted cash ($ in thousands):

	Year Ended December 31,
	2022	2021	2020
Cash flows provided by operating activities	$154,518	$38,583	$21,777
Cash flows used in investing activities	(3,889,174)	(3,169,256)	(339,371)
Cash flows provided by financing activities	3,850,466	3,198,607	257,313

Net increase (decrease) in cash and cash equivalents and restricted cash	$115,810	$67,934	$(60,281)

Cash flows provided by operating activities increased $115,935 during the year ended December 31, 2022 compared to the corresponding period in 2021 due to increased cash flow from our loan receivable portfolio. Cash flows provided by operating activities increased $16,806 during the year ended December 31, 2021 compared to the corresponding period in 2020 due to increased cash flows from our loan receivable portfolio.

Cash flows used in investing activities increased $719,918 during the year ended December 31, 2022 compared to the corresponding period in 2021 primarily due to the net increase of $641,497 in origination and fundings of loans receivables offset by a net increase in principal collections from loans receivable, held-for-investment of $285,633. Cash flows used in investing activities increased $2,829,885 during the year ended December 31, 2021 compared to the corresponding period in 2020 primarily due to the net increase of $3,141,978 in origination and fundings of loans receivables offset by a net increase in principal collections from loans receivable, held-for-investment of $300,472.

Cash flows provided by financing activities increased $651,859 during the year ended December 31, 2022 compared to the corresponding period in 2021 primarily due to the increase in issuance of common stock of $869,831, offset by the increase in redemptions of common stock of $147,527. Cash flows provided by financing activities increased $2,941,294 during the year ended December 31, 2021 compared to the corresponding period in 2020 primarily due to a net increase in borrowings of $2,428,656 and the increase in issuance of common stock of $527,053.

We utilize our credit and repurchase facilities primarily to finance our loan originations on a short-term basis prior to loan securitizations, including through CLOs. The timing, size, and frequency of our securitizations impact the balances of these borrowings, and produce some fluctuations. The following table provides additional information regarding the balances of our borrowings ($ in thousands):

Quarter Ended	Quarterly Average Unpaid Principal Balance	End of Period Unpaid Principal Balance	Maximum Unpaid Principal Balance at Any Month-End
December 31, 2022	$1,413,499	$1,015,284	$1,582,899
September 30, 2022	$1,692,516	$1,528,931	$1,935,464
June 30, 2022	$1,318,687	$1,805,768	$1,805,768
March 31, 2022	$1,259,845	$808,973	$1,383,198
December 31, 2021	$746,986	$1,072,641	$1,086,301

Critical Accounting Estimates

Our financial statements are prepared in conformity with GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Critical accounting policies are those that require the application of management’s most difficult, subjective or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, management also will utilize available information, including our past history, industry standards and the current economic environment, among other factors, in forming its estimates and judgments, giving due consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses. As we execute our expected operating plans, we will describe additional critical accounting policies in the notes to our financial statements in addition to those discussed below.

Loans Receivable and Provision for Loan Losses: We originate and purchase commercial real estate debt and related instruments generally to be held as long-term investments at amortized cost. We are required to periodically evaluate each of these loans for possible impairment. Impairment is indicated when it is deemed probable that we will not be able to collect all amounts due to us pursuant to the contractual terms of the loan. If a loan is determined to be impaired, we write down the loan through a charge to the provision for loan losses. Impairment of these loans, which are collateral dependent, is measured by comparing the estimated fair value of the underlying collateral, less costs to sell, to the book value of the respective loan. These valuations require significant judgments, which include assumptions regarding capitalization rates, leasing, creditworthiness of major tenants, occupancy rates, availability of financing, exit plan, loan sponsorship, actions of other lenders, and other factors deemed necessary by FS Real Estate Advisor and Rialto. Actual losses, if any, could ultimately differ from these estimates. FS Real Estate Advisor and Rialto perform a quarterly review of our portfolio of loans.

In connection with this review, FS Real Estate Advisor and Rialto assess the risk factors of each loan and assign a risk rating based on a variety of factors, including, without limitation, LTV, debt yield, property type, geographic and local market dynamics, physical condition, cash flow volatility, leasing and tenant profile, loan structure and exit plan, and project sponsorship. Based on a 5-point scale, our loans are rated “1” through “5”, from less risk to greater risk, which ratings are defined as follows:

Loan Risk Rating	Summary Description
1	Very Low Risk
2	Low Risk
3	Medium Risk
4	High Risk/Potential for Loss: A loan that has a risk of realizing a principal loss
5	Impaired/Loss Likely: A loan that has a very high risk of realizing a principal loss or has otherwise incurred a principal loss

Revenue Recognition: Security transactions are accounted for on the trade date. We record interest income on an accrual basis to the extent that we expect to collect such amounts. We do not accrue as a receivable interest or dividends on loans and securities if there is reason to doubt the collectability of such income. Any loan origination fees, original issue discount, market discount and exit fees are capitalized and such amounts are amortized as interest income over the respective term of the investment. Upon the prepayment of a loan or security, any unamortized loan origination fees to which we are entitled are recorded as fee income. We will record prepayment premiums on loans and securities as fee income when we receive such amounts. We record dividend income on the ex-dividend date.

Loans are considered past due when payments are not made in accordance with the contractual terms. We do not accrue as receivable interest on loans if it is not probable that such income will be collected. Management places loans on non-accrual status when full repayment of principal and interest is in doubt, which generally occurs when principal or interest is 120 days or more past due unless the loan is both well secured and in the process of collection. Interest payments received on non-accrual loans are generally recognized as interest income on a cash basis. Recognition of interest income on non-performing loans on an accrual basis is resumed when it is probable that we will be able to collect amounts due according to the contractual terms.

See Note 2 to our consolidated financial statements included herein for additional information regarding our significant accounting estimates.

Related Party Transactions

Compensation of FS Real Estate Advisor, Rialto and the Dealer Manager

Pursuant to the advisory agreement, FS Real Estate Advisor is entitled to an annual base management fee equal to 1.25% of the NAV for our Class T, Class S, Class D, Class M and Class I shares and a performance fee based on our performance. We also reimburse FS Real Estate Advisor and Rialto for their actual cost incurred on providing administrative services to us, including the allocable portion of compensation and related expenses of certain personnel providing such administrative services. Further, origination fees of up to 1.0% of the loan amount for first lien, subordinated or mezzanine debt or preferred equity financing may be retained by Rialto or FS Real Estate Advisor. FS Real Estate Advisor has also received compensation for the structuring and negotiation of certain financing arrangements. Pursuant to the advisory agreement, we will reimburse FS Real Estate Advisor and its affiliates for expenses incurred relating to our organization and continuous public offering, including the allocable portion of compensation and related expenses of certain personnel of FS Investments related thereto. FS Real Estate Advisor previously agreed to advance all of our organization and offering expenses until we raised $250,000 of gross proceeds from our public offering. In April 2020, FS Real Estate Advisor and Rialto agreed to defer the recoupment of any organization and offering expenses that may be reimbursable by us under the advisory agreement with respect to gross proceeds raised in the offering in excess of $250,000 until FS Real Estate Advisor, in its sole discretion, determined that we had achieved economies of scale sufficient to ensure that we could bear a reasonable level of expenses in relation to our income. We began reimbursing FS Real Estate Advisor in September 2020 and, as such, FS Real Estate Advisor may be reimbursed for any organization and offering expenses that it or Rialto has incurred on our behalf, up to a cap of 0.75% of gross proceeds raised after such time.

The dealer manager for our continuous public offering is FS Investment Solutions, which is an affiliate of FS Real Estate Advisor. Under the dealer manager agreement, FS Investment Solutions is entitled to receive upfront selling commissions and dealer manager fees in connection with the sale of shares of common stock in our continuous public offering. FS Investment Solutions anticipates that all of the selling commissions and dealer manager fees will be reallowed to participating broker-dealers, unless a particular broker-dealer declines to accept some portion of the dealer manager fee they are otherwise eligible to receive. FS Investment Solutions is also entitled to receive stockholder servicing fees, which accrue daily and are paid on a monthly basis. FS Investment Solutions will reallow such stockholder servicing fees to participating broker-dealers, servicing broker-dealers and financial institutions (including bank trust departments) and will waive (pay back to us) stockholder servicing fees to the extent a broker-dealer or financial institution is not eligible or otherwise declines to receive all or a portion of such fees.

For the year ended December 31, 2022, the ratio of the cost of raising equity capital to the gross amount of equity capital raised was approximately 2.14%.

See Note 7 to our consolidated financial statements included herein for additional information regarding our related party transactions and relationships, including a description of the fees and amounts due to FS Real Estate Advisor, compensation of FS Investment Solutions, capital contributions by FS Investments and Rialto, our expense limitation agreement with FS Investments and our purchase of a mortgage loan from an affiliate of Rialto.

FS Investment Solutions also serves or served as the placement agent for our private offerings of Class I, Class F and Class Y shares pursuant to placement agreements. FS Investment Solutions does not receive any compensation pursuant to these agreements.

Item 7A.	Quantitative and Qualitative Disclosures About Market Risk.

We are subject to financial market risks, including changes in interest rates. As of December 31, 2022, 99% of the outstanding principal of our debt investments were floating-rate investments. A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to any variable rate investments we may hold and to declines in the value of any fixed rate investments we may hold. However, many of our variable rate investments provide for an interest rate floor, which may prevent our interest income from increasing until benchmark interest rates increase beyond a threshold amount. To the extent that a substantial portion of our investments may be in variable rate investments, an increase in interest rates beyond this threshold would make it easier for us to meet or exceed our performance fee hurdle rate and may result in a substantial increase in our net investment income and the amount of performance fees payable to FS Real Estate Advisor.

Pursuant to the terms of the FS Rialto 2019-FL1 Notes, 2021-FL2 Notes, 2021-FL3 Notes, 2022-FL4 Notes, 2022-FL5 Notes, 2022-FL6 Notes, 2022-FL7 Notes, the WF-1 Facility, the GS-1 Facility, the BB-1 Facility, the Barclays Revolving Credit Facility, the Natixis loan, and the MM-1 Facility, borrowings are at a floating rate based on LIBOR or SOFR, and the pricing rate for any specific transaction executed under the RBC Facility may be charged, pursuant to the terms agreed for the transaction, at a floating-rate based on LIBOR or SOFR. To the extent that any present or future credit facilities or other financing arrangements that we or any of our subsidiaries enter into are based on a floating interest rate, we will be subject to risks relating to changes in market interest rates. In periods of rising interest rates, when we have debt outstanding, our cost of funds would increase, which could reduce our net investment income, especially to the extent we hold fixed rate investments.

We may seek to limit the impact of rising interest rates on earnings and cash flows through the use of derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets.

The following table shows the effect over a twelve-month period of changes in interest rates on our interest income, interest expense, and net interest income, assuming no changes in the composition of our investment portfolio, including the accrual status of our investments, and our financing arrangements in effect as of December 31, 2022:

Basis Point Changes in Interest Rates	Increase (Decrease) in Interest Income	Increase (Decrease) in Interest Expense	Increase (Decrease) in Net Interest Income	Percentage Change in Net Interest Income
Down 50 basis points(1)	$(37,369)	$(27,269)	$(10,100)	(4.1)%
Down 25 basis points(1)	$(18,684)	$(13,634)	$(5,050)	(2.0)%
No change	—	—	—	—
Up 25 basis points	$18,684	$13,634	$5,050	2.0%
Up 50 basis points	$37,369	$27,269	$10,100	4.1%

(1)	Decrease in rates assumes the applicable benchmark rate does not decrease below 0%.

Item 8.	Financial Statements and Supplementary Data.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

FS Credit Real Estate Income Trust, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of FS Credit Real Estate Income Trust, Inc. (the Company) as of December 31, 2022 and 2021, the related consolidated statements of operations, comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2022, and the related notes and financial statement schedule listed in the Index at Item 15(a)(2) (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2016.

Philadelphia, Pennsylvania

March 31, 2023

FS Credit Real Estate Income Trust, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31,
	2022	2021
Assets
Cash and cash equivalents	$183,665	$46,798
Restricted cash	17,953	39,010
Loans receivable, held-for-investment	7,350,315	3,841,868
Mortgage-backed securities held-to-maturity	68,559	37,862
Mortgage-backed securities available-for-sale, at fair value	159,464	44,518
Reimbursement due from sponsor	605	—
Investment in real estate, net	190,549	—
Receivable for investments sold and repaid	922	6,625
Interest receivable	32,240	6,861
Other assets	9,281	194
Mortgage loans held in securitization trusts, at fair value	324,263	—

Total assets(1)	$8,337,816	$4,023,736

Liabilities
Collateralized loan obligations, net	$4,336,701	$1,886,382
Repurchase agreements payable, net	756,816	903,010
Credit facilities payable, net	298,544	196,302
Mortgage note payable, net	122,568	—
Due to related party	107,692	48,514
Interest payable	19,379	2,591
Payable for shares repurchased	60,488	4,227
Other liabilities	27,278	9,370
Mortgage obligations issued by securitization trusts, at fair value	291,193	—

Total liabilities(1)	6,020,659	3,050,396

Commitments and contingencies (See Note 11)
Stockholders’ equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 125 and 0 issued and outstanding, respectively	—	—
Class F common stock, $0.01 par value, 125,000,000 shares authorized, 857,710 and 902,878 issued and outstanding, respectively	9	9
Class Y common stock, $0.01 par value, 125,000,000 shares authorized, 906,648 and 906,648 issued and outstanding, respectively	9	9
Class T common stock, $0.01 par value, 125,000,000 shares authorized, 1,600,878 and 1,407,377 issued and outstanding, respectively	16	14
Class S common stock, $0.01 par value, 125,000,000 shares authorized, 54,908,336 and 22,823,721 issued and outstanding, respectively	549	228
Class D common stock, $0.01 par value, 125,000,000 shares authorized, 742,999 and 642,162 issued and outstanding, respectively	7	6
Class M common stock, $0.01 par value, 125,000,000 shares authorized, 4,645,072 and 2,876,736 issued and outstanding, respectively	46	29
Class I common stock, $0.01 par value, 300,000,000 shares authorized, 34,011,164 and 11,366,687 issued and outstanding, respectively	340	114
Additional paid-in capital	2,314,639	969,558
Accumulated other comprehensive income (loss)	(11,906)	86
Retained earnings	13,448	3,287

Total stockholders’ equity	2,317,157	973,340

Total liabilities and stockholders’ equity	$8,337,816	$4,023,736

(1)

The December 31, 2022 and 2021 consolidated balance sheets include assets of consolidated variable interest entities, or VIEs, that can only be used to settle obligations of the VIEs, and liabilities of the consolidated VIEs for which creditors do not have recourse to FS Credit Real Estate Income Trust, Inc. As of December 31, 2022 and 2021, assets of the VIEs totaled $5,896,039 and $2,347,510, respectively, and liabilities of the VIEs totaled $4,640,998 and $1,887,944, respectively. See Note 10 to the consolidated financial statements for further details.

See notes to consolidated financial statements.

FS Credit Real Estate Income Trust, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2022	2021	2020
Net interest income
Interest income	$373,195	$85,663	$38,127
Less: Interest expense	(186,745)	(27,390)	(11,352)
Interest income on mortgage loans held in securitization trusts	6,936	—	—
Less: Interest expense on mortgage obligations issued by securitization trusts	(6,215)	—	—

Net interest income	187,171	58,273	26,775

Other expenses
Management fee	23,352	7,024	2,948
Performance fee	8,828	1,373	1,220
General and administrative expenses	24,573	8,824	5,113
Less: Expense limitation	(605)	(56)	(1,023)
Add: Expense recoupment to sponsor	3,026	460	—

Net other expenses	59,174	17,625	8,258

Other income (loss)
Loss from rental operations, net	(1,373)	—	—
Net change in unrealized gain on interest rate cap	650	—	—
Net realized gain (loss) on mortgage-backed securities available-for-sale	441	(17)	(556)
Unrealized gain (loss) on mortgage loans and obligations held in securitization trusts, net	(86)	—	—

Total other income (loss)	(368)	(17)	(556)

Income before income taxes	127,629	40,631	17,961
Income tax expense	(1,251)	(614)	(103)

Net income	126,378	40,017	17,858
Preferred stock dividends	(15)	(15)	(14)

Net income attributable to FS Credit Real Estate Income Trust, Inc.	$126,363	$40,002	$17,844

Per share information—basic and diluted
Net income per share of common stock—basic and diluted	$1.65	$1.64	$1.70

Weighted average common stock outstanding—basic and diluted	76,755,737	24,395,178	10,473,787

See notes to consolidated financial statements.

FS Credit Real Estate Income Trust, Inc.

Consolidated Statements of Comprehensive Income

(in thousands)

	Year Ended December 31,
	2022	2021	2020
Net income	$126,378	$40,017	$17,858
Other comprehensive income (loss)
Net change in unrealized gain (loss) on mortgage-backed securities available-for-sale	(11,992)	86	(17)

Total other comprehensive income (loss)	(11,992)	86	(17)

Comprehensive income	$114,386	$40,103	$17,841

See notes to consolidated financial statements.

FS Credit Real Estate Income Trust, Inc.

Consolidated Statements of Changes in Equity

(in thousands)

	Par Value
	Common Stock Class F	Common Stock Class Y	Common Stock Class T	Common Stock Class S	Common Stock Class D	Common Stock Class M	Common Stock Class I	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
Balance as of December 31, 2019	$15	$1	$10	$14	$3	$14	$12	$165,082	$17	$619	$165,787
Common stock issued	—	—	3	46	2	8	14	185,220	—	—	185,293
Preferred stock issued	—	—	—	—	—	—	—	125	—	—	125
Distributions declared	—	—	—	—	—	—	—	—	—	(16,661)	(16,661)
Proceeds from distribution reinvestment plan	—	—	—	1	—	1	—	5,429	—	—	5,431
Redemptions of common stock	(6)	—	(1)	(3)	—	(3)	(4)	(41,615)	—	—	(41,632)
Stockholder servicing fees	—	—	—	—	—	—	—	(10,416)	—	—	(10,416)
Offering costs	—	—	—	—	—	—	—	(42)	—	—	(42)
Net income	—	—	—	—	—	—	—	—	—	17,858	17,858
Dividends on preferred stock	—	—	—	—	—	—	—	—	—	(14)	(14)
Other comprehensive loss	—	—	—	—	—	—	—	—	(17)	—	(17)

Balance as of December 31, 2020	9	1	12	58	5	20	22	303,783	—	1,802	305,712
Common stock issued	—	9	2	169	1	9	96	712,060	—	—	712,346
Distributions declared	—	—	—	—	—	—	—	—	—	(38,517)	(38,517)
Proceeds from distribution reinvestment plan	—	—	—	4	—	1	1	15,531	—	—	15,537
Redemptions of common stock	—	(1)	—	(3)	—	(1)	(5)	(24,563)	—	—	(24,573)
Stockholder servicing fees	—	—	—	—	—	—	—	(35,827)	—	—	(35,827)
Offering costs	—	—	—	—	—	—	—	(2,377)	—	—	(2,377)
Performance contingent rights issued	—	—	—	—	—	—	—	951	—	—	951
Net income	—	—	—	—	—	—	—	—	—	40,017	40,017
Dividends on preferred stock	—	—	—	—	—	—	—	—	—	(15)	(15)
Other comprehensive income	—	—	—	—	—	—	—	—	86	—	86

Balance as of December 31, 2021	$9	$9	$14	$228	$6	$29	$114	$969,558	$86	$3,287	$973,340

See notes to consolidated financial statements.

FS Credit Real Estate Income Trust, Inc.

Consolidated Statements of Changes in Equity (continued)

(in thousands)

	Par Value
	Common Stock Class F	Common Stock Class Y	Common Stock Class T	Common Stock Class S	Common Stock Class D	Common Stock Class M	Common Stock Class I	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
Balance as of December 31, 2021	$9	$9	$14	$228	$6	$29	$114	$969,558	$86	$3,287	$973,340
Common stock issued	—	—	3	356	1	19	257	1,581,541	—	—	1,582,177
Distributions declared	—	—	—	—	—	—	—	—	—	(116,202)	(116,202)
Proceeds from distribution reinvestment plan	—	—	—	13	—	1	8	56,193	—	—	56,215
Redemptions of common stock	—	—	(1)	(48)	—	(3)	(39)	(225,573)	—	—	(225,664)
Stockholder servicing fees	—	—	—	—	—	—	—	(68,660)	—	—	(68,660)
Offering costs	—	—	—	—	—	—	—	(11,901)	—	—	(11,901)
Performance contingent rights issued	—	—	—	—	—	—	—	11,409	—	—	11,409
Restricted stock units issued	—	—	—	—	—	—	—	2,072	—	—	2,072
Net income	—	—	—	—	—	—	—	—	—	126,378	126,378
Dividends on preferred stock	—	—	—	—	—	—	—	—	—	(15)	(15)
Other comprehensive loss	—	—	—	—	—	—	—	—	(11,992)	—	(11,992)

Balance as of December 31, 2022	$9	$9	$16	$549	$7	$46	$340	$2,314,639	$(11,906)	$13,448	$2,317,157

See notes to consolidated financial statements.

FS Credit Real Estate Income Trust, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2022	2021	2020
Cash flows from operating activities
Net income	$126,378	$40,017	$17,858
Adjustments to reconcile net income to net cash provided by operating activities
Performance contingent rights	11,409	951	—
Restricted stock units	2,072	—	—
Amortization of deferred fees on loans and debt securities	(4,723)	(1,738)	(1,091)
Amortization of deferred financing costs and discount	12,473	4,277	2,438
Net unrealized gain on valuation of interest rate cap	(650)	—	—
Net realized (gain) loss on sale of mortgage-backed securities available-for-sale	(441)	17	556
Depreciation and amortization	3,630	—	—
Net unrealized (gain) loss on mortgage loans and obligations held in securitization trusts	86	—	—
Changes in assets and liabilities
Reimbursement due from (due to) sponsor	(605)	444	56
Interest receivable	(25,379)	(3,691)	(2,100)
Other assets	(1,812)	(6,665)	5,105
Due to related party	(62)	62	9,191
Interest payable	16,788	2,247	(429)
Other liabilities	15,354	2,662	(9,807)

Net cash provided by operating activities	154,518	38,583	21,777

Cash flows used in investing activities
Origination and fundings of loans receivable	(4,141,859)	(3,500,362)	(358,384)
Principal collections from loans receivable, held-for-investment	635,672	350,039	49,567
Proceeds from sale of loans receivable, held-for-sale	—	24,397	—
Exit and extension fees received on loans receivable	841	1,119	467
Purchases of mortgage-backed securities available-for-sale	(140,622)	(48,633)	(25,555)
Purchases of mortgage loans held in securitization trusts, at fair value	(33,088)	—	—
Principal repayments of mortgage-backed securities available-for-sale	14,190	4,184	31,633
Purchases of mortgage-backed securities held-to-maturity	(30,129)	—	(37,099)
Acquisition of real estate and related intangibles	(194,179)	—	—

Net cash used in investing activities	(3,889,174)	(3,169,256)	(339,371)

Cash flows from financing activities
Issuance of common stock	1,582,177	712,346	185,293
Redemptions of common stock	(169,403)	(21,876)	(40,164)
Stockholder distributions paid	(56,113)	(21,159)	(10,777)
Stockholder servicing fees	(9,420)	(2,856)	(1,225)
Offering costs paid	(13,236)	(1,042)	(42)
Borrowing under mortgage note payable	124,700	—	—

See notes to consolidated financial statements.

FS Credit Real Estate Income Trust, Inc.

Consolidated Statements of Cash Flows (continued)

(in thousands)

	Year Ended December 31,
	2022	2021	2020
Borrowings under repurchase agreements	1,856,718	2,397,025	193,678
Repayments under repurchase agreements	(2,001,450)	(1,617,517)	(68,218)
Borrowings under credit facilities	1,276,366	529,190	31,000
Repayments under credit facilities	(1,164,574)	(330,000)	(31,000)
Proceeds from issuance of collateralized loan obligations	2,603,545	1,575,418	—
Repayment of collateralized loan obligations	(135,880)	—	—
Payment of deferred financing costs	(42,964)	(20,922)	(1,357)
Proceeds from issuance of preferred stock	—	—	125

Net cash provided by financing activities	3,850,466	3,198,607	257,313

Total increase (decrease) in cash, cash equivalents and restricted cash	115,810	67,934	(60,281)
Cash, cash equivalents and restricted cash at beginning of year	85,808	17,874	78,155

Cash, cash equivalents and restricted cash at end of year	$201,618	$85,808	$17,874
Supplemental disclosure of cash flow information and non-cash financial activities
Payments of interest	$157,484	$20,866	$9,343

Accrued stockholder servicing fee	$59,240	$32,971	$9,191

Distributions payable	$6,817	$2,943	$1,122

Reinvestment of stockholder distributions	$56,215	$15,537	$5,431

Payable for shares repurchased	$60,488	$4,227	$1,530

Loan principal payments held by servicer	$922	$—	$15,722

Offering cost payable to FS Real Estate Advisor	$—	$1,335	$—

Mortgage obligations issued by securitization trusts, at fair value	$291,193	$—	$—

See notes to consolidated financial statements.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

Note 1. Principal Business and Organization

FS Credit Real Estate Income Trust, Inc., or the Company, was incorporated under the general corporation laws of the State of Maryland on November 7, 2016 and formally commenced investment operations on September 13, 2017. The Company is currently conducting a public offering of up to $2,750,000 of its Class T, Class S, Class D, Class M and Class I shares of common stock pursuant to a registration statement on Form S-11 filed with the Securities and Exchange Commission, or SEC, consisting of up to $2,500,000 in shares in its primary offering and up to $250,000 in shares pursuant to its distribution reinvestment plan. The Company is also conducting a private offering of its Class I common stock and previously conducted private offerings of its Class F common stock and Class Y common stock. The Company is managed by FS Real Estate Advisor, LLC, or FS Real Estate Advisor, a subsidiary of the Company’s sponsor, Franklin Square Holdings, L.P., which does business as FS Investments, or FS Investments, a national sponsor of alternative investment funds designed for the individual investor. FS Real Estate Advisor has engaged Rialto Capital Management, LLC, or Rialto, to act as its sub-adviser.

The Company has elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2017. The Company intends to be an investment vehicle of indefinite duration focused on real estate debt investments and other real estate-related assets. The shares of common stock are generally intended to be sold and repurchased by the Company on a continuous basis. The Company intends to conduct its operations so that it is not required to register under the Investment Company Act of 1940, as amended, or the 1940 Act.

The Company’s primary investment objectives are to: provide current income in the form of regular, stable cash distributions to achieve an attractive dividend yield; preserve and protect invested capital; realize appreciation in net asset value, or NAV, from proactive investment management and asset management; and provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate debt with lower volatility than public real estate companies.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation: The accompanying consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP. The consolidated financial statements include both the Company’s accounts and the accounts of its wholly owned subsidiaries and variable interest entities, or VIEs, of which the Company is the primary beneficiary, as of December 31, 2022. All significant intercompany transactions have been eliminated in consolidation. In the opinion of management, the accompanying consolidated financial statements reflect all adjustments, which are normal and recurring in nature, necessary for fair financial statement presentation. The Company has evaluated the impact of subsequent events through the date the consolidated financial statements were issued.

Reclassifications: Certain amounts in the consolidated financial statements as of and for the year ended December 31, 2021 have been reclassified to conform to the classifications used to prepare the consolidated financial statements as of and for the year ended December 31, 2022. The reclassifications did not affect the Company’s financial position, results of operations, or cash flows.

Use of Estimates: The preparation of the consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 2. Summary of Significant Accounting Policies (continued)

Principles of Consolidation: Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 810—Consolidation, or ASC Topic 810, provides guidance on the identification of a VIE (an entity for which control is achieved through means other than voting rights) and the determination of which business enterprise, if any, should consolidate the VIE. An entity is considered a VIE if any of the following applies: (1) the equity investors (if any) lack one or more of the essential characteristics of a controlling financial interest; (2) the equity investment at risk is insufficient to finance that entity’s activities without additional subordinated financial support; or (3) the equity investors have voting rights that are not proportionate to their economic interests and the activities of the entity involve or are conducted on behalf of an investor with a disproportionately small voting interest.

The Company consolidates VIEs in which it is considered to be the primary beneficiary. The primary beneficiary is defined as the entity having both of the following characteristics: (1) the power to direct the activities that, when taken together, most significantly impact the VIE’s performance; and (2) the obligation to absorb losses and right to receive the returns from the VIE that would be significant to the VIE. The Company determines whether it is the primary beneficiary of an entity subject to consolidation based on a qualitative assessment of the VIE’s capital structure, contractual terms, nature of the VIE’s operations and purpose and the Company’s relative exposure to the related risks of the VIE on the date it becomes initially involved in the VIE. The Company reassesses its VIE determination with respect to an entity on an ongoing basis. When the Company consolidated its securitization VIE, the third party ownership interests are reflected as VIE liabilities in the Company’s consolidated balance sheet because the beneficial interests payable to these third parties are legally issued in the form of debt. The Company’s presentation of net income attributes earnings to controlling and non-controlling interests. See Note 10 for additional discussion of the Company’s VIEs.

Cash, Cash Equivalents and Restricted Cash: The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company invests its cash in overnight institutional money market funds. As of December 31, 2022 and 2021, the Company’s investment in overnight institutional money market funds was $164,547 and $0, respectively. The Company’s uninvested cash is maintained with high credit quality financial institutions, which are members of the Federal Deposit Insurance Corporation. Restricted cash primarily represents cash held in an account to fund additional collateral interests within the Company’s collateralized loan obligations.

The following table provides a reconciliation of cash, cash equivalents and restricted cash in the Company’s consolidated balance sheets to the total amount shown in the Company’s consolidated statements of cash flows:

	December 31,
	2022	2021
Cash and cash equivalents	$183,665	$46,798
Restricted cash	17,953	39,010

Total cash, cash equivalents and restricted cash	$201,618	$85,808

Loans Receivable and Provision for Loan Losses: The Company originates and purchases commercial real estate debt and related instruments generally to be held as long-term investments at amortized cost. The Company is required to periodically evaluate each of these loans for possible impairment. Impairment is indicated when it is deemed probable that the Company will not be able to collect all amounts due to it pursuant

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 2. Summary of Significant Accounting Policies (continued)

to the contractual terms of the loan. If a loan is determined to be impaired, the Company writes down the loan through a charge to the provision for loan losses. Impairment of these loans, which are collateral dependent, is measured by comparing the estimated fair value of the underlying collateral, less costs to sell, to the book value of the respective loan. These valuations require significant judgments, which include assumptions regarding capitalization rates, leasing, creditworthiness of major tenants, occupancy rates, availability of financing, exit plan, loan sponsorship, actions of other lenders, and other factors deemed necessary by FS Real Estate Advisor and Rialto. Actual losses, if any, could ultimately differ from these estimates.

Loans that the Company originates or purchases that the Company is unable to hold, or intends to sell or otherwise dispose of, in the foreseeable future are classified as held-for-sale and are carried at the lower of amortized cost or fair value.

FS Real Estate Advisor and Rialto perform a quarterly review of the Company’s portfolio of loans. In connection with this review, FS Real Estate Advisor and Rialto assess the risk factors of each loan and assign a risk rating based on a variety of factors, including, without limitation, loan-to-value ratio, or LTV, debt yield, property type, geographic and local market dynamics, physical condition, cash flow volatility, leasing and tenant profile, loan structure and exit plan, and project sponsorship. Based on a 5-point scale, the Company’s loans are rated “1” through “5,” from less risk to greater risk, which ratings are defined as follows:

Loan Risk Rating	Summary Description
1	Very Low Risk
2	Low Risk
3	Medium Risk
4	High Risk/Potential for Loss: A loan that has a risk of realizing a principal loss
5	Impaired/Loss Likely: A loan that has a very high risk of realizing a principal loss or has otherwise incurred a principal loss

Mortgage-backed Securities: The Company designates its mortgage-backed securities as held-to-maturity or available-for-sale depending on the investment strategy and ability to hold such securities to maturity. Mortgage-backed securities are classified as held-to-maturity when the Company intends to, and has the ability to hold until maturity. Held-to-maturity securities are stated at amortized cost on the consolidated balance sheets. Mortgage-backed securities the Company does not hold for the purpose of selling in the near-term or may dispose of prior to maturity, are classified as available-for sale and are reported at fair value on the consolidated balance sheets with changes in fair value recorded in other comprehensive income.

The Company regularly monitors its mortgage-backed securities to ensure investments that may be other-than-temporarily impaired are timely identified, properly valued and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than amortized cost, the financial condition and rating of the issuer, and the intent to sell or whether it is more likely than not that the Company will be required to sell.

Real Estate: In accordance with the guidance for business combinations, the Company determines whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the property acquired is not a business, the Company accounts for the

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 2. Summary of Significant Accounting Policies (continued)

transaction as an asset acquisition. The guidance for business combinations states that when substantially all the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the asset or set of assets is not a business. The one property acquisition to date has been accounted for as an asset acquisition.

Upon the acquisition of a property, the Company assesses the fair value of acquired tangible and intangible assets (including land, buildings, tenant improvements, “above-market” and “below-market” leases, acquired in-place leases, other identified intangible assets and assumed liabilities) and allocates the purchase price to the acquired assets and assumed liabilities. The Company assesses and considers fair value based on estimated cash flow projections that utilize discount and/or capitalization rates that it deems appropriate, as well as other available market information. Estimates of future cash flows are based on several factors including the historical operating results, known and anticipated trends and market and economic conditions. The Company capitalizes acquisition-related costs associated with asset acquisitions.

The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant. The Company records acquired in-place lease values based on the Company’s evaluation of the specific characteristics of each tenant’s lease. The Company will record acquired above-market and below-market leases at their fair values which represents the present value of the difference between contractual rents of acquired leases and market rents at the time of the acquisition for the remaining lease term, discounted for tenant credit risks. The Company also considers an allocation of purchase price of other acquired intangibles, including acquired in-place leases that may have a customer relationship intangible value, including (but not limited to) the nature and extent of the existing relationship with the tenants, the tenants’ credit quality and expectations of lease renewals.

Intangible assets and intangible liabilities are recorded as a component of other assets and other liabilities, respectively, on the Company’s consolidated balance sheets. The amortization of acquired above-market, below-market, and in-place leases is recorded as an adjustment to rental operations, net, on the Company’s consolidated statements of operations.

The cost of buildings and improvements includes the purchase price of the Company’s properties and any acquisition-related costs, along with any subsequent improvements to such properties. The Company’s investments in real estate are stated at cost and are generally depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

Description	Depreciable Life
Building	30 to 42 years
Building and land improvements	2 to 20 years
Furniture, fixtures and equipment	1 to 10 years
Tenant improvements	Shorter of estimated useful life or lease term
Lease intangibles	Over lease term

The Company’s management reviews its real estate properties for impairment each quarter or when there is an event or change in circumstances that indicates an impaired value. Since the impairment model considers real estate properties to be “long-lived assets to be held and used,” cash flows to determine whether an asset has been impaired are undiscounted. Accordingly, the Company’s strategy of holding properties over the long term

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 2. Summary of Significant Accounting Policies (continued)

directly decreases the likelihood of recording an impairment loss. If the Company’s strategy changes or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized and such loss could be material to the Company’s results. If the Company determines that an impairment has occurred, the affected assets must be reduced to their fair value. During the periods presented, no such impairment occurred.

Fair Value of Financial Instruments: Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures, or ASC Topic 820, defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements under GAAP. Specifically, this guidance defines fair value based on exit price, or the price that would be received upon the sale of an asset or the transfer of a liability in an orderly transaction between market participants at the measurement date.

ASC Topic 820 also establishes a fair value hierarchy that prioritizes and ranks the level of market price observability used in measuring financial instruments. Market price observability is affected by a number of factors, including the type of financial instrument, the characteristics specific to the financial instrument, and the state of the marketplace, including the existence and transparency of transactions between market participants. Financial instruments with readily available quoted prices in active markets generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Financial instruments measured and reported at fair value are classified and disclosed based on the observability of inputs used in the determination, as follows:

Level 1:	Generally includes only unadjusted quoted prices that are available in active markets for identical financial instruments as of the reporting date.

Level 2:	Pricing inputs include quoted prices in active markets for similar instruments, quoted prices in less active or inactive markets for identical or similar instruments where multiple price quotes can be obtained, and other observable inputs, such as interest rates, yield curves, credit risks, and default rates.

Level 3:	Pricing inputs are unobservable for the financial instruments and include situations where there is little, if any, market activity for the financial instrument. These inputs require significant judgment or estimation by management or third parties when determining fair value and generally represent anything that does not meet the criteria of Levels 1 and 2.

The estimated value of each asset reported at fair value using Level 3 inputs is determined by an internal committee comprised of members of senior management of FS Real Estate Advisor.

Certain of the Company’s assets are reported at fair value either (i) on a recurring basis, as of each quarter-end, or (ii) on a nonrecurring basis, as a result of impairment or other events. The Company generally values its assets recorded at fair value by either (i) discounting expected cash flows based on assumptions regarding the collection of principal and interest and estimated market rates, or (ii) obtaining assessments from third-party dealers. For collateral-dependent loans that are identified as impaired, the Company measures impairment by comparing FS Real Estate Advisor’s estimation of fair value of the underlying collateral, less costs to sell, to the book value of the respective loan. These valuations may require significant judgments, which include assumptions regarding capitalization rates, leasing, creditworthiness of major tenants, occupancy rates, availability of financing, exit plan, loan sponsorship, actions of other lenders, and other factors deemed necessary by FS Real Estate Advisor and Rialto.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 2. Summary of Significant Accounting Policies (continued)

The Company is also required by GAAP to disclose fair value information about financial instruments that are not otherwise reported at fair value in the Company’s consolidated balance sheets, to the extent it is practicable to estimate a fair value for those instruments. These disclosure requirements exclude certain financial instruments and all non-financial instruments.

The Company elected the fair value option for initial and subsequent recognition of the assets and liabilities of its consolidated securitization mortgage loans held in securitization trusts and the related CMBS investments. Interest income and interest expense associated with these loans are presented separately on the consolidated statements of operations.

The Company separately presents the assets and liabilities of its consolidated securitization loans as individual line items on its consolidated balance sheets. The liabilities of its consolidated securitization loans consist solely of obligations to the bondholders of the related trusts, and are thus presented as a single line item entitled “Mortgage obligations issued by securitization trusts.” The assets of its consolidated securitization loans consist principally of loans. These assets in the aggregate are likewise presented as a single line item entitled “Mortgage loans held in securitization trusts.” The residual difference shown on its consolidated statements of operations in the line item “Unrealized gain (loss) on mortgage loans and obligations held in securitization trusts” represents the Company’s beneficial interest in the mortgage loans.

The securitization mortgage loan assets as a whole can only be used to settle the obligations of the consolidated mortgage loans. The assets of the Company’s securitization mortgage loans are not individually accessible by the bondholders, which creates inherent limitations from a valuation perspective.

The securitization mortgage loans in which the Company invests are “static”; that is, no reinvestment is permitted, and there is no active management of the underlying assets. In determining the fair value of the assets and liabilities of the securitization mortgage loans, the Company maximizes the use of observable inputs over unobservable inputs.

Liabilities of the consolidated mortgage obligations: The Company’s consolidated mortgage obligations generally represent bonds that are not owned by the Company directly. The majority of these are either traded in the marketplace or can be analogized to similar securities that are traded in the marketplace. For these liabilities, pricing is considered to be Level 2, where the valuation is based upon quoted prices for similar instruments traded in active markets. The Company generally utilizes third party pricing service providers for valuing these liabilities. In order to determine whether to utilize the valuations provided by third parties, the Company conducts an ongoing evaluation of their valuation methodologies and processes, as well as a review of the individual valuations themselves. In evaluating third party pricing for reasonableness, the Company considers a variety of factors, including market transaction information for the particular bond, market transaction information for bonds within the same trust, market transaction information for similar bonds, the bond’s ratings and the bond’s subordination levels.

For the minority portion of the Company’s consolidated mortgage obligations which consist of unrated or non-investment grade bonds that are not owned by the Company directly, pricing may be either Level 2 or Level 3. If independent third party pricing similar to that noted above is available, the Company considers the valuation to be Level 2. If such third party pricing is not available, the valuation is generated from model-based techniques that use significant unobservable assumptions, and the Company considers the valuation to be

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 2. Summary of Significant Accounting Policies (continued)

Level 3. For mortgage obligations classified as Level 3, valuation is determined based on discounted expected future cash flows which take into consideration expected duration and yields based on market transaction information, ratings, subordination levels, vintage and current market spread. Mortgage obligations may shift between Level 2 and Level 3 of the fair value hierarchy if the significant fair value inputs used to price the mortgage obligations become or cease to be observable.

Assets of the consolidated mortgage loans: The individual assets of a mortgage loan are inherently incapable of precise measurement given their illiquid nature and the limitations on available information related to these assets. Because the Company’s methodology for valuing these assets does not value the individual assets of a mortgage loan, but rather uses the value of the mortgage obligations as an indicator of the fair value of mortgage loan assets as a whole, the Company has determined that its valuations of mortgage loan assets in their entirety should be classified in Level 3 of the fair value hierarchy.

The following methods and assumptions are used to estimate the fair value of other classes of financial instruments, for which it is practicable to estimate that value:

•	Cash and cash equivalents: The carrying amount of cash on deposit and in money market funds approximates fair value.

•	Restricted cash: The carrying amount of restricted cash approximates fair value.

•

Loans receivable held-for-investment, net: The fair values for these loans were estimated by FS Real Estate Advisor based on a discounted cash flow methodology taking into consideration factors, including capitalization rates, discount rates, leasing, occupancy rates, availability and cost of financing, exit plan, sponsorship, actions of other lenders, and indications of market value from other market participants.

•	Mortgage-backed securities available-for-sale: The fair values for these investments were based on indicative deal quotes.

•

Mortgage-backed securities held-to-maturity: The fair values for these investments were estimated by FS Real Estate Advisor based on a discounted cash flow methodology pursuant to which a discount rate or market yield is used to discount the estimated future cash flows expected to be received from the underlying investment, which include both future principal and interest payments. Significant increases or decreases in the discount rate or market yield would result in a decrease or increase in the fair value measurement.

•

Collateralized loan obligations, repurchase agreements payable, credit facilities payable, and mortgage note payable: The fair values for these instruments were estimated based on the rate at which similar credit facilities would have currently been priced.

Deferred Financing Costs: Deferred financing costs include issuance and other costs related to the Company’s debt obligations. The deferred financing costs related to the Company’s collateralized loan obligations, repurchase agreements, and mortgage note payable are recorded as a reduction in the net book value of the related liability on the Company’s consolidated balance sheets. Deferred financing costs related to the Company’s revolving credit facilities and facilities that are undrawn as of the reporting date are recorded as an asset on the Company’s consolidated balance sheets. These costs are amortized as interest expense using the straight-line method over the term of the related obligation, which approximates the effective interest method.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 2. Summary of Significant Accounting Policies (continued)

Revenue Recognition: Security transactions are accounted for on the trade date. The Company records interest income from its loans receivable portfolio on an accrual basis to the extent that the Company expects to collect such amounts. The Company does not accrue as a receivable interest or dividends on loans and securities if there is reason to doubt the collectability of such income. Discounts or premiums associated with the investment securities are amortized or accreted into interest income as a yield adjustment on the effective interest method, based on expected cash flows through the expected maturity date of the investment. On at least a quarterly basis, the Company reviews and, if appropriate, makes adjustments to its cash flow projections. The Company records dividend income on the ex-dividend date. Any loan origination fees to which the Company is entitled, loan exit fees, original issue discount and market discount are capitalized and such amounts are amortized as interest income over the respective term of the investment. Upon the prepayment of a loan or security, any unamortized loan origination fees to which the Company is entitled are recorded as fee income. The Company records prepayment premiums on loans and securities as fee income when it receives such amounts.

Loans are considered past due when payments are not made in accordance with the contractual terms. The Company does not accrue as receivable interest on loans if it is not probable that such income will be collected. Loans are placed on non-accrual status when full repayment of principal and interest is in doubt, which generally occurs when principal or interest is 120 days or more past due unless the loan is both well secured and in the process of collection. Interest payments received on non-accrual loans are generally recognized as interest income on a cash basis. Recognition of interest income on non-performing loans on an accrual basis is resumed when it is probable that the Company will be able to collect amounts due according to the contractual terms.

Offering Costs: Offering costs primarily include, among other things, marketing expenses and printing, legal and due diligence fees and other costs pertaining to the Company’s continuous public offering of shares of its common stock, including the preparation of the registration statement and salaries and direct expenses of FS Real Estate Advisor’s personnel, employees of its respective affiliates and others while engaged in such activities. The Company may reimburse FS Real Estate Advisor and Rialto for any offering expenses that they incurred on the Company’s behalf, up to a cap of 0.75% of gross proceeds raised after such time. During the period from November 7, 2016 (Inception) to December 31, 2022, the Company incurred offering costs of $20,517, which were paid on its behalf by FS Investments (see Note 7).

Income Taxes: The Company elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, commencing with its taxable year ended December 31, 2017. In order to maintain its status as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual REIT taxable income to its stockholders. As a REIT, the Company generally will not be subject to federal income tax on income that it distributes to stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions.

The Company’s qualification as a REIT also depends on its ability to meet various other requirements imposed by the Code, which relate to organizational structure, diversity of stock ownership, and certain restrictions with regard to the nature of the Company’s assets and the sources of its income. Even if the Company qualifies as a REIT, it may be subject to certain U.S. federal income and excise taxes and state and local taxes on its income and assets. If the Company fails to maintain its qualification as a REIT for any taxable year, it may be

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 2. Summary of Significant Accounting Policies (continued)

subject to material penalties as well as federal, state, and local income tax on its taxable income at regular corporate rates and the Company would not be able to qualify as a REIT for the subsequent four full taxable years. As of December 31, 2022 and 2021, the Company was in compliance with all REIT requirements.

Securitization transactions could result in the creation of taxable mortgage pools for federal income tax purposes. As a REIT, so long as the Company owns 100% of the equity interests in a taxable mortgage pool, it generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, or UBTI, could be subject to increased taxes on a portion of their dividend income from the Company that is attributable to the taxable mortgage pool. The Company has not made UBTI distributions to its common stockholders and does not intend to make such UBTI distributions in the future.

The Company consolidates subsidiaries that incur U.S. federal, state and local income taxes, based on the tax jurisdiction in which each subsidiary operates. During the years ended December 31, 2022, 2021, and 2020, the Company recorded a current income tax of $1,251, $614 and $103, respectively, related to operations of its taxable REIT subsidiaries and various other state and local taxes. As of December 31, 2022, tax years 2019 through 2022 remain subject to examination by taxing authorities.

Uncertainty in Income Taxes: The Company evaluates each of its tax positions to determine if they meet the minimum recognition threshold in connection with accounting for uncertainties in income tax positions taken or expected to be taken for the purposes of measuring and recognizing tax benefits or liabilities in the consolidated financial statements. Recognition of a tax benefit or liability with respect to an uncertain tax position is required only when the position is “more likely than not” to be sustained assuming examination by taxing authorities. The Company recognizes interest and penalties, if any, related to unrecognized tax liabilities as income tax expense in the consolidated statements of operations. During the years ended December 31, 2022, 2021 and 2020, the Company did not incur any interest or penalties and none are accrued at December 31, 2022 or 2021.

Stockholder Servicing Fees: The Company follows the guidance in Accounting Standards Codification Topic 405, Liabilities, when accounting for stockholder servicing fees. The Company will pay stockholder servicing fees over time on its shares of Class T, Class S, Class D and Class M common stock as described in Note 7. The Company records stockholder servicing fees as a reduction to additional paid-in capital and records the related liability in an amount equal to its best estimate of the fees payable in relation to the shares of Class T, Class S, Class D and Class M common stock on the date such shares are issued. The liability will be reduced over time, as the fees are paid to the dealer manager, or adjusted if the fees are no longer payable.

Derivative Instruments: The Company uses interest rate caps to manage risks from fluctuations in interest rates. The Company has not designated any of these contracts as fair value or cash flow hedges for accounting purposes. The Company records its derivatives on its consolidated balance sheets at fair value and such amounts are included in Other assets. Any changes in the fair value of these derivatives are recorded in earnings.

The valuation of the Company’s interest rate caps is determined based on assumptions that management believes market participants would use in pricing, using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of the derivative. This analysis reflects the contractual terms of the derivative, including the period to maturity, and uses observable market-based inputs, including

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 2. Summary of Significant Accounting Policies (continued)

interest rate curves and implied volatilities. Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with those derivatives utilize Level 3 inputs, such as estimates of current credit spreads, to evaluate the likelihood of default by the Company and its counterparties. However, as of December 31, 2022, the Company assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and determined that the credit valuation adjustments are not significant to the overall valuation of the Company’s derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

Recent Accounting Pronouncements: In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326), or ASU 2016-13. ASU 2016-13 significantly changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. ASU 2016-13 will replace the current incurred loss model under existing guidance with a current expected credit loss (“CECL”) model for instruments measured at amortized cost and require entities to record allowances for available-for-sale debt securities rather than reduce the carrying amount, as they do today under the other than-temporary impairment model. It also simplifies the accounting model for purchased credit-impaired debt securities and loans. In November 2019, the FASB issued ASU 2019-10, Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instrument (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842) Effective Dates, which deferred the effective date of ASU 2016-13 for smaller reporting companies until fiscal years beginning after December 15, 2022. The Company expects that the adoption will result in an increased amount of provisions for potential loan losses as well as the recognition of such provisions earlier in the credit cycle.

The Company has completed the development of its credit loss model and has implemented policies, systems and controls required for the implementation and ongoing management of CECL. Considering the lack of historical company data related to any realized loan losses since its inception, the Company elected to estimate its CECL reserve by using a probability-weighted analytical model that considers the likelihood of default and loss-given-default for each individual loan. The Company’s credit loss model utilizes historical loss rates derived from a third party commercial real estate loan database with historical loan loss data beginning in 1998. The Company expects to record a cumulative effect adjustment to retained earnings totaling approximately $43,523 at adoption on January 1, 2023. The Company currently does not have any provision for loan losses recorded on the consolidated financial statements.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 3. Loans Receivable

The following table details overall statistics for the Company’s loans receivable portfolio as of December 31, 2022 and 2021:

	December 31,
	2022	2021
Number of loans	142	102
Principal balance	$7,350,271	$3,843,110
Net book value	$7,350,315	$3,841,868
Unfunded loan commitments(1)	$574,510	$414,818
Weighted-average cash coupon(2)	+3.83%	+3.68%
Weighted-average all-in yield(2)	+3.90%	+3.73%
Weighted-average maximum maturity (years)(3)	4.0	4.5

(1)	The Company may be required to provide funding when requested by the borrowers in accordance with the terms of the underlying agreements.
(2)

The Company’s floating rate loans are expressed as a spread over the relevant benchmark rates, which include the London Interbank Offered Rate, or LIBOR, and the Secured Overnight Financing Rate, or SOFR. In addition to cash coupon, all-in yield includes accretion of discount (amortization of premium) and accrual of exit fees.

(3)	Maximum maturity assumes all extension options are exercised by the borrowers, however, loans may be repaid prior to such date.

For the years ended December 31, 2022 and 2021, the activity in the Company’s loan portfolio was as follows:

	For the Year Ended December 31,
	2022	2021
Balance at beginning of period	$3,841,868	$700,149
Loan fundings	4,141,859	3,500,362
Loan repayments	(636,594)	(358,714)
Amortization of deferred fees on loans	4,023	1,190
Exit and extension fees received on loans receivable	(841)	(1,119)

Balance at end of period	$7,350,315	$3,841,868

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 3. Loans Receivable (continued)

The following tables detail the property type and geographic location of the properties securing the loans in the Company’s loans receivable, held-for-investment portfolio as of December 31, 2022 and 2021:

	December 31, 2022		December 31, 2021
Property Type	Net Book Value	Percentage	Net Book Value	Percentage
Multifamily	$4,439,830	61%	$2,192,346	57%
Hospitality	792,305	11%	223,847	6%
Office	755,797	10%	430,084	11%
Retail	424,374	6%	277,044	7%
Industrial	369,551	5%	348,071	9%
Self Storage	317,861	4%	236,921	6%
Various	156,031	2%	65,910	2%
Mixed Use	94,566	1%	67,645	2%

Total	$7,350,315	100%	$3,841,868	100%

	December 31, 2022		December 31, 2021
Geographic Location(1)	Net Book Value	Percentage	Net Book Value	Percentage
South	$3,719,093	51%	$2,270,087	59%
West	1,487,391	20%	637,142	17%
Northeast	1,326,408	18%	646,761	16%
Various	507,105	7%	65,910	2%
Midwest	310,318	4%	221,968	6%

Total	$7,350,315	100%	$3,841,868	100%

(1)	As defined by the United States Department of Commerce, Bureau of the Census.

Loan Risk Rating

As further described in Note 2, FS Real Estate Advisor and Rialto assess the risk factors of each loan and assign a risk rating based on a variety of factors, including, without limitation, loan-to-value ratio, or LTV, debt yield, property type, geographic and local market dynamics, physical condition, cash flow volatility, leasing and tenant profile, loan structure and exit plan, and project sponsorship. Based on a 5-point scale, the Company’s loans are rated “1” through “5”, from less risk to greater risk, which ratings are defined in Note 2.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 3. Loans Receivable (continued)

The following table allocates the net book value of the Company’s loans receivable, held-for-investment portfolio based on the Company’s internal risk ratings:

	December 31, 2022			December 31, 2021
Risk Rating	Number of Loans	Net Book Value	Percentage	Number of Loans	Net Book Value	Percentage
1	—	$—	—	—	$—	—
2	—	—	—	—	—	—
3	142	7,350,315	100%	102	3,841,868	100%
4	—	—	—	—	—	—
5	—	—	—	—	—	—

Total	142	$7,350,315	100%	102	$3,841,868	100%

The Company did not have any impaired loans, non-accrual loans, or loans in maturity default within the loans receivable, held-for-investment portfolio as of December 31, 2022 and 2021.

Note 4. Mortgage Backed Securities

Mortgage-backed securities, available-for-sale

Commercial mortgage-backed securities, or CMBS, classified as available-for-sale are reported at fair value on the consolidated balance sheets with changes in fair value recorded in other comprehensive income.

The table below summarizes various attributes of the Company’s investments in available-for-sale CMBS as of December 31, 2022 and 2021, respectively.

			Gross Unrealized			Weighted Average
	Outstanding Face Amount	Amortized Cost Basis	Gains	Losses	Fair Value	Coupon		Remaining Duration (years)
December 31, 2022
CMBS, available-for-sale	$173,207	$171,369	$45	$(11,950)	$159,464	9.18	%(1)	12.7
December 31, 2021
CMBS, available-for-sale	$44,580	$44,432	$99	$(13)	$44,518	6.58	%(2)	15.1

(1)	Calculated using the one-month LIBOR rate of 4.39% and the one-month SOFR rate of 4.36% as of December 31, 2022.
(2)	Calculating using the one-month LIBOR rate of 0.10% as of December 31, 2021.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 4. Mortgage Backed Securities (continued)

The following table presents the gross unrealized losses and estimated fair value of any available-for-sale securities that were in an unrealized loss position as of December 31, 2022 and 2021, respectively.

	Estimated Fair Value		Unrealized Losses
	Securities with a loss less than 12 months	Securities with a loss greater than 12 months	Securities with a loss less than 12 months	Securities with a loss greater than 12 months
December 31, 2022
CMBS, available-for-sale	$150,230	756	$(11,889)	(61)
December 31, 2021
CMBS, available-for-sale	$905	—	$(13)	—

As of December 31, 2022 and 2021, there were fifteen securities and one security, respectively, with unrealized losses reflected in the table above. After evaluating the securities and recording adjustments for credit losses, the Company concluded that the remaining unrealized losses reflected above were noncredit-related and would be recovered from the securities’ estimated future cash flows. The Company considered a number of factors in reaching this conclusion, including that it did not intend to sell the securities, it was not considered more likely than not that the Company would be forced to sell the securities prior to recovering its amortized cost, and there were no material credit events that would have caused the Company to otherwise conclude that it would not recover the cost of the securities.

Mortgage-backed securities, held-to-maturity

The table below summarizes various attributes of the Company’s investments in held-to-maturity CMBS as of December 31, 2022 and 2021, respectively.

	Net Carrying Amount (Amortized Cost)	Gross Unrecognized Holding Gains	Gross Unrecognized Holding Losses	Fair Value
December 31, 2022
CMBS, held-to-maturity	$68,559	—	—	$68,559
December 31, 2021
CMBS, held-to-maturity	$37,862	—	—	$37,862

The table below summarizes the maturities of the Company’s investments in held-to-maturity CMBS as of December 31, 2022:

	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
CMBS, held-to-maturity	$68,559	—	$38,435	$30,124	—

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 5. Real Estate

Investment in real estate, net, consisted of the following as of December 31, 2022:

December 31, 2022
Building and building improvements	$120,527
Land and land improvements	39,186
Furniture, fixtures and equipment	1,064
In-place lease intangibles	33,402

Total	194,179
Accumulated depreciation and amortization	(3,630)

Real estate, net	$190,549

No tangible or intangible assets or liabilities related to the Company’s real estate investments existed as of December 31, 2021.

The following table details the Company’s future amortization of intangible assets for each of the next five years and thereafter:

Amortization
2022 (remaining)	$—
2023	3,814
2024	3,814
2025	3,814
2026	3,806
2027	3,803
Thereafter	12,134

Total	$31,185

The components of rental operations, net on the Company’s consolidated statements of operations consisted of the following:

Year Ended December 31, 2022
Rental income	$8,272
Less: depreciation and amortization	(3,630)
Less: cost of rental operations(1)	(6,015)

Rental operations, net	$(1,373)

(1)	Cost of rental operations includes $3,017 of interest expense related to the mortgage note payable.

No real estate was owned during the year ended December 31, 2021.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 5. Real Estate (continued)

Acquisition

On June 23, 2022, the Company acquired a 260,000 square foot creative office building located in El Segundo, California. The following table details the purchase price allocation for the property acquired. As of December 31, 2022, this was the only property held by the Company.

Amount
Building and building improvements	$120,527
Land and land improvements	39,186
Furniture, fixtures and equipment	1,064
In-place lease intangibles	33,402

Net purchase price	$194,179

The weighted average amortization period for the acquired in-place lease intangibles for the property acquired during the year ended December 31, 2022 was approximately nine years.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 6. Financing Arrangements

The following tables present summary information with respect to the Company’s outstanding financing arrangements as of December 31, 2022 and 2021.

	As of December 31, 2022
Arrangement(1)	Weighted Average Interest Rate(2)	Amount Outstanding	Amount Available	Maturity Date	Carrying Amount of Collateral	Fair Value of Collateral
Collateralized Loan Obligations
2019-FL1 Notes	+1.55%(3)	$196,785	$—	December 18, 2036	$294,751	$295,040
2021-FL2 Notes	+1.53%(3)	646,935	—	May 5, 2038	782,767	783,381
2021-FL3 Notes	+1.51%(3)	928,483	—	November 4, 2036	1,133,769	1,135,195
2022-FL4 Notes	+2.21%(6)	837,662	—	January 31, 2039	1,081,159	1,080,953
2022-FL5 Notes	+3.05%(6)	570,112	—	June 17, 2037	689,885	689,246
2022-FL6 Notes	+2.96%(6)	566,250	—	August 19, 2037	749,837	749,502
2022-FL7 Notes	+3.35%(6)	637,592	—	October 17, 2039	814,611	814,542

		4,383,819	—		5,546,779	5,547,859
Repurchase Agreements
WF-1 Facility	+2.04%(4)	375,381	224,619	August 30, 2023	481,146	480,371
GS-1 Facility	+2.40%(5)	34,519	315,481	January 26, 2023	48,276	47,846
RBC Facility	+1.39%	55,934	—	N/A	85,707	79,274
BB-1 Facility	+2.14%(6)	186,139	513,861	February 22, 2024	236,783	236,462
MS-1 Facility	+2.86%(7)	108,263	41,737	October 13, 2025	141,312	140,787
NTX-1 Facility	(4)	—	187,500	November 10, 2024	—	—

		760,236	1,283,198		993,224	984,740
Revolving Credit Facilities
MM-1 Facility	+2.14%(7)(8)	310,982	689,018	September 20, 2029	439,431	439,051
Barclays Facility	(9)	—	310,000	August 1, 2025	—	—

		310,982	999,018		439,431	439,051
Mortgage Loan
Natixis Loan	+2.15%(7)	124,700	2,000	July 9, 2025	158,963	192,039

Total		$5,579,737	$2,284,216		$7,138,397	$7,163,689

(1)	The amount outstanding under the facilities approximates their fair value.
(2)	The rates are expressed over the relevant floating benchmark rates, which include USD LIBOR, Term SOFR, and SOFR Average (compounded average of SOFR over a rolling 30-day period).
(3)	USD LIBOR is subject to a 0.00% floor.
(4)	Benchmark rate is subject to a 0.00% floor. LIBOR or SOFR benchmark rate is selected with respect to a transaction as set forth in the related transaction confirmation for the underlying transaction.
(5)	Term SOFR is subject to a 0.00% floor. GS-1 and Goldman Sachs may mutually agree on rates outside this range or a different floor on an asset by asset basis.
(6)	USD LIBOR, Term SOFR or SOFR Average (compounded average of SOFR over a rolling 30-day period), subject to a 0.00% floor.
(7)	Term SOFR is subject to a 0.00% floor.
(8)	The rate applicable under the MM-1 Facility is subject to a credit spread adjustment of 0.11%, which was included when the benchmark transitioned from USD LIBOR to Term SOFR.
(9)

Borrowings under the Barclays Facility bear interest, at the Company’s election, at either a base rate plus a spread of 1.25% per annum or one-, three- or six-month Term SOFR plus a spread of 2.25% per annum and a credit spread adjustment of 0.10% per annum.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 6. Financing Arrangements (continued)

	As of December 31, 2021
Arrangement(1)	Weighted Average Interest Rate(2)	Amount Outstanding	Amount Available	Maturity Date	Carrying Amount of Collateral	Fair Value of Collateral
Collateralized Loan Obligation
2019-FL1 Notes	+1.41%(3)	$327,665	$—	December 18, 2036	$424,665	$424,877
2021-FL2 Notes	+1.53%(3)	646,935	—	May 5, 2038	740,083	741,226
2021-FL3 Notes	+1.50%(3)	928,483	—	November 4, 2036	1,133,620	1,135,775

		1,903,083	—		2,298,368	2,301,878
Repurchase Agreements
WF-1 Facility	+1.50%(4)	218,912	131,088	August 30, 2022	225,276	225,181
GS-1 Facility	+2.21%(5)	212,005	37,995	January 26, 2022	212,677	212,574
BB-1 Facility	+1.64%	442,535	7,465	February 22, 2024	444,261	444,375
RBC Facility	+1.21%	31,516	—	N/A	—	—

		904,968	176,548		882,214	882,130
Revolving Credit Facility
CNB Facility	+2.25%(6)	6,000	49,000	June 7, 2023	—	—
MM-1 Facility	+2.10%(3)	193,190	6,810	September 20, 2029	193,076	193,346

		199,190	55,810		193,076	193,346

Total		$3,007,241	$232,358		$3,373,658	$3,377,354

(1)	The amount outstanding under the facilities approximates their fair value.
(2)	The rates are expressed over the relevant floating benchmark rates, which include USD LIBOR.
(3)	USD LIBOR is subject to a 0.00% floor.
(4)

USD LIBOR is subject to a 0.00% floor. As of December 31, 2021, six transactions under the WF-1 facility were using term SOFR as the benchmark rate, subject to the rates specified in their applicable transaction confirmations.

(5)	USD LIBOR is subject to a 0.50% floor. GS-1 and Goldman Sachs, may mutually agree on rates outside this range or a different LIBOR floor on an asset by asset basis.
(6)	USD LIBOR is subject to a 0.50% floor.

The Company’s average borrowings and weighted average interest rate, including the effect of non-usage fees, for the year ended December 31, 2022 were $4,560,400 and 3.83%, respectively. The Company’s average borrowings and weighted average interest rate, including the effect of non-usage fees, for the year ended December 31, 2021 were $1,346,445 and 1.69%, respectively.

Under its financing arrangements, the Company has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar financing arrangements. The Company was in compliance with all covenants required by its financing arrangements as of December 31, 2022 and 2021.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 6. Financing Arrangements (continued)

Maturities

The Company generally requires the amount outstanding on debt obligations to be paid down before the financing arrangement’s respective maturity date. The following table sets forth the Company’s repayment schedule for secured financings outstanding as of December 31, 2022 based on the maturity date of each financing arrangement:

	Collateralized Loan Obligations(1)	Repurchase Agreements	Revolving Credit Facility	Mortgage Loan	Total
2023	$23,115	$409,900	$—	$—	$433,015
2024	59,761	186,139	—	—	245,900
2025	—	108,263	—	124,700	232,963
2026	113,909	—	—	—	113,909
Thereafter	4,187,034	55,934	310,982	—	4,553,950

Total	$4,383,819	$760,236	$310,982	$124,700	$5,579,737

(1)

The allocation of repayments under the Company’s collateralized loan obligations is based on the maturity date of each agreement, or the maximum maturity date assuming all extension options are exercised by the borrower if the reinvestment period has expired.

Collateralized Loan Obligations

The Company financed certain pools of loans through collateralized loan obligations, which include 2019-FL1, 2021-FL2, 2021-FL3, 2022-FL4, 2022-FL5, 2022-FL6 and 2022-FL7 (collectively, the “CLOs”). The following table outlines the number of loans, including partial loans, and the principal balance of the collateralized pool of interests for each CLO.

	As of December 31, 2022
Collateralized Loan Obligation	Total Loans	Principal Balance
2019-FL1 Notes	14	$294,990
2021-FL2 Notes	27	782,978
2021-FL3 Notes	29	1,134,028
2022-FL4 Notes	24	1,081,420
2022-FL5 Notes	23	690,000
2022-FL6 Notes	24	750,000
2022-FL7 Notes	21	814,814

Total	162	$5,548,230

Deferred financing costs and discounts related to the collateralization of the CLO notes are amortized to interest expense over the remaining life of the loans. The following table outlines the net book value of the Company’s CLOs on its consolidated balance sheets.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 6. Financing Arrangements (continued)

	December 31,
	2022	2021
Face value	$4,383,819	$1,903,083
Unamortized deferred financing costs	(34,983)	(16,701)
Unamortized discount	(12,135)	—

Net book value	$4,336,701	$1,886,382

Repurchase Agreements

The Company has entered into, and maintains in effect eight repurchase facilities. The Company, through direct or indirect wholly owned subsidiaries, entered into repurchase agreements with Wells Fargo (the “WF-1 Facility”), Goldman Sachs (the “GS-1 Facility”), Royal Bank of Canada (the “RBC Facility”), Barclays Bank PLC (the “BB-1 Facility”), Morgan Stanley Bank, N.A. (the “MS-1 Facility”), Natixis, New York Branch (the “NTX-1 Facility”), Lucid Prime Fund LLC (the “Lucid Facility”). The Company uses repurchase facilities for multiple purposes, including, but not limited to, (i) financing the acquisition and origination of (a) real estate loans or senior controlling participation interests in such loans, (b) pari passu participation interests in mortgage loans and (c) mezzanine loans and, (ii) repurchase transactions of securities and financial instruments. Each repurchase facility is subject to certain representations, warranties, covenants, events of default and indemnities unique to each facility but customary for agreements of this type. Further, the Company has entered into guarantees with respect to each of the repurchase facilities in which the Company guarantees obligations of the facility. Each transaction under each repurchase facility has its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate.

The Company incurred deferred financing costs in connection with each repurchase facility, which costs are being amortized to interest expense over the life of that repurchase facility. The following table outlines the net book value of the Company’s repurchase facilities on its consolidated balance sheets.

	December 31,
	2022	2021
Face value	$760,236	$904,968
Unamortized deferred financing costs	(3,420)	(1,958)

Net book value	$756,816	$903,010

Revolving Credit Facilities

The Company has entered into, and maintains in effect, two revolving credit facilities, the Barclays Facility and the MM-1 Facility.

On August 1, 2022, the Company, as borrower, entered into a senior secured revolving credit facility (the “Barclays Facility”) with Barclays, as administrative agent, and the lenders party thereto for the purpose of financing the operating expenses and general corporate purposes of the Company and its subsidiaries.

On September 20, 2021, FS CREIT Finance MM-1 LLC, an indirect wholly-owned, special-purpose financing subsidiary of the Company, entered into a loan and servicing agreement for the purposes of financing

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 6. Financing Arrangements (continued)

the acquisition and origination of commercial mortgage loan assets meeting specified eligibility criteria and concentration limits, pay transaction costs and fund distributions to FS CREIT Finance Holdings, LLC (and ultimately to the Company).

The Company incurred deferred financing costs in connection with each revolving credit facility, which costs are being amortized to interest expense over the life of that facility. The following table details the net book value of the Company’s revolving credit facilities on its consolidated balance sheets.

	December 31,
	2022	2021
Face value	$310,982	$199,190
Unamortized deferred financing costs	(12,438)	(2,888)

Net book value	$298,544	$196,302

Mortgage Loan

Natixis Loan

On June 23, 2022, FS CREIT 555 Aviation LLC, an indirect wholly-owned subsidiary of the Company, entered into a mortgage loan related to its purchase of 555 Aviation (see Note 5). The maximum amount of financing under the facility as of December 31, 2022 is $126,700. The Company incurred deferred financing costs, which are being amortized to interest expense over the life of the facility. The following table details the net book value of the Company’s mortgage loan on its consolidated balance sheets.

December 31, 2022
Face value	$124,700
Unamortized deferred financing costs	(2,132)

Net book value	$122,568

Note 7. Related Party Transactions

Compensation of FS Real Estate Advisor, Rialto, and the Dealer Manager

Base Management Fee

Pursuant to the fourth amended and restated advisory agreement dated as of December 1, 2022 or the New Advisory Agreement, FS Real Estate Advisor is entitled to a base management fee equal to 1.25% of the NAV for the Company’s Class T, Class S, Class D, Class M and Class I shares, payable quarterly in arrears. The payment of all or any portion of the base management fee accrued with respect to any quarter may be deferred by FS Real Estate Advisor, without interest, and may be taken in any such other quarter as FS Real Estate Advisor may determine. In calculating the Company’s base management fee, the Company will use its NAV before giving effect to accruals for such fee, the performance fee, the administrative services fee, stockholder servicing fees or distributions payable on its shares. The base management fee is a class-specific expense. No base management fee is paid on the Company’s Class F or Class Y shares.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 7. Related Party Transactions (continued)

Performance Fee

FS Real Estate Advisor is also entitled to the performance fee calculated and payable quarterly in arrears in an amount equal to 10.0% of the Company’s Core Earnings (as defined below) for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on average adjusted capital, equal to 1.625% per quarter, or an annualized hurdle rate of 6.5%. As a result, FS Real Estate Advisor does not earn a performance fee for any quarter until the Company’s Core Earnings for such quarter exceed the hurdle rate of 1.625%. For purposes of the performance fee, “adjusted capital” means cumulative net proceeds generated from sales of the Company’s common stock other than Class F common stock (including proceeds from the Company’s distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of the Company’s investments paid to stockholders and amounts paid for share repurchases pursuant to the Company’s share repurchase plan. Once the Company’s Core Earnings in any quarter exceed the hurdle rate, FS Real Estate Advisor will be entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the hurdle rate, until the Company’s Core Earnings for such quarter equal 1.806%, or 7.222% annually, of adjusted capital. Thereafter, FS Real Estate Advisor is entitled to receive 10.0% of the Company’s Core Earnings.

For purposes of calculating the performance fee, “Core Earnings” means: the net income (loss) attributable to stockholders of Class Y, Class T, Class S, Class D, Class M and Class I shares, computed in accordance with GAAP (provided that net income (loss) attributable to Class Y stockholders shall be reduced by an amount equal to the base management fee that would have been paid if Class Y shares were subject to such fee), including realized gains (losses) not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the performance fee, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussions between FS Real Estate Advisor and the Company’s independent directors and approved by a majority of the Company’s independent directors. The performance fee is a class-specific expense. No performance fee is paid on the Company’s Class F shares.

Method of Payment

Pursuant to the advisory agreement, the base management fee and performance fee may be paid, at FS Real Estate Advisor’s election, in (i) cash, (ii) Class I shares, (iii) performance-contingent rights Class I share awards, or Class I PCRs, or (iv) any combination of cash, Class I shares or Class I PCRs.

Under the Class I PCR agreement entered into between the Company, FS Real Estate Advisor and Rialto, or the Adviser Entities, the PCR Agreement, management and performance fees may be payable to the Adviser Entities in the form of Class I PCRs to the extent that distributions paid to stockholders in the applicable fiscal quarter exceed the Company’s Adjusted Core Earnings. “Adjusted Core Earnings” means: the net income (loss) attributable to stockholders, computed in accordance with GAAP, including (i) realized gains (losses) not otherwise included in GAAP net income (loss), (ii) stockholder servicing fees, and (iii) reimbursements for organization and offering expenses, and excluding (A) non-cash equity compensation expense, (B) non-cash equity based administration fees, (C) depreciation and amortization, (D) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (E) one-time events

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 7. Related Party Transactions (continued)

pursuant to changes in GAAP and certain material non-cash income or expense items. Thereafter, Class I PCRs may become issuable in the form of Class I shares upon the achievement of the following conditions in any fiscal quarter following the initial issuance of the Class I PCRs, together, the Performance Conditions: (a) Adjusted Core Earnings for the quarter exceed distributions paid to stockholders during such quarter (such difference, the “Excess Distributable Income”) and (b) the annualized distribution yield on the Class I Shares (measured over such quarter) is at least at the yield target determined by management given then-current market conditions, the Yield Target. The initial Yield Target will be a 6.0% annualized yield on the Class I shares.

On the last day of any fiscal quarter in which the Company achieves the Performance Conditions (the “Performance Achievement Date”), the Company will issue to the Adviser Entities the number of Class I shares equal in value to the Excess Distributable Income for such quarter in respect of any outstanding Class I PCRs. The Adviser Entities, and their respective affiliates and employees, may not request repurchase by the Company of any Class I shares issued under the PCR Agreement for a period of six (6) months from the date of issuance. Thereafter, upon ten days’ written notice to the Company by the Adviser Entities, the Company must repurchase any Class I shares requested to be repurchased by the Adviser Entities at the then current transaction price per Class I share; provided that no repurchase shall be permitted that would jeopardize the Company’s qualification as a REIT or violate Maryland law. If, prior to the Performance Achievement Date, (i) the New Advisory Agreement is terminated in accordance with Section 12(b) of the New Advisory Agreement (other than Section 12(b)(iii) thereof) or (ii) the sub-advisory agreement is terminated in accordance with Section 9(b) thereof (other than Section 9(b)(v) thereof), any rights related to the Class I PCRs evidenced thereby by the terminated party as of the date of such termination shall immediately vest and the Company shall issue the number of Class I shares issuable upon such vesting. If, prior to the Performance Achievement Date, either of the Adviser Entities resigns as the adviser or sub-adviser, respectively, of the Company, then any rights related to the Class I PCRs evidenced thereby as of the date of such resignation shall remain outstanding and Class I shares issuable in respect thereof shall be issued upon achievement of the Performance Conditions.

Administrative Services Fee

On December 1, 2022, the Company and FS Real Estate Advisor entered into the Fourth Amended and Restated Advisory Agreement (the “Advisory Agreement”), which amends and restates the Third Amended and Restated Advisory Agreement, dated December 15, 2021, to replace the reimbursement of administrative service expenses with an administrative services fee equal to 1.0% of the Company’s net asset value per annum attributable to all shares of common stock, before giving effect to any accruals for the base management fee, the performance fee, the administrative services fee, the stockholder servicing fee or any distributions. Under the Advisory Agreement, the administrative services fee will be payable quarterly and in arrears in the cash equivalent number of restricted stock units (“Class I RSUs”) representing the right to receive Class I shares of the Company’s common stock (“Class I shares”) based on the then-current Class I transaction price as of the last day of such quarter. Class I RSUs in payment of the administrative services fee will provide the Adviser the right to receive a number of Class I shares equivalent to the number of Class I RSUs, subject to the terms and conditions set forth in the Class I RSU Agreement.

FS Real Estate Advisor may elect, at a later date, to have the Company repurchase some or all of the Class I shares issued to the Adviser in accordance with the Advisory Agreement, including Class I shares issued pursuant to any Class I RSUs, at a per share price equal to the then-current Class I share transaction price. Such Class I shares will not be subject to the repurchase limits of the Company’s share repurchase plan or any

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 7. Related Party Transactions (continued)

reduction or penalty for an early repurchase, provided that the approval of the Company’s independent directors is required for any repurchase request of FS Real Estate Advisor or Rialto , for Class I shares received as payment for advisory fees that, when combined with any stockholder repurchase requests submitted through the Company’s share purchase plan, would cause the Company to exceed the monthly and quarterly repurchase limitations of its share repurchase plan. The FS Real Estate Advisor will have no registration rights with respect to such Class I shares. Any such Class I shares and Class I RSUs issued to Rialto will have the same rights and conditions as those issued to FS Real Estate Advisor.

Prior to December 1, 2022, the Company reimbursed FS Real Estate Advisor and Rialto for their actual costs incurred in providing administrative services to the Company. FS Real Estate Advisor and Rialto are required to allocate the cost of such services to the Company based on objective factors such as total assets, revenues and/or time allocations.

At least annually, the Company’s board of directors reviews the amount of the administrative services expenses reimbursable to FS Real Estate Advisor and Rialto to determine whether such amounts are reasonable in relation to the services provided. The Company will not reimburse FS Real Estate Advisor or Rialto for any services for which it receives a separate fee or for any administrative expenses allocated to employees to the extent they serve as executive officers of the Company.

Class I Restricted Stock Unit Agreement

On December 1, 2022, the Company, FS Real Estate Advisor and Rialto entered into the Class I Restricted Stock Unit Agreement (the “Class I RSU Agreement”). Pursuant to the Class I RSU Agreement, and in accordance with the Advisory Agreement, the administrative services fee will be payable quarterly in arrears on the last day of each quarter in the cash equivalent number of Class I RSUs based on the then-current Class I share transaction price as of the last day of such quarter. On the last day of each quarter, the Company will issue to FS Real Estate Advisor and Rialto the cash equivalent number of Class I RSUs to which each is entitled. Class I RSUs will vest ratably on the first calendar day of the month following the one, two and three-year anniversary of the applicable grant date, provided that (i) 100% of the Adviser’s Class I RSUs will immediately vest upon the nonrenewal or termination of the Advisory Agreement pursuant to Section 12(b)(ii), Section 12(b)(iii) or Section 12(b)(iv) thereof; (ii) 100% of the Sub-Adviser’s Class I RSUs will immediately vest upon the nonrenewal or termination of the sub-advisory agreement between FS Real Estate Advisor and Rialto (the “Sub-Advisory Agreement”) pursuant to Section 9(b)(i), Section 9(b)(iii), Section 9(b)(iv), Section 9(b)(v) or Section 9(b)(vi) thereof; (iii) 100% of the Adviser’s unvested Class I RSUs will be automatically forfeited upon termination of the Advisory Agreement pursuant to Section 12(b)(i) thereof; and (iv) 100% of the Sub-Adviser’s unvested Class I RSUs will be automatically forfeited upon termination of the Sub-Advisory Agreement pursuant to Section 9(b)(ii) thereof. If FS Real Estate Advisor and Rialto resigns as the Company’s adviser or sub-adviser, respectively, then any rights related to the Class I RSUs evidenced thereby as of the date of such resignation will remain outstanding and Class I shares issuable in respect thereof will be issued upon the applicable vesting date. If the Company declares a cash distribution on the Class I shares underlying unvested Class I RSUs, then the Company will credit the account of FS Real Estate Advisor and Rialto with the applicable distribution equivalents, which will be subject to the same vesting and forfeiture restrictions as the Class I RSUs. FS Real Estate Advisor and Rialto, and their respective affiliates and employees, may not request repurchase by the Company of any Class I shares issued under the Class I RSU Agreement for a period of six months from the date of issuance. Thereafter, upon ten days’ written notice to the Company the Company must repurchase any Class I

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 7. Related Party Transactions (continued)

shares requested to be repurchased by FS Real Estate Advisor and Rialto at the most recently published transaction price per Class I share; provided that no repurchase will be permitted that would jeopardize the Company’s qualification as a REIT or violate Maryland law.

Origination Fees

FS Real Estate Advisor has engaged Rialto as sub-adviser to originate loans and other investments on behalf of the Company, and FS Real Estate Advisor oversees the sub-adviser’s origination activities. In connection with these activities, origination fees of up to 1.0% of the loan amount for first lien, subordinated or mezzanine debt or preferred equity financing may be retained by the sub-adviser or FS Real Estate Advisor. Such origination fees will be retained only to the extent they are paid by the borrower, either directly to Rialto or FS Real Estate Advisor or indirectly through the Company. During the years ended December 31, 2022, 2021 and 2020, $36,778, $30,845, and $3,798, respectively, in origination fees were paid directly by the borrowers to FS Real Estate Advisor or Rialto and not to the Company. FS Real Estate Advisor engaged personnel employed by FS Investments to negotiate, structure and provide other special services with respect to an upsize of the MM-1 facility. During the years ended December 31, 2022, 2021, and 2020, $3,250, $0 and $0, respectively, in capital markets fees were paid to affiliates of the Company.

Offering Costs

FS Investments funded the Company’s offering costs in the amount of $20,517 for the period from November 7, 2016 (Inception) to December 31, 2022. These expenses include legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of the Company’s transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding selling commissions, dealer manager fees and stockholder servicing fees.

FS Real Estate Advisor may be reimbursed for any organization and offering expenses that it or Rialto has incurred on the Company’s behalf, up to a cap of 0.75% of gross proceeds raised. During the year ended December 31, 2022, the Company paid $11,902 to FS Real Estate Advisor for offering costs previously funded. As of December 31, 2022, $6,197 of offering expenses previously funded remained subject to reimbursement to FS Real Estate Advisor and Rialto.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 7. Related Party Transactions (continued)

The following table describes the fees and expenses accrued under the advisory agreement and sub-advisory agreement during the years ended December 31, 2022, 2021 and 2020:

			Year Ended December 31,
Related Party	Source Agreement	Description	2022	2021	2020
FS Real Estate Advisor	Advisory Agreement	Base Management Fee(1)	$23,352	$7,024	$2,949
FS Real Estate Advisor	Advisory Agreement	Performance Fee(2)	$8,828	$1,373	$1,219
FS Real Estate Advisor	Advisory Agreement	Administrative Services Expenses(3)	$12,825	$4,556	$2,426
FS Real Estate Advisor	Advisory Agreement	Administrative Services Fee(4)	$2,072	$—	$—
FS Real Estate Advisor	Advisory Agreement	Capital Markets Fees	$3,250	$—	$—
Rialto Capital Management	Sub-Advisory Agreement	Valuation Services Fees(5)	$412	$220	$101

(1)

During the year ended December 31, 2022, FS Real Estate Advisor received $6,221 in cash and $11,409 of performance contingent rights were issued as payment for management fees. During the year ended December 31, 2021, $5,177 in cash and $915 in performance contingent rights, and in 2020 $476 in cash, of base management fees were paid to FS Real Estate Advisor. As of December 31, 2022, $7,523 in base management fees were payable to FS Real Estate Advisor.

(2)

During the years ended December 31, 2022, 2021 and 2020, $4,461, $1,284 and $176, respectively, in performance fees were paid to FS Real Estate Advisor. As of December 31, 2022, $4,772 in performance fees were payable to FS Real Estate Advisor.

(3)

During the years ended December 31, 2022, 2021 and 2020, $12,582, $4,139 and $2,284, respectively, of the accrued administrative services expenses related to the allocation of costs of administrative personnel for services rendered to the Company by FS Real Estate Advisor and Rialto and the remainder related to other reimbursable expenses. These amounts are recorded as general and administrative expenses on the accompanying consolidated statements of operations.

(4)

On December 1, 2022, the Company’s method for reimbursing administrative services expense was replaced with an administrative services fee equal to 1.0% of the Company’s net asset value per annum attributable to all shares of common stock, before giving effect to any accruals for the base management fee, the performance fee, the administrative services fee, the stockholder servicing fee or any distributions.

(5)	During the years ended December 31, 2022, 2021 and 2020, $431, $116, and $91 in valuation fees were paid by the Company to Rialto.

The dealer manager for the Company’s continuous public offering is FS Investment Solutions, LLC, or FS Investment Solutions, which is an affiliate of FS Real Estate Advisor. Under the amended and restated dealer manager agreement dated as of August 17, 2018, or the dealer manager agreement, FS Investment Solutions is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5% of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price (subject to reductions for certain categories of purchasers). FS Investment Solutions is entitled to receive upfront selling commissions of up to 3.5% of the transaction price per Class S share sold in the primary offering (subject to reductions for certain categories of purchasers). The dealer manager anticipates that all of the selling commissions and dealer manager fees will be re-allowed to participating broker-dealers, unless a particular

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 7. Related Party Transactions (continued)

broker-dealer declines to accept some portion of the dealer manager fee they are otherwise eligible to receive. Pursuant to the dealer manager agreement, the Company also reimburses FS Investment Solutions or participating broker-dealers for bona fide due diligence expenses, provided that total organization and offering expenses shall not exceed 15% of the gross proceeds in the Company’s public offering.

No selling commissions or dealer manager fees are payable on the sale of Class D, Class M, Class I, Class F or Class Y shares or on shares of any class sold pursuant to the Company’s distribution reinvestment plan.

Subject to the limitations described below, the Company pays FS Investment Solutions stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or by broker-dealers servicing stockholders’ accounts, referred to as servicing broker-dealers:

•

with respect to the Company’s outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of its outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum and a dealer stockholder servicing fee of 0.20% per annum; however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

•	with respect to the Company’s outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of its outstanding Class S shares;

•	with respect to the Company’s outstanding Class D shares equal to 0.3% per annum of the aggregate NAV of its outstanding Class D shares; and

•	with respect to the Company’s outstanding Class M shares equal to 0.3% per annum of the aggregate NAV of its outstanding Class M shares.

The Company does not pay a stockholder servicing fee with respect to its Class I, Class F or Class Y shares. The dealer manager reallows some or all of the stockholder servicing fees to participating broker-dealers, servicing broker-dealers and financial institutions (including bank trust departments) for ongoing stockholder services performed by such broker-dealers, and waives (pays back to the Company) stockholder servicing fees to the extent a broker-dealer or financial institution is not eligible or otherwise declines to receive all or a portion of such fees.

The Company will cease paying stockholder servicing fees with respect to any Class D, Class M, Class S and Class T shares held in a stockholder’s account at the end of the month in which the total underwriting compensation from the upfront selling commissions, dealer manager fees and stockholder servicing fees, as applicable, paid with respect to such account would exceed 1.25%, 7.25%, 8.75% and 8.75%, respectively (or a lower limit for shares sold by certain participating broker-dealers or financial institutions) of the gross proceeds from the sale of shares in such account. These amounts are referred to as the sales charge cap. At the end of such month that the sales charge cap is reached, each Class D, Class M, Class S or Class T share in such account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share.

In addition, the Company will cease paying stockholder servicing fees on each Class D share, Class M share, Class S share and Class T share held in a stockholder’s account and each such share will convert to Class I

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 7. Related Party Transactions (continued)

shares on the earlier to occur of the following: (i) a listing of Class I shares on a national securities exchange; (ii) the sale or other disposition of all or substantially all of the Company’s assets or the Company’s merger or consolidation with or into another entity in a transaction in which holders of Class D, Class M, Class S or Class T shares receive cash and/or shares of stock that are listed on a national securities exchange; or (iii) the date following the completion of the Company’s public offering on which, in the aggregate, underwriting compensation from all sources in connection with the Company’s public offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from its primary offering.

The Company accrues future stockholder servicing fees in an amount equal to its best estimate of fees payable to FS Investment Solutions at the time such shares are sold. As of December 31, 2022 and 2021, the Company accrued $107,692 and $48,514, respectively, of stockholder servicing fees payable to FS Investment Solutions. FS Investment Solutions has entered into agreements with selected dealers distributing the Company’s shares in the public offering, which provide, among other things, for the re-allowance of the full amount of the selling commissions and dealer manager fee and all or a portion of the stockholder servicing fees received by FS Investment Solutions to such selected dealers.

FS Investment Solutions also serves or served as the placement agent for the Company’s private offerings of Class I, Class F and Class Y shares pursuant to placement agreements. FS Investment Solutions does not receive any compensation pursuant to these agreements.

Expense Limitation

The Company has entered into an amended and restated expense limitation agreement with FS Real Estate Advisor and Rialto, or the expense limitation agreement, pursuant to which FS Real Estate Advisor and Rialto have agreed to waive reimbursement of or pay, on a quarterly basis, the Company’s annualized ordinary operating expenses for such quarter to the extent such expenses exceed 1.5% per annum of its average net assets attributable to each of its classes of common stock. The Company will repay FS Real Estate Advisor or Rialto on a quarterly basis any ordinary operating expenses previously waived or paid, but only if the reimbursement would not cause the then-current expense limitation, if any, to be exceeded. In addition, the reimbursement of expenses will be made only if payable not more than three years from the end of the fiscal quarter in which the expenses were paid or waived.

FS Real Estate Advisor and Rialto each agreed to waive the recoupment of any amounts that may be subject to conditional reimbursement during the quarterly period ended March 31, 2020. To the extent that the conditions to recoupment are satisfied in a future quarter (prior to the expiration of the three-year period for reimbursement set forth in the Expense Limitation Agreement), such expenses may be subject to conditional recoupment in accordance with the terms of the Expense Limitation Agreement.

During the period from September 13, 2017 (Commencement of Operations) to December 31, 2022, the Company accrued $6,444 for reimbursement of expenses that FS Real Estate Advisor and Rialto paid or waived, including $605 in reimbursements for the year ended December 31, 2022. During the period from September 13, 2017 (Commencement of Operations) to December 31, 2022, the Company received $5,839 in cash reimbursements from FS Real Estate Advisor. As of December 31, 2022, the Company had $605 of reimbursements due from FS Real Estate Advisor and Rialto.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 7. Related Party Transactions (continued)

During the year ended December 31, 2022, $2,832 of expense recoupments were paid to FS Real Estate Advisor and Rialto. As of December 31, 2022, no expense recoupments were payable to FS Real Estate Advisor and Rialto.

The following table reflects the amounts paid or waived by FS Real Estate Advisor and Rialto under the expense limitation agreement and the expiration date for future possible reimbursements by the Company:

For the Three Months Ended	Amount of Expense Reimbursement	Recoupable Amount	Recoupment paid or payable to sponsor	Expired Amount	Recoupment eligibility expiration
December 31, 2022	$605	$—	$605	$—	December 31, 2024

Capital Contributions and Commitments

In December 2016, pursuant to a private placement, Michael C. Forman and David J. Adelman, principals of FS Investments, contributed an aggregate of $200 to purchase 8,000 Class F shares at the price of $25.00 per share. These individuals will not tender these shares of common stock for repurchase as long as FS Real Estate Advisor remains the Company’s adviser. FS Investments is controlled by Mr. Forman, the Company’s president and chief executive officer, and Mr. Adelman.

As of December 31, 2022, the ownership in the Company’s Class F Shares by FS Real Estate Advisor and Rialto (and each of their respective affiliates and designees) was $21,073 and $393, respectively.

RIAL 2022-FL8 Transaction

In the second quarter of 2022, the Company purchased $36,000 of mortgage-backed securities in a transaction in which an affiliate of Rialto is the issuer of the notes. These securities are accounted for as available-for-sale.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 8. Stockholder’s Equity

Below is a summary of transactions with respect to shares of the Company’s common stock during the years ended December 31, 2022, 2021 and 2020:

	Shares
	Class F	Class Y	Class T	Class S	Class D	Class M	Class I	Total
Balance as of December 31, 2019	1,475,155	141,116	981,836	1,351,587	322,602	1,357,818	1,230,360	6,860,474
Issuance of common stock	—	—	281,353	4,656,388	252,499	823,387	1,341,270	7,354,897
Reinvestment of distributions	29,036	—	35,289	74,149	10,674	34,439	32,774	216,361
Redemptions of common stock	(591,722)	(4,000)	(48,685)	(288,049)	(19,762)	(230,322)	(487,739)	(1,670,279)
Transfers in or out	—	—	(4,135)	(15,435)	(19,715)	(14,283)	54,863	1,295

Balance as of December 31, 2020	912,469	137,116	1,245,658	5,778,640	546,298	1,971,039	2,171,528	12,762,748
Issuance of common stock	—	843,659	165,006	16,943,127	147,732	1,355,103	9,068,080	28,522,707
Reinvestment of distributions	30,439	—	39,365	360,278	13,397	49,675	126,922	620,076
Redemptions of common stock	(33,638)	(74,127)	(37,860)	(256,640)	(14,551)	(92,799)	(481,437)	(991,052)
Transfers in or out	(6,392)	—	(4,792)	(1,684)	(50,714)	(406,282)	481,594	11,730

Balance as of December 31, 2021	902,878	906,648	1,407,377	22,823,721	642,162	2,876,736	11,366,687	40,926,209
Issuance of common stock	—	—	224,184	35,574,767	172,484	2,062,901	25,559,784	63,594,120
Reinvestment of distributions	29,603	—	43,048	1,284,235	15,009	77,027	789,270	2,238,192
Redemptions of common stock	(74,771)	—	(71,276)	(4,760,663)	(42,579)	(215,053)	(3,926,987)	(9,091,329)
Transfers in or out	—	—	(2,455)	(13,724)	(44,077)	(156,539)	222,410	5,615

Balance as of December 31, 2022	857,710	906,648	1,600,878	54,908,336	742,999	4,645,072	34,011,164	97,672,807

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 8. Stockholder’s Equity (continued)

	Amount
	Class F	Class Y	Class T	Class S	Class D	Class M	Class I	Total
Balance as of December 31, 2019	$36,419	$3,548	$23,616	$31,429	$8,015	$31,757	$30,367	$165,151
Issuance of common stock	—	—	7,077	118,049	6,352	20,767	33,048	185,293
Reinvestment of distributions	725	—	886	1,877	268	868	807	5,431
Redemptions of common stock	(14,766)	(99)	(1,224)	(7,273)	(496)	(5,797)	(11,977)	(41,632)
Transfers in or out	—	—	(104)	(391)	(496)	(361)	1,352	—
Accrued stockholder servicing fees(1)	—	—	(280)	(8,986)	(70)	(1,080)	—	(10,416)

Balance as of December 31, 2020	22,378	3,449	29,971	134,705	13,573	46,154	53,597	303,827
Issuance of common stock	—	20,749	4,134	427,901	3,708	33,564	222,290	712,346
Reinvestment of distributions	763	—	986	9,097	336	1,246	3,108	15,536
Redemptions of common stock	(843)	(1,827)	(948)	(6,476)	(365)	(2,332)	(11,781)	(24,572)
Transfers in or out	(160)	—	(120)	(43)	(1,274)	(10,197)	11,794	—
Accrued stockholder servicing fees(1)	—	—	(161)	(34,034)	(33)	(1,599)	—	(35,827)

Balance as of December 31, 2021	22,138	22,371	33,862	531,150	15,945	66,836	279,008	971,310
Issuance of common stock	—	—	5,596	896,258	4,310	51,698	624,315	1,582,177
Reinvestment of distributions	740	—	1,074	32,334	375	2,433	19,259	56,215
Redemptions of common stock	(1,870)	—	(1,778)	(119,792)	(1,064)	(5,388)	(95,772)	(225,664)
Transfers in or out	—	—	(61)	(345)	(1,100)	(3,926)	5,432	—
Accrued stockholder servicing fees(1)	—	—	(220)	(65,260)	(49)	(3,131)	—	(68,660)

Balance as of December 31, 2022	$21,008	$22,371	$38,473	$1,274,345	$18,417	$108,522	$832,242	$2,315,378

(1)

Stockholder servicing fees only apply to Class T, Class S, Class D and Class M shares. Under GAAP, the Company accrues future stockholder servicing fees in an amount equal to its best estimate of fees payable to FS Investment Solutions at the time such shares are sold. For purposes of NAV, the Company recognizes the stockholder servicing fee as a reduction of NAV on a monthly basis. As a result, the estimated liability for the future stockholder servicing fees, which are accrued at the time each share is sold, will have no effect on the NAV of any class.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 8. Stockholder’s Equity (continued)

Share Repurchase Plan

The Company has adopted an amended and restated share repurchase plan, or share repurchase plan, whereby on a monthly basis, stockholders may request that the Company repurchase all or any portion of their shares. The repurchase of shares is limited to no more than 2% of the Company’s aggregate NAV per month of all classes of shares then participating in the share repurchase plan and no more than 5% of the Company’s aggregate NAV per calendar quarter of all classes of shares then participating in the share repurchase plan, which means that in any 12-month period, the Company limits repurchases to approximately 20% of the total NAV of all classes of shares then participating in the share repurchase plan. The Company’s board of directors may modify, suspend or terminate the share repurchase plan if it deems such action to be in the Company’s best interest and the best interest of its stockholders. During the years ended December 31, 2022, 2021 and 2020, the Company repurchased 9,091,329, 991,052 and 1,670,279, respectively, of shares of common stock under its share repurchase plan representing a total of $225,664, $24,572 and $41,632, respectively. In December 2022, the Company received repurchase requests equal to 2.53% of its aggregate NAV of all classes of shares then participating in its share repurchase plan as of the last calendar day of the previous calendar month. Further, the cumulative repurchase requests for the fourth quarter of 2022 equaled 5.54% of the Company’s aggregate NAV of all classes of shares then participating in its share repurchase plan as of the last calendar day of the previous calendar quarter. The Company’s board of directors, including all of its independent directors, has unanimously authorized repurchases in excess of its 2% monthly repurchase limitation for December 2022 and its 5% quarterly repurchase limitation for the fourth quarter of 2022 such that 100% of share repurchase requests timely received in December 2022 and the fourth quarter of 2022 were satisfied. The Company had no unfulfilled repurchase requests during the years ended December 31, 2022 or 2021.

Distribution Reinvestment Plan

Pursuant to the Company’s distribution reinvestment plan, holders of shares of any class of the Company’s common stock may elect to have their cash distributions reinvested in additional shares of the Company’s common stock. The purchase price for shares pursuant to the distribution reinvestment plan will be equal to the transaction price for such shares at the time the distribution is payable.

Distributions

The Company generally intends to distribute substantially all of its taxable income, which does not necessarily equal net income as calculated in accordance with GAAP, to its stockholders each year to comply with the REIT provisions of the Code. Dividends are paid first to the holders of the Company’s Series A preferred stock at the rate of 12.0% per annum plus all accumulated and unpaid dividends thereon, and then to the holders of the Company’s common stock. All distributions will be made at the discretion of the Company’s board of directors and will depend upon its taxable income, financial condition, maintenance of REIT status, applicable law, and other factors that the Company’s board of directors deems relevant.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 8. Stockholder’s Equity (continued)

The following table reflects the cash distributions per share that the Company paid on its common stock during the year ended December 31, 2022:

Record Date	Class F	Class Y	Class T	Class S	Class D	Class M	Class I
January 28, 2022	$0.1610	$0.1610	$0.1173	$0.1173	$0.1288	$0.1288	$0.1350
February 25, 2022	0.1610	0.1610	0.1173	0.1173	0.1288	0.1288	0.1350
March 30, 2022	0.1610	0.1610	0.1173	0.1173	0.1288	0.1288	0.1350
April 28, 2022	0.1610	0.1610	0.1173	0.1173	0.1288	0.1288	0.1350
May 27, 2022	0.1610	0.1610	0.1173	0.1173	0.1288	0.1288	0.1350
June 29, 2022	0.1610	0.1610	0.1173	0.1173	0.1288	0.1288	0.1350
July 28, 2022	0.1610	0.1610	0.1173	0.1173	0.1288	0.1288	0.1350
August 30, 2022	0.1610	0.1610	0.1173	0.1173	0.1288	0.1288	0.1350
September 29, 2022	0.1610	0.1610	0.1173	0.1173	0.1288	0.1288	0.1350
October 28, 2022	0.1610	0.1610	0.1173	0.1173	0.1288	0.1288	0.1350
November 29, 2022	0.1610	0.1610	0.1173	0.1173	0.1288	0.1288	0.1350
December 29, 2022	0.1696	0.1696	0.1259	0.1259	0.1374	0.1374	0.1436

Total	$1.9406	$1.9406	$1.4162	$1.4162	$1.5542	$1.5542	$1.6286

The following table reflects the amount of cash distributions that the Company paid on its common stock during the years ended December 31, 2022, 2021 and 2020:

	Year Ended December 31,
	2022	2021	2020
Distributions:
Paid or payable in cash	$59,987	$22,980	$11,230
Reinvested in shares	56,215	15,537	5,431

Total distributions	$116,202	$38,517	$16,661

Source of distributions:
Cash flows from operating activities	$116,202	$38,517	$16,661
Offering proceeds	—	—	—

Total sources of distributions	$116,202	$38,517	$16,661

Net cash provided by operating activities(1)	$154,518	$38,583	$21,777

(1)

Cash flows from operating activities are supported by expense support payments from FS Real Estate Advisor and Rialto pursuant to the Company’s expense limitation agreement. See Note 7 for additional information regarding the Company’s expense limitation agreement.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 8. Stockholder’s Equity (continued)

The Company currently declares and pays regular cash distributions on a monthly basis. The Company has elected to increase the distribution rate across all share classes, effective with the payment of December’s distribution. The Company’s board of directors previously authorized regular monthly cash distributions for January 2023 through March 2023 for each class of its outstanding common stock in the net distribution amounts per share set forth below:

Month	Class F	Class Y	Class T	Class S	Class D	Class M	Class I
January 2023	$0.1696	$0.1696	$0.1259	$0.1259	$0.1374	$0.1374	$0.1436
February 2023	$0.1696	$0.1696	$0.1259	$0.1259	$0.1374	$0.1374	$0.1436
March 2023	$0.1749	$0.1749	$0.1312	$0.1312	$0.1427	$0.1427	$0.1489

The distributions for each class of outstanding common stock have been or will be paid monthly to stockholders of record as of the monthly record dates previously determined by the Company’s board of directors. These distributions have been or will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan.

For federal income tax purposes, distributions to stockholders are characterized as either ordinary income, capital gain or non-taxable return of capital. Distributions that exceed the Company’s current and accumulated tax earnings and profits constitute a return of capital and reduce the stockholders’ basis in the common shares. To the extent that a distribution exceeds both current and accumulated earnings and profits and the stockholders’ basis in the common shares, the distributions will generally be treated as a gain from the sale or exchange of such stockholders’ common shares. Under the new tax laws effective January 1, 2018, all distributions (other than distributions designated as capital gain distributions and distributions traceable to distributions from a taxable REIT subsidiary) which are received by a pass-through entity or an individual, are eligible for a 20% deduction from gross income. This eligibility for a 20% deduction will expire as of 2025. At the beginning of each year, the Company notifies its stockholders of the taxability of the distributions paid during the preceding year. In any given year, the overall taxability of distributions could be higher or lower than the preceding year.

The following table shows the character of distributions on a tax basis the Company paid on a percentage basis during the years ended December 31, 2022, 2021 and 2020:

	For the Year Ended December 31,
	2022	2021	2020
Ordinary income(1)	100%	98%	100%
Non-taxable return of capital	—	—	—
Capital gain	0%	2%	—

Total	100%	100%	100%

(1)

During the years ended December 31, 2022, 2021, and 2020, non-qualifying dividends were 100%, 94%, and 100%, respectively, of total distributions, and qualifying dividends were 0%, 4%, and 0%, respectively, of total distributions.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 9. Fair Value of Financial Instruments

The following table presents the Company’s financial instruments carried at fair value in the consolidated balance sheets by its level in the fair value hierarchy:

	December 31, 2022				December 31, 2021
	Total	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3
Financial Assets
Mortgage-backed securities available-for-sale	$159,464	$—	$159,464	$—	$44,518	$—	$44,518	$—
Mortgage loans held in securitization trusts, at fair value	324,263	—	—	324,263	—	—	—	—
Interest rate cap	4,616	—	4,616	—	—	—	—	—

Total	$488,343	$—	$164,080	$324,263	$44,518	$—	$44,518	$—

Financial Liabilities
Mortgage obligations issued by securitization trusts, at fair value	$291,193	—	$291,193	—	—	—	—	—

The following table presents the changes in fair value of financial assets which are measured at fair value on a recurring basis using level 3 inputs to determine fair value for the year ended December 31, 2022:

Mortgage loans held in securitization trusts, at fair value
Fair value at beginning of period	$—
Accretion of discount (amortization of premium)	—
Net realized gain (loss)	—
Net change in unrealized appreciation (depreciation)	(86)
Purchases	—
Sales and repayments	—
Issuances	—
Transfer into Level 3	—
Transfers out of Level 3	—
Consolidation of securitization trusts	324,349
Deconsolidation of securitization trusts	—

Fair value at end of period	$324,263

Amount of unrealized gains (losses) attributable to assets still held at December 31, 2022
Included in earnings	$(86)
Included in OCI	—

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 9. Fair Value of Financial Instruments (continued)

As of December 31, 2022, the Company utilized a discounted cash flow model, comparable precedent transactions and other market information to quantify Level 3 fair value measurements on a recurring basis. As of December 31, 2022, the key unobservable inputs used in the valuation of mortgage obligations issued by securitization trusts included a blended yield ranging from 9.80% to 11.79% (weighted average blended yield of 10.51%) and a life of 1.8 to 4.3 years (weighted average life of 3.36 years). Significant increases or decreases in any one of the inputs described above in isolation may result in significantly different fair value of the financial assets and liabilities using such Level 3 inputs.

As discussed in Note 2, GAAP requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial position, for which it is practicable to estimate that value. The following table details the carrying amount, face amount, and fair value of the financial instruments described in Note 2:

	December 31, 2022			December 31, 2021
	Book Value	Face Amount	Fair Value	Book Value	Face Amount	Fair Value
Financial Assets
Cash, cash equivalents and restricted cash	$201,618	$201,618	$201,618	$85,808	$85,808	$85,808
Loans receivable, held-for-investment(1)	$7,350,315	$7,350,271	$7,339,105,000	$3,841,868	$3,843,110	$3,844,685
Mortgage-backed securities held-to-maturity	$68,559	$80,300	$68,559	$37,862	$50,300	$37,862
Financial Liabilities
Repurchase agreements(2)	$756,816	$760,236	$760,236	$903,010	$904,968	$904,968
Credit facilities	$298,544	$310,982	$310,982	$196,960	$199,190	$199,190
Collateralized loan obligations(2)(3)	$4,336,701	$4,371,684	$4,371,684	$1,886,382	$1,903,083	$1,903,083
Mortgage note payable(2)	$122,568	$124,700	$124,700	—	—	—

(1)	Book value of loans receivable represents the face amount, net of unamortized loan fees and costs and accrual of exit fees, as applicable.
(2)	Book value represents the face amount, net of deferred financing costs and discount.
(3)	Face value represents the face amount, net of discount.

Estimates of fair value for cash, cash equivalents and restricted cash are measured using observable, quoted market prices, or Level 1 inputs. Estimates of fair value for loans receivable, mortgage-backed securities held-to-maturity, repurchase obligations, credit facility obligations, collateralized loan obligations, and mortgage obligations are measured using unobservable inputs, or Level 3 inputs.

CMBS, Fair Value Option

As discussed in the “Fair Value of Financial Instruments” section of Note 2 herein, the Company elected the fair value option for certain CMBS mortgage loans in an effort to eliminate an accounting mismatch resulting from consolidation of the related mortgage loans held in securitization trusts. As of December 31, 2022, the fair value and unpaid principal balance of the CMBS where we have elected the fair value option, excluding the notional value of interest-only securities and before consolidation of the securitization mortgage loans, were $33,069 and $36,469, respectively. As a result of the consolidation of the mortgage loans, the total fair value

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 9. Fair Value of Financial Instruments (continued)

balance of $324,263 represents the company’s economic interest in the asset. The vast majority of this fair value (all except $33,069 at December 31, 2022) is eliminated in consolidation of the related mortgage obligations before arriving at the GAAP balance for the fair value option investment securities

Note 10. Variable Interest Entities

Consolidated Variable Interest Entities

The following table details the assets and liabilities of the Company’s consolidated variable interest entities as of December 31, 2022 and 2021:

	December 31, 2022	December 31, 2021
Assets:
Restricted cash	$—	$37,364
Loans receivable, held-for-investment	5,546,779	2,298,367
Interest receivable	24,144	5,154
Other assets	853	6,625
Mortgage loans held in securitization trusts, at fair value	324,263	—

Total assets	$5,896,039	$2,347,510

Liabilities
Collateralized loan obligations, net	$4,336,701	$1,886,382
Interest payable	12,631	1,357
Other liabilities	473	205
Mortgage obligations issued by securitization trusts, at fair value	291,193	—

Total liabilities	$4,640,998	$1,887,944

The Company has financed a portion of its loans through CLOs, which are considered VIEs. The Company has a controlling financial interest in the CLOs and, therefore, consolidates them on its balance sheets because the Company has both (i) the power to direct activities of the CLOs that most significantly affect the CLOs’ economic performance and (ii) the obligation to absorb losses and the right to receive benefits of the CLOs that could potentially be significant to the CLOs.

Assets held by the CLOs are restricted and can be used only to settle obligations of the CLOs. The liabilities are non-recourse to the Company and can only be satisfied from the assets of the CLOs.

Investment Securities

Mortgage loans and obligations held in securitization trusts consolidated in accordance with ASC 810 are structured as pass through entities that receive principal and interest on the underlying collateral and distribute those payments to the certificate holders. The assets and other instruments held by these securitization entities are restricted and can only be used to fulfill the obligations of the entity. Additionally, the obligations of the securitization entities do not have any recourse to the general credit of any other consolidated entities, nor to the Company as the primary beneficiary. The mortgage obligations initially represent investment securities on the balance sheet (pre-consolidation). Upon consolidation of the mortgage loans and obligations, the associated investment securities are eliminated, as is the interest income related to those securities.

The inclusion of the assets and liabilities of the mortgage loans and obligations in which the Company is deemed the primary beneficiary has no economic effect on the Company. Its exposure to the obligations of

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 10. Variable Interest Entities (continued)

mortgage loans and obligations held in securitization is generally limited to its investment in these entities. The Company is not obligated to provide, nor has provided, any financial support for any of these consolidated structures.

Non-Consolidated Variable Interest Entities

The Company invested in subordinated positions of CMBS trusts which are considered mortgage loans and obligations held in securitization trusts. The Company is not the primary beneficiary of the mortgage loans and obligations because it does not have the power to direct the activities that most significantly affect the mortgage loans and obligations’ economic performance, nor does it provide guarantees or recourse to the mortgage loans and obligations other than standard representations and warranties and, therefore, does not consolidate the mortgage loans and obligations on its balance sheets. The Company has classified its investment in the CMBS as either held-to-maturity or available-for-sale debt securities that are included on the Company’s consolidated balance sheets and are part of the Company’s ongoing other-than-temporary impairment review. The Company’s maximum exposure to loss of the securities are limited to its book value of $228,023 as of December 31, 2022.

The Company is not obligated to provide, nor has it provided financial support to these consolidated and non-consolidated mortgage loans and obligations.

Note 11. Commitments and Contingencies

The Company enters into contracts that contain a variety of indemnification provisions. The Company’s maximum exposure under these arrangements is unknown; however, the Company has not had prior claims or losses pursuant to these contracts. Management of FS Real Estate Advisor has reviewed the Company’s existing contracts and expects the risk of loss to the Company to be remote.

The Company is not currently subject to any material legal proceedings and, to the Company’s knowledge, no material legal proceedings are threatened against the Company. From time to time, the Company may be party to certain legal proceedings in the ordinary course of business. While the outcome of any legal proceedings cannot be predicted with certainty, the Company does not expect that any such proceedings will have a material effect on its financial condition or results of operations.

See Note 7 for a discussion of the Company’s commitments to FS Real Estate Advisor and its affiliates (including FS Investments) for the reimbursement of organization and offering costs funded by FS Investments and for the reimbursement of amounts paid or waived by FS Real Estate Advisor and Rialto under the expense limitation agreement.

Note 12. Derivative Instrument

The Company has entered into an interest rate cap contract in order to limit its exposure against the variability of future interest rates on its variable interest rate borrowing. The Company has not designated this derivative as a hedge for accounting purposes. The Company has not entered into a master netting arrangement with its third-party counterparty and does not offset on its consolidated balance sheets the fair value amount recorded for its derivative instrument. The table below provides additional information regarding the Company’s derivative instrument as of December 31, 2022. The Company did not hold any interest rate caps as of December 31, 2021.

Type of Derivative	Notional Amount	Strike	Effective Date	Maturity Date	Fair Value(1)
Interest Rate Cap	$126,700	2.25%	June 21, 2022	July 9, 2024	$4,616

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 12. Derivative Instrument (continued)

(1)	Included in Other assets in the Company’s consolidated balance sheets.

The following table details the fair value of the Company’s derivative financial instrument:

Type of Derivative	Realized/Unrealized Gain (Loss)	Location of Gain (Loss) Recognized in Net Income	Year Ended December 31, 2022
			2022	2021
Interest Rate Cap	Unrealized Gain	(1)	$650	$—

(1)	Included in Other income (loss) in the Company’s consolidated statements of operations.

Note 13. Subsequent Events

The following is a discussion of material events that have occurred subsequent to December 31, 2022 through the issuance of the consolidated financial statements.

NTX-1 Facility

On January 3, 2023, the NTX-1 Facility’s repurchase agreement was amended to increase the maximum amount of financing available from $187,500 to $250,000.

Lucid Facility

On January 11, 2023, FS CREIT Investments LLC (“FS CREIT Investments”), a wholly-owned subsidiary of the Company, and Lucid Prime Fund LLC (“Lucid”), entered into a master repurchase agreement which will enable FS CREIT Investments to execute repurchase transactions of securities and financial instruments with Lucid. The master repurchase agreement establishes standardized legal and administrative terms for repurchase transactions, but does not dictate economic terms, such as price, payment, margin, and duration. The economic terms of each repurchase transaction will be negotiated on a transaction-by-transaction basis. In addition, the Company entered into a guarantee agreement whereby the Company provides a full guarantee of amounts due under the Lucid Facility.

GS-1 Facility

On January 26, 2023, the GS-1 Facility’s repurchase agreement was amended to extend the availability period to March 27, 2023. After the end of the availability period, FS CREIT Finance GS-1 LLC may exercise an option to commence a one-year amortization period, so long as certain conditions are met. During the amortization period, certain changes to the terms of the GS-1 Facility would apply, including an increase to the rate charged on each asset financed under the GS-1 Facility. In connection with the amendment, the maximum amount of financing available was increased from $250,000 to $350,000 with a temporary additional increase to $500,000 that was available until the closing of the CLO issuance on March 31, 2022.

On March 17, 2023, the GS-1 Facility’s repurchase agreement was amended to extend the availability period to January 25, 2025. The maximum amount of financing available was increased from $350,000 to $450,000.

FS Credit Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements (continued)

(in thousands, except share and per share amounts)

Note 13. Subsequent Events (continued)

BMO-1 Facility

On March 3, 2023, FS CREIT Finance BMO-1 LLC (“BMO-1”), an indirect wholly owned special-purpose financing subsidiary of the Company, entered into a Master Repurchase Agreement (the “BMO-1 Repurchase Agreement”), as seller, with Bank of Montreal, as buyer, to finance the acquisition and origination of (i) whole, performing mortgage loans and mortgage notes secured by a first lien on multifamily, retail, office, hotel, self-storage or industrial property or mixed-use property and (ii) participation interests in such performing mortgage loans. In connection with the BMO-1 Repurchase Agreement, the Company entered into a limited guaranty pursuant to which the Company guarantees 25% of BMO-1’s obligations under the BMO-1 Repurchase Agreement, subject to limitations specified therein. The guaranty may become full recourse to the Company upon the occurrence of certain events, including willful bad acts by the Company or BMO-1.

FS Credit Real Estate Income Trust, Inc.

Schedule IV - Mortgage Loans on Real Estate

As of December 31, 2022

(in thousands)

The material terms of the Twelfth Amendment to Master Repurchase Agreement described above is qualified in its entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Loan Type(1)	Description	Location	Interest Payment Rates	Maximum Maturity Date(2)	Periodic Payment Terms(3)	Prior Liens	Face Amount of Loans	Carrying Amount of Loans
Senior loans
Senior loans in excess of 3% of the carrying amount of total loans
Senior loans	Multifamily	Various	+3.30%	2027	I/O	$—	$338,160	$338,108

						—	338,160	338,108

Senior loans less than 3% of the carrying amount of total loans
Senior loans	Multifamily	Various	+2.80% - 4.75%	2024 - 2027	I/O	—	4,059,218	4,059,897
Senior loans	Hospitality	Various	+4.15% - 5.35%	2023 - 2027	I/O	—	791,937	792,305
Senior loans	Office	Various	+3.70% - 5.75%	2026 - 2027	I/O	—	755,681	755,797
Senior loans	Retail	Various	+3.60% - 4.50%	2023 - 2027	I/O	—	424,362	424,374
Senior loans	Industrial	Various	+3.00% - 4.30%	2026 - 2027	I/O	—	351,461	351,449
Senior loans	Self Storage	Various	+3.20% - 4.50%	2024 - 2026	I/O	—	318,459	317,861
Senior loans	Various	Santa Barbara, CA	+3.65%	2027	I/O	—	90,000	89,986
Senior loans	Mixed Use	Various	+3.50% - 5.00%	2024 -2025	I/O	—	67,700	67,811

						—	6,858,818	6,859,480

Total senior loans						—	7,196,978	7,197,588

Mezzanine loans
Mezzanine loans less than 3% of the carrying amount of total loans
Mezzanine loan	Various	Various	Fixed 10.00%	2026	I/O	—	66,633	66,045
Mezzanine loan	Multifamily	Various	+7.61% - 11.00% Fixed 7.50%	2026 -2027	I/O	—	41,803	41,825
Mezzanine loan	Mixed Used	Queens, NY	+6.50%	2027	I/O	—	26,755	26,755
Mezzanine loan	Industrial	Various	Fixed 10.00%	2030	I/O	—	18,102	18,102

Total mezzanine loans						—	153,293	152,727

Total loans						$—	$7,350,271	$7,350,315

(1)	Loan is not delinquent with respect to principal or interest.
(2)	Maximum maturity assumes all extension options are exercised by the borrower.
(3)	I/O = interest only.

The following table reconciles mortgage loans on real estate for the years ended December 31, 2022, 2021 and 2020:

	For the Year Ended December 31,
	2022	2021	2020
Balance at beginning of period	$3,841,868	$700,149	$406,645
Additions during period:
Loan fundings	4,141,859	3,500,362	358,384
Amortization of deferred fees and expenses on loans	4,023	1,190	876
Deductions during period:
Collections of principal	(636,594)	(358,714)	(65,289)
Exit and extension fees received on loans receivable	(841)	(1,119)	(467)

Balance at end of period	$7,350,315	$3,841,868	$700,149

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 9A.	Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

As required by Rule 13a-15(b) under the Exchange Act, we carried out an evaluation, under the supervision and with the participation of our management, including our chief executive officer and chief financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2022.

Based on the foregoing, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures were not effective to provide reasonable assurance that we would meet our disclosure obligations.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f). Our internal control over financial reporting is a process designed under the supervision of our chief executive officer and chief financial officer to provide reasonable assurance regarding the reliability of financial reporting and preparation of our financial statements for external purposes in accordance with GAAP.

As of December 31, 2022, our management conducted an assessment of the effectiveness of our internal control over financial reporting based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Management identified a material weakness in the operation of our internal control over the evaluation of consolidation accounting of certain investments in mortgage-backed securities on a timely basis during the 2022 interim periods. A compensating annual control operated effectively for the period ended December 31, 2022, however, the material weakness cannot be considered remediated until the interim control has been determined to be operating effectively for a sufficient period of time. Management has concluded that our internal control over financial reporting was not effective as of December 31, 2022 to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with GAAP.

Notwithstanding the identified material weakness, management believes that the consolidated financial statements included in this Annual Report on Form 10-K present fairly, in all material respects, our financial position, results of operations, and cash flows of the Company as of and for the periods presented in accordance with U.S. GAAP.

Changes in Internal Control Over Financial Reporting

There was no change in our internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) or 15d-15(f)) that occurred during the three-month period ended December 31, 2022 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.	Other Information.

None.

Item 9C.	Disclosure Regarding Foreign Jurisdictions that Prevent Inspections.

Not applicable.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance.

The information required by this item is incorporated by reference to the Company’s definitive proxy statement to be filed not later than April 30, 2023 with the SEC pursuant to Regulation 14A under the Exchange Act.

Item 11.	Executive Compensation.

The information required by this item is incorporated by reference to the Company’s definitive proxy statement to be filed not later than April 30, 2023 with the SEC pursuant to Regulation 14A under the Exchange Act.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The information required by this item is incorporated by reference to the Company’s definitive proxy statement to be filed not later than April 30, 2023 with the SEC pursuant to Regulation 14A under the Exchange Act.

Item 13.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is incorporated by reference to the Company’s definitive proxy statement to be filed not later than April 30, 2023 with the SEC pursuant to Regulation 14A under the Exchange Act.

Item 14.	Principal Accounting Fees and Services.

The information required by this item is incorporated by reference to the Company’s definitive proxy statement to be filed not later than April 30, 2023 with the SEC pursuant to Regulation 14A under the Exchange Act.

PART IV

Item 15.	Exhibits, Financial Statement Schedules.

a. Documents Filed as Part of this Report

(1)	The following financial statements are set forth in Item 8:

(2)	The following financial statement schedule is set forth in Item 8:

Page
Schedule IV—Mortgage Loans on Real Estate	120

(3)	See b. below.

b. Exhibits

Please note that the agreements included as exhibits to this Annual Report on Form 10-K are included to provide information regarding their terms and are not intended to provide any other factual or disclosure information about FS Credit Real Estate Income Trust, Inc. or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement that have been made solely for the benefit of the other parties to the applicable agreement and may not describe the actual state of affairs as of the date they were made or at any other time.

The following exhibits are filed as part of this Annual Report on Form 10-K or hereby incorporated by reference to exhibits previously filed with the SEC:

3.1	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on September 7, 2017.

3.2	Articles of Amendment (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 17, 2018).

3.3	Second Articles of Amendment (incorporated by reference to Exhibit 3.3 of the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the SEC on August 14, 2019).

3.4	Third Articles of Amendment (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on April 28, 2022)

3.5	Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on February 13, 2017)

4.1	Form of Subscription Agreement (incorporated by reference to Appendix A of the Registrant’s Prospectus, as field by the Registrant with the SEC on November 7, 2022).

4.2	Amended and Restated Distribution Reinvestment Plan (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-11, as field by the Registrant with the SEC on October 19, 2022).

4.3*	Description of Registrant’s Securities.

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on June 6, 2017).

10.2	Form of Restricted Share Award Certificate (incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on June 6, 2017).

10.3	Independent Directors Restricted Share Plan (incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on September 7, 2017).

10.4	Master Repurchase and Securities Contract dated as of August 30, 2017 between FS CREIT Finance WF-1 LLC and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.7 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on September 7, 2017).

10.5	Guarantee Agreement dated as of August 30, 2017 made by FS Credit Real Estate Income Trust, Inc. in favor of Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.8 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on September 7, 2017).

10.6	Mortgage Loan Purchase and Sale Agreement dated as of September 13, 2017 between Rialto Mortgage Finance, LLC and FS CREIT Originator LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on September 19, 2017).

10.7	Uncommitted Master Repurchase and Securities Contract Agreement dated as of January 26, 2018 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on February 1, 2018).

10.8	Guarantee Agreement dated as of January 26, 2018 made by FS Credit Real Estate Investment Trust, Inc. in favor of Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on February 1, 2018).

10.9	Amendment No. 1 to Master Repurchase and Securities Contract dated as of April 26, 2018 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.3 to Registrant’s Form 10-Q, as filed by the Registrant with the SEC on May 14, 2018).

10.10	Amendment No. 1 to Guarantee Agreement dated as of April 26, 2018 between FS Credit Real Estate Income Trust, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.4 to Registrant’s Form 10-Q, as filed by the Registrant with the SEC on May 14, 2018).

10.11	Fourth Amended and Restated Advisory Agreement, dated December 1, 2022, by and between FS Credit Real Estate Income Trust, Inc. and FS Real Estate Advisor, LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 7, 2022).

10.12*	Amended and Restated Independent Director Compensation Policy.

10.13	Second Amended and Restated Expense Limitation Agreement, dated December 1, 2022, by and among FS Credit Real Estate Income Trust, Inc., FS Real Estate Advisor, LLC and Rialto Capital Management, LLC (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 7, 2022).

10.14	First Amendment to Uncommitted Master Repurchase and Securities Contract Agreement dated as of June 6, 2018 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on June 11, 2018).

10.15	Amendment No. 2 to Master Repurchase and Securities Contract dated as of July 24, 2018 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on July 30, 2018).

10.16	Amendment No. 3 to Master Repurchase and Securities Contract dated as of November 30, 2018 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.18 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 21, 2019).

10.17	Second Amendment to Uncommitted Master Repurchase and Securities Contract Agreement dated as of February 20, 2019 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.19 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 21, 2019).

10.18	Amendment No. 4 to Master Repurchase and Securities Contract dated as of August 1, 2019 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 6, 2019).

10.19	Loan and Security Agreement dated as of August 22, 2019 among FS Credit Real Estate Income Trust, Inc., FS CREIT Finance Holdings LLC, and City National Bank (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 23, 2019).

10.20	Amendment No. 5 to Master Repurchase and Securities Contract dated as of August 29, 2019 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 29, 2019).

10.21	Indenture dated as of December 5, 2019 among FS Rialto 2019-FL1 Issuer, Ltd., FS Rialto 2019-FL1 Co-Issuer, LLC, FS Credit Real Estate Income Trust, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 11, 2019).

10.22	First Amendment to Loan and Security Agreement dated as of December 4, 2019 among FS Credit Real Estate Income Trust, Inc., FS CREIT Finance Holdings LLC, and City National Bank (incorporated by reference to Exhibit 10.24 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 27, 2020).

10.23	Third Amendment to Uncommitted Master Repurchase and Securities Contract Agreement and First Amendment to Guarantee Agreement dated as of December 19, 2019 among FS CREIT Finance GS-1 LLC, Goldman Sachs Bank USA and FS Credit Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 10.25 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 27, 2020).

10.24	Fourth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement and First Amendment to Fee Letter dated as of February 18, 2020 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.26 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 27, 2020).

10.25	Second Amendment to Loan and Security Agreement, dated as of March 23, 2020 among FS Credit Real Estate Income Trust, Inc., FS CREIT Finance Holdings LLC, and City National Bank (incorporated by reference to Exhibit 10.27 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 27, 2020).

10.26	Amendment No. 3 to Guarantee Agreement, dated as of August 3, 2020 between FS Credit Real Estate Income Trust, Inc. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 7, 2020).

10.27	Second Amendment to Guarantee Agreement, dated as of August 3, 2020 between FS Credit Real Estate Income Trust, Inc. and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 7, 2020).

10.28	Amendment No. 6 to Master Repurchase and Securities Contract dated as of August 27, 2020, among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on September 1, 2020).

10.29	Third Amendment to Loan and Security Agreement, dated as of December 23, 2020, among FS Credit Real Estate Income Trust, Inc., FS CREIT Finance Holdings LLC, and City National Bank (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 30, 2020).

10.30	Amendment No. 2 to Guarantee Agreement dated as of August 29, 2018 between FS Credit Real Estate Income Trust, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.30 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on February 12, 2021).

10.31	Fifth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement dated as of December 11, 2020 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank, National Association (incorporated by reference to Exhibit 10.31 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on February 12, 2021).

10.32	Sixth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement dated as of January 21, 2021 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank, National Association. (incorporated by reference to Exhibit 10.34 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 29, 2021).

10.33	Amendment No. 7 to Master Repurchase and Securities Contract dated as of July 30, 2021 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.6 to Registrant’s Form 10-Q, as filed by the Registrant with the SEC on August 16, 2021).

10.34	Amendment No. 8 to Master Repurchase and Securities Contract dated as of February 11, 2022 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.36 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022).

10.35	Seventh Amendment to Uncommitted Master Repurchase and Securities Contract Agreement dated as of April 23, 2021 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.37 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022).

10.36	Eighth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement dated as of December 17, 2021 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 23, 2021).

10.37	Ninth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement dated as of January 26, 2021 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on February 3, 2022).

10.38	Master Repurchase Agreement dated as of February 22, 2021 between FS CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on February 25, 2021).

10.39	Guaranty Agreement dated as of February 22, 2021 made by FS Credit Real Estate Investment Trust, Inc. in favor of Barclays Bank, PLC (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on February 25, 2021).

10.40	First Amendment to Master Repurchase Agreement dated as of May 20, 2021 between FS CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.42 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022).

10.41	Second Amendment to Fee Letter and Second Amendment to Master Repurchase Agreement dated as of July 30, 2021 between FS CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 11, 2021).

10.42	Third Amendment to Master Repurchase Agreement dated as of October 7, 2021 between FS CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.44 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022).

10.43	First Amendment to Guaranty Agreement dated as of December 17, 2021 between FS Credit Real Estate Investment Trust, Inc. and Barclays Bank PLC (incorporated by reference to Exhibit 10.45 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022).

10.44	Fourth Amendment to Master Repurchase Agreement dated as of January 18, 2022 between FS CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.46 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022).

10.45	Fifth Amendment to Master Repurchase Agreement dated as of February 16, 2022 between FS CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.47 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022).

10.46	Fourth Amendment to Loan and Security Agreement dated as of June 7, 2021 among FS Credit Real Estate Income Trust, Inc., FS CREIT Finance Holdings LLC, and City National Bank (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on June 10, 2021).

10.47	Fifth Amendment to Loan and Security Agreement dated as of December 21, 2021 among FS Credit Real Estate Income Trust, Inc., FS CREIT Finance Holdings LLC, and City National Bank (incorporated by reference to Exhibit 10.49 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022).

10.48	Loan and Servicing Agreement dated as of September 20, 2021 among FS CREIT Finance MM-1 LLC, FS CREIT Finance Holdings, LLC, Massachusetts Mutual Life Insurance Company and the other lenders from time to time, and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on September 24, 2021).

10.49	First Amendment to Loan and Servicing Agreement dated as of February 23, 2022 among FS CREIT Finance MM-1 LLC, FS CREIT Finance Holdings LLC, Massachusetts Mutual Life Insurance Company and the other lenders from time to time, and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.51 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022).

10.50	Indenture dated as of May 5, 2021 among FS Rialto 2021-FL2 Issuer, Ltd., FS Rialto 2021-FL2 Co-Issuer, LLC, FS Credit Real Estate Income Trust, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on May 11, 2021).

10.51	Indenture dated as of November 4, 2021 among FS Rialto 2021-FL3 Issuer, Ltd., FS Rialto 2021-FL3 Co-Issuer, LLC, FS Credit Real Estate Income Trust, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on November 10, 2021).

10.52	Master Repurchase Agreement dated as of March 2, 2020 between Royal Bank of Canada and FS CREIT Investments LLC (incorporated by reference to Exhibit 10.54 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022).

10.53	Amendment No. 4 to Guarantee Agreement dated as of July 30, 2021 between FS Credit Real Estate Income Trust, Inc. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 10.7 to Registrant’s Form 10-Q, as filed by the Registrant with the SEC on August 16, 2021).

10.54	Amendment No. 5 to Guarantee Agreement dated as of December 17, 2021 between FS Credit Real Estate Income Trust, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.56 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022).

10.55	Third Amendment to Guarantee Agreement dated as of September 22, 2020 between FS Credit Real Estate Income Trust, Inc. and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.57 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022).

10.56	Fourth Amendment to Guarantee Agreement dated as of December 17, 2021 between FS Credit Real Estate Income Trust, Inc. and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.58 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022).

10.57	Second Amendment to Loan and Servicing Agreement dated as of March 4, 2022 among FS CREIT Finance MM-1 LLC, FS CREIT Finance Holdings, LLC, Massachusetts Mutual Life Insurance Company and the other lenders from time to time, and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on March 7, 2022).

10.58	Amended & Restated Performance-Contingent Class I Share Right Agreement (incorporated by reference to Exhibit 10.7 of the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the SEC on November 14, 2022).

10.59	Indenture dated as of March 31, 2022, by and among FS Rialto 2022-FL4 Issuer, LLC, Wilmington Trust, National Association, Computershare Trust Company, National Association, and FS Credit Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on April 6, 2022).

10.60	Amended and Restated Loan and Servicing Agreement, dated as of April 27, 2022, between FS CREIT Finance MM-1 LLC and Mass Mutual (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on April 29, 2022).

10.61	Sixth Amendment to Loan and Security Agreement dated as of May 5, 2022, among FS Credit Real Estate Income Trust, Inc., FS CREIT Finance Holdings LLC, the lenders party thereto and City National Bank (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on May 9, 2022).

10.62	Amendment No. 9 to Master Repurchase and Securities Contract dated as of May 12, 2022 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.11 of the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the SEC on May 16, 2022).

10.63	Sixth Amendment to Master Repurchase Agreement dated as of June 7, 2022, between FS CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on June 9, 2022).

10.64	Second Amendment to Guaranty dated as of June 7, 2022, between FS Credit Real Estate Income Trust, Inc. and Barclays Bank PLC (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on June 9, 2022).

10.65	Indenture dated as of June 16, 2022, by and among FS Rialto 2022-FL5 Issuer, LLC, Wilmington Trust, National Association, Computershare Trust Company, National Association and FS Credit Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on June 21, 2022).

10.66	Credit Agreement, dated as of August 1, 2022 by and among FS Credit Real Estate Income Trust, Inc., Barclays, as the administrative agent, certain subsidiaries of FS CREIT, as guarantors, the lenders from time to time party thereto, Barclays and City National Bank as lead arrangers and bookrunners, City National Bank as syndication agent, and M&T Bank and Wells Fargo Bank, National Association as co-documentation agents (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 9, 2022).

10.67	Indenture dated as of August 25, 2022, by and among FS Rialto 2022-FL6 Issuer, LLC, Wilmington Trust, National Association, Computershare Trust Company, National Association and FS Credit Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 30, 2022).

10.68	Amendment No. 10 to Master Repurchase and Securities Contract dated as of September 30, 2022 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on October 5, 2022).

10.69	Master Repurchase and Securities Contract Agreement dated as of October 13, 2022 between FS CREIT Finance MS-1 LLC, Morgan Stanley Mortgage Capital Holdings LLC and Morgan Stanley Bank, N.A. (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on October 18, 2022).

10.70	Guaranty dated as of October 13, 2022 made by FS Credit Real Estate Income Trust, Inc. in favor of Morgan Stanley Mortgage Capital Holdings LLC (incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on October 18, 2022).

10.71	Master Repurchase Agreement and Securities Contract Agreement dated as of November 10, 2022 between FS CREIT Finance NTX-1 LLC, and Natixis, New York Branch (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on November 16, 2022).

10.72	Guaranty dated as of November 10, 2022 made by FS Credit Real Estate Income Trust, Inc. in favor of Natixis, New York Branch (incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on November 16, 2022).

10.73	Class I Restricted Stock Unit Agreement, dated December 1, 2022, by and among FS Credit Real Estate Income Trust, Inc., FS Real Estate Advisor, LLC and Rialto Capital Management, LLC (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 7, 2022).

10.74	Indenture dated as of December 7, 2022, by and among FS Rialto 2022-FL7 Issuer, LLC, Wilmington Trust, National Association, Computershare Trust Company, National Association and FS Credit Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 13, 2022).

10.75	Amended and Restated Independent Director Compensation Policy (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on April 28, 2022).

10.76	Amended and Restated Dealer Manager Agreement (incorporated by reference to Exhibit 1.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 17, 2018).

10.77	Form of Selected Dealer Agreement (incorporated by reference to Exhibit 1.2 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on February 12, 2021).

10.78	Amendment No. 1 to the Amended and Restated Dealer Manager Agreement (incorporated by reference to Exhibit 1.3 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on October 19, 2022).

10.79*	Master Repurchase Agreement dated as of January 11, 2023 between FS CREIT Investments LLC, and Lucid Prime Fund LLC.

10.80*	Guaranty dated as of January 11, 2023 made by FS Credit Real Estate Income Trust, Inc. in favor of Lucid Prime Fund LLC.

10.81	Master Repurchase Agreement dated as of March 3, 2023 between FS CREIT Finance BMO-1 LLC, and Bank of Montreal (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on March 9, 2023).

10.82	Guaranty dated as of March 3, 2023 made by FS Credit Real Estate Income Trust, Inc. in favor of Bank of Montreal (incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on March 9, 2023).

10.83	Twelfth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement and Sixth Amendment to Guarantee Agreement, dated as of March 17, 2023, between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on March 22, 2023).

21.1*	Subsidiaries of the Registrant.

24.1*	Power of Attorney (included in signature page).

31.1*	Certification of Chief Executive Officer, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Chief Financial Officer, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1+	Certification of Chief Executive Officer and Chief Financial Officer, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.1	Policy with Respect to Repurchase of Adviser and Sub-Adviser Class I Shares (incorporated by reference to Exhibit 99.1 of the Registrant’s Registation Statement on Form S-11, as filed by the Registrant with the SEC on October 19, 2022.

101.INS*	Inline XBRL Instance Document

101.SCH*	Inline XBRL Taxonomy Extension Schema Document.

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document.

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
+

This exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. Such exhibit shall not be deemed incorporated into any filing under the Securities Act or the Exchange Act.

Item 16.	Form 10-K Summary.

None.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 31, 2023	/s/ MICHAEL C. FORMAN
Michael C. Forman Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints Michael C. Forman and Edward T. Gallivan, Jr., and each of them with full power to act without the other and with full power of substitution and resubstitution, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this report on Form 10-K, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date: March 31, 2023	/s/ MICHAEL C. FORMAN
Michael C. Forman Chief Executive Officer (Principal Executive Officer)

Date: March 31, 2023	/s/ EDWARD T. GALLIVAN, JR.
Edward T. Gallivan, Jr. Chief Financial Officer (Principal Accounting and Financial Officer)

Date: March 31, 2023	/s/ DAVID J. ADELMAN
David J. Adelman Director

Date: March 31, 2023	/s/ RYAN BOYER
Ryan Boyer Director

Date: March 31, 2023	/s/ JAMES W. BROWN
James W. Brown Director

Date: March 31, 2023	/s/ KAREN D. BUCHHOLZ
Karen D. Buchholz Director

Date: March 31, 2023	/s/ TERENCE J. CONNORS
Terence J. Connors Director

Date: March 31, 2023	/s/ JOHN A. FRY
John A. Fry Director

Date: March 31, 2023	/s/ JEFFREY KRASNOFF
Jeffrey Krasnoff Director

Date: March 31, 2023	/s/ DAVID SCHIFF
David Schiff Director